Filed Pursuant to Rule 424(b)(3)

Registration No. 333-107070

PRELIMINARY PROSPECTUS SUPPLEMENT (Subject to Completion, Dated October 1, 2007.)
(To Prospectus dated August 1, 2003)

The information in this preliminary prospectus supplement is not complete and may be changed. We may not deliver these securities until a prospectus supplement is delivered in final form. This preliminary prospectus supplement, together with the accompanying prospectus, is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

$454,343,000

Northwest Airlines

2007-1 Pass Through Trusts
Pass Through Certificates, Series 2007-1

Northwest Airlines, Inc. is issuing, through two separate pass through trusts, Class A and Class B Certificates, Series 2007-1. The proceeds from the sale of the Certificates will be used to finance the acquisition by Northwest Airlines, Inc. of 27 new Embraer 175 LR aircraft, currently scheduled to be delivered from January 2008 through December 2008.

Interest on the Certificates will be payable semiannually on May 1 and November 1 of each year, beginning on May 1, 2008. Principal payments in respect of the Certificates are scheduled to be made on May 1 and November 1 in certain years, beginning on May 1, 2009.

The Class A Certificates will rank senior in right of distributions to the Class B Certificates, as described herein.

Calyon, acting through its New York branch, will provide a liquidity facility for each of the Class A and Class B Certificates, in each case in an amount sufficient to make three semiannual interest payments.

The Certificates represent interests in the assets of the pass through trusts formed for this offering and do not represent interests in or obligations of Northwest Airlines, Inc. or any of its affiliates.

The payment obligations of Northwest Airlines, Inc. under the equipment notes will be fully and unconditionally guaranteed by Northwest Airlines Corporation.

Investing in the Certificates involves risks. See “RISK FACTORS” beginning on page S-19.

Neither the Securities and Exchange Commission nor any state securities regulators has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Pass Through Certificates	Face Amount	Interest Rate	Final Expected Distribution Date	Price to Public(1)
Class A	$ 338,498,000%		November 1, 2019	100%
Class B	115,845,000		November 1, 2017	100

(1)   Plus accrued interest, if any, from October     , 2007.

The underwriters will purchase all of the Class A and Class B Certificates, if any are purchased, subject to the satisfaction of certain conditions. The aggregate proceeds from the sale of the Class A and Class B Certificates will be $454,343,000. Northwest Airlines, Inc. will pay the underwriters a commission of $               . Delivery of the Class A and Class B Certificates in book-entry form only is expected to be made on October     , 2007.  The Certificates will not be listed on any national securities exchange.

Joint Bookrunners

MORGAN STANLEY	CITI	JPMORGAN
(Joint Structuring Agent)	(Joint Structuring Agent)

Joint Lead Managers

CALYON SECURITIES	DEUTSCHE BANK	CREDIT SUISSE

October    , 2007

embRAER 175 lr

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference or to which we referred you in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This document may be used only where it is legal to sell these securities. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement. Also, you should not assume that there has been no change in the affairs of Northwest since the date of this prospectus supplement.

The underwriters have not offered or sold, and will not offer or sell, any of the Certificates, directly or indirectly, in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada.

i

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any future filings made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” until we complete our offering of the Certificates:

1.                our Annual Report on Form 10-K for the year ended December 31, 2006 (filed March 16, 2007), as amended by amendments to Annual Report on Form 10-K/A (filed on April 6, 2007, April 17, 2007 and April 30, 2007);

2.                our Quarterly Report on Form 10-Q for the quarters ended March 31, 2007 (filed May 10, 2007) and June 30, 2007 (filed August 9, 2007); and

3.                our Current Reports on Form 8-K dated January 12, 2007, January 23, 2007, February 16, 2007, March 14, 2007, March 16, 2007, March 29, 2007 (under Item 1.01), May 21, 2007, May 29, 2007 (under Item 8.01), May 31, 2007, June 5, 2007 and September 19, 2007.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus. Although incorporated by reference into this prospectus supplement and the accompanying prospectus, the information contained in our Current Report on Form 8-K dated February 16, 2007 should not be considered or relied on in connection with the purchase of the Certificates. The information in such Current Report was prepared in connection with the Company’s reorganization proceedings and is limited to that purpose. See “Risk Factors—Risks Factors Related to our Business—Our actual financial results may vary significantly from the projections filed with the Bankruptcy Court.”

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statement and amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our internet website is located at http://www.nwa.com. The contents of the website are not incorporated by reference into this prospectus supplement. You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address: Northwest Airlines, Inc., Department A4110, 2700 Lone Oak Parkway, Eagan, MN 55121-1534, Telephone Number: (800) 953-3332.

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (1) this prospectus supplement, which describes the terms of the Certificates that we are currently offering, and (2) the accompanying prospectus, which provides general information about our Certificates, some of which may not apply to the Certificates that we are currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus.

We have given certain terms specific meanings for purposes of this prospectus supplement. The “Index of Defined Terms” attached as Appendix I to this prospectus supplement lists the page in this prospectus supplement on which we have defined each such term.

At varying places in this prospectus supplement and the accompanying prospectus, we refer you to other sections of the documents for additional information by indicating the caption heading of the other sections. The page on which each principal caption included in this prospectus supplement and the prospectus can be found is listed in the Table of Contents. All cross references in this prospectus supplement are to captions contained in this prospectus supplement and not in the prospectus, unless otherwise stated.

Certain statements made in this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus are forward-looking statements and are based upon information available to Northwest Airlines Corporation (“NWA Corp.”) on the date the statements are made. NWA Corp., through its management, may also from time to time make oral forward-looking statements. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, NWA Corp. is hereby identifying important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of NWA Corp. Any such statement is qualified by reference to the following cautionary statements.

NWA Corp. believes that the material risks and uncertainties that could affect the outlook of an airline operating in a global economy include, among others, the ability of Northwest to absorb escalating fuel costs, the ability of Northwest to obtain and maintain normal terms with vendors and service providers, Northwest’s ability to maintain contracts that are critical to its operations, the ability of Northwest to operate pursuant to the terms of its financing facilities (particularly the related financial covenants), the ability of Northwest to attract, motivate and/or retain key executives and associates, the future level of air travel demand, Northwest’s future passenger traffic and yields, the airline industry pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the United States and other regions of the world, the price and availability of jet fuel, the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about SARS, Avian flu or other influenza or contagious illnesses, labor strikes, work disruptions, labor negotiations both at other carriers and Northwest, low cost carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuations, inflation and other factors discussed herein. NWA Corp. also believes that the material risks and uncertainties that could affect us due to our recent emergence from bankruptcy include, among others, that NWA Corp.’s actual financial results may vary significantly from the projections filed with the Bankruptcy Court, that our consolidated financial statements reflect fresh-start accounting adjustments made upon emergence from bankruptcy, that financial information in our future financial statements will not be comparable to NWA Corp.’s financial information from prior periods, the ability of Northwest to obtain and maintain any necessary financing for operations and other purposes, and the ability of Northwest to maintain adequate liquidity. NWA Corp. also believes that the material risks and uncertainties that could affect us as a result of the changes in our capital stock in connection with our emergence from bankruptcy include, among others, that we are a holding company with no significant operations of our own and depend on our subsidiaries for cash.

Developments in any of these areas, as well as other risks and uncertainties detailed from time to time in our SEC filings, could cause NWA Corp.’s results to differ from results that have been or may be projected by or on behalf of NWA Corp. NWA Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements deal with NWA Corp.’s expectations about the future and are subject to a number of factors that could cause actual results to differ materially from NWA Corp.’s expectations. All subsequent written or oral forward-looking statements attributable to NWA Corp., or persons acting on behalf of NWA Corp., are expressly qualified in their entirety by the factors described above.

SUMMARY

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. For more complete information about Northwest Airlines Corporation (“NWA Corp.”, and together with its subsidiaries, “we,” “our,” “us,” or the “Company”) and Northwest Airlines, Inc. (“Northwest”), you should read this entire prospectus supplement and the accompanying prospectus, as well as the materials filed with the Securities and Exchange Commission (the “SEC”) that are considered to be part of such prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference.”

The Company

NWA Corp. is the direct parent corporation of Northwest. Northwest operates the world’s sixth largest airline, as measured by 2006 revenue passenger miles, and is engaged in the business of transporting passengers and cargo. Northwest began operations in 1926. Northwest’s business focuses on the operation of a global airline network through its strategic assets that include:

•       domestic hubs at Detroit, Minneapolis/St. Paul and Memphis;

•       an extensive Pacific route system with a hub in Tokyo;

•       a transatlantic joint venture with KLM Royal Dutch Airlines (“KLM”), which operates through a hub in Amsterdam;

•       a domestic and international alliance with Continental Airlines, Inc. (“Continental”) and Delta Air Lines, Inc. (“Delta”);

•       membership in SkyTeam, a global airline alliance with KLM, Continental, Delta, Air France, Alitalia, Aeroméxico, CSA Czech Airlines, Korean Air and Aeroflot;

•       agreements with three domestic regional carriers, including Pinnacle Airlines, Inc. (“Pinnacle Airlines”), Mesaba Aviation, Inc. (“Mesaba”), a wholly-owned subsidiary, and Compass Airlines, Inc. (“Compass”), a wholly-owned subsidiary, each of which operates as Northwest Airlink;

•       a cargo business that operates a dedicated freighter fleet of aircraft through hubs in Anchorage and Tokyo.

Northwest’s business strategies are designed to utilize these assets to the Company’s competitive advantage.

Our principal executive offices are located at 2700 Lone Oak Parkway, Eagan, MN 55121-1534 and our telephone number at that address is (612) 726-2111. Our principal website is located at http://www.nwa.com. The contents of the website are not incorporated by reference into this prospectus supplement or the accompanying prospectus.

Summary of Terms of Pass Through Certificates

	Class A	Class B
	Certificates	Certificates
Aggregate Face Amount	$ 338,498,000	$ 115,845,000
Interest Rate	%	%
Ratings:
Moody’s	A3	Ba1
Standard & Poor’s	A-	BBB-
Initial Loan to Aircraft Value Ratio (cumulative)(1)	47.2%	62.5%
Highest Loan to Aircraft Value Ratio (cumulative)(2)	47.3%	62.5%
Expected Principal Distribution Window (in years)	1.6-12.1	1.6-10.1
Initial Average Life (in years from Issuance Date)	10.0	6.3
Regular Distribution Dates	May 1 and November 1	May 1 and November 1
Final Expected Regular Distribution Date(3)	November 1, 2019	November 1, 2017
Final Legal Distribution Date(4)	May 1, 2021	May 1, 2019
Minimum Denomination	$1,000	$1,000
Section 1110 Protection	Yes	Yes
Liquidity Facility Coverage	3 semiannual interest payments	3 semiannual interest payments

(1)                These percentages are calculated assuming that all 27 Aircraft scheduled for delivery are financed hereunder and are determined as of May 1, 2009, the first Regular Distribution Date after all Aircraft are scheduled to have been delivered. In making such calculations, we have assumed that all such Aircraft are delivered prior to such date, that the expected principal amount of the Equipment Notes is issued and that the aggregate appraised aircraft base value is $714,275,350 as of such date. The appraised base value is only an estimate and reflects certain assumptions, which assumptions may not reflect current market conditions. See “Description of the Aircraft and the Appraisals.”

(2)                The highest loan to aircraft value ratios are based on the aggregate appraised base value of all aircraft as of the Regular Distribution Dates occurring on or after May 1, 2009. See “Summary—Loan to Aircraft Value Ratios.” The aggregate appraised base value is only an estimate and reflects certain assumptions. See “Description of the Aircraft and the Appraisals.”

(3)                Equipment Notes will mature on or before the Final Expected Regular Distribution Date for the Certificates issued by the Trusts that own such Equipment Notes.

(4)                The Final Legal Distribution Date for each of the Class A Certificates and Class B Certificates is the Final Expected Regular Distribution Date for that class of Certificates plus eighteen months, which represents the period corresponding to the applicable Liquidity Facility coverage of three semiannual interest payments.

Equipment Notes and the Aircraft

The aircraft to be financed pursuant to this offering (the “Aircraft”) will consist of 27 Embraer ERJ 170-200 LR aircraft (each, an “Embraer 175 LR” or “EMB-175 LR”). The Aircraft are currently scheduled for delivery from January 2008 to December 2008. See “Description of the Aircraft and the Appraisals—the Appraisals” for a description of the Aircraft to be financed with the proceeds of this offering. Set forth below is certain information about the Equipment Notes to be held in the Trusts and the aircraft with respect to which such Equipment Notes are to be issued.

Aircraft Type(1)	Expected Aircraft Registration Number	Scheduled Delivery Month(2)	Appraised Value(3)	Principal Amount of Equipment Notes(4)
EMB-175 LR	N612CZ	January 2008	$ 26,940,000	$ 16,838,116
EMB-175 LR	N613CZ	January 2008	26,940,000	16,838,116
EMB-175 LR	N614CZ	January 2008	26,940,000	16,838,116
EMB-175 LR	N615CZ	February 2008	26,980,000	16,837,250
EMB-175 LR	N616CZ	February 2008	26,980,000	16,837,250
EMB-175 LR	N617CZ	February 2008	26,980,000	16,837,250
EMB-175 LR	N619CZ	March 2008	27,030,000	16,836,167
EMB-175 LR	N620CZ	March 2008	27,030,000	16,836,167
EMB-175 LR	N621CZ	April 2008	27,070,000	16,830,968
EMB-175 LR	N622CZ	April 2008	27,070,000	16,830,968
EMB-175 LR	N623CZ	May 2008	27,120,000	16,829,885
EMB-175 LR	N624CZ	May 2008	27,120,000	16,829,885
EMB-175 LR	N625CZ	June 2008	27,160,000	16,829,019
EMB-175 LR	N626CZ	June 2008	27,160,000	16,829,019
EMB-175 LR	N627CZ	June 2008	27,160,000	16,829,019
EMB-175 LR	N628CZ	July 2008	27,210,000	16,823,604
EMB-175 LR	N629CZ	July 2008	27,210,000	16,823,604
EMB-175 LR	N630CZ	August 2008	27,250,000	16,822,737
EMB-175 LR	N631CZ	August 2008	27,250,000	16,822,737
EMB-175 LR	N632CZ	September 2008	27,300,000	16,821,654
EMB-175 LR	N633CZ	September 2008	27,300,000	16,821,654
EMB-175 LR	N634CZ	September 2008	27,300,000	16,821,654
EMB-175 LR	N635CZ	October 2008	27,340,000	16,816,456
EMB-175 LR	N636CZ	October 2008	27,340,000	16,816,456
EMB-175 LR	N637CZ	November 2008	27,390,000	16,815,373
EMB-175 LR	N638CZ	November 2008	27,390,000	16,815,373
EMB-175 LR	N639CZ	December 2008	27,430,000	16,814,506
			$ 733,390,000	$ 454,343,000

(1)                Embraer has announced the introduction of a new Embraer ERJ 170-200 AR aircraft type, which is expected to be certified by the Federal Aviation Administration (the “FAA”) in October, 2008 (though there can be no assurance that it will be so certified). This aircraft type will be somewhat heavier and have a somewhat longer range than the Embraer 175 LR, but will otherwise be similarly configured. It is expected that the 27 Embraer 175 LR aircraft to be delivered to Northwest will have the AR configuration. However, all such Aircraft will be operated as LR type until the AR type is certified.

(2)                This information is based upon Northwest’s purchase agreement with Embraer. The actual delivery date for any Aircraft may be subject to delay or acceleration. The delivery deadline for purposes of this offering will be no later than March 31, 2009 (the “Delivery Period Termination Date”). See

“Description of the Aircraft and the Appraisals—Deliveries of Aircraft.” Northwest has the option to substitute other aircraft if the delivery date of any Aircraft is expected to be delayed for more than 30 days after the month scheduled for delivery or beyond the Delivery Period Termination Date. See “Description of the Aircraft and the Appraisals—Substitute Aircraft.”

(3)                The appraised value of each Aircraft provided above is based on the lesser of the average and the median appraised base values (as defined in the appraisal letters) of such Aircraft, projected as of the currently scheduled delivery month of such Aircraft, as appraised by three independent appraisal and consulting firms, Aircraft Information Systems, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer and Agnew, Inc. (“MBA”, and together with AISI and BK, the “Appraisers”) as of July 1, 2007, September 26, 2007 and June 2007, respectively. The appraisers based the appraisals on varying assumptions and methodologies. An appraisal is only an estimate of value and you should not rely on any appraisal as an estimate of realizable value. See “Risk Factors—Factors Relating to the Certificates and the Offering—Appraisals and Realizable Value of the Aircraft.” The appraisals do not take into account the possible change of aircraft type described in Note (1) above.

(4)                The aggregate principal amount of all of the Equipment Notes of each Series is expected to equal the aggregate face amount of Certificates of the corresponding Class.

Loan to Aircraft Value Ratios

The following table provides loan to Aircraft value ratios (“LTVs”) for each Class of Certificates as of May 1, 2009 (the first Regular Distribution Date that occurs after all Aircraft are scheduled to have been delivered) and as of each Regular Distribution Date thereafter assuming that Equipment Notes of each Series in the expected principal amount for all of the Aircraft are acquired by the Trusts prior to such date. The table is not a forecast or prediction of expected or likely LTVs but a mathematical calculation based on one set of assumptions. See “Risk Factors—Risk Factors Relating to the Certificates and this Offering—Appraisals and Realizable Value of the Aircraft.”

The following table was compiled on an aggregate basis. The Equipment Notes issued under an Indenture are entitled to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes—Security.” The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform Northwest’s obligations under the Indentures. Therefore, the following LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

	Assumed Aggregate	Outstanding Pool Balance(2)		LTV(3)
Date	Aircraft Value(1)	Class A Certificates	Class B Certificates	Class A Certificates	Class B Certificates
May 1, 2009	$ 714,275,350	$ 337,438,157	$ 108,985,107	47.2%	62.5%
November 1, 2009	703,274,500	332,236,870	103,379,017	47.2	61.9
May 1, 2010	692,273,650	326,135,205	90,561,926	47.1	60.2
November 1, 2010	681,272,800	322,053,778	81,949,064	47.3	59.3
May 1, 2011	670,271,950	316,152,834	75,542,438	47.2	58.4
November 1, 2011	659,271,100	310,109,435	69,653,204	47.0	57.6
May 1, 2012	648,270,250	304,536,114	63,657,409	47.0	56.8
November 1, 2012	637,269,400	296,871,712	59,971,564	46.6	56.0
May 1, 2013	626,268,550	289,074,103	57,027,776	46.2	55.3
November 1, 2013	615,267,700	280,960,223	54,597,982	45.7	54.5
May 1, 2014	604,266,850	272,439,735	52,895,999	45.1	53.8
November 1, 2014	593,266,000	264,208,984	51,215,697	44.5	53.2
May 1, 2015	582,265,150	256,216,097	49,599,461	44.0	52.5
November 1, 2015	571,264,300	248,401,051	48,098,117	43.5	51.9
May 1, 2016	560,263,450	240,854,013	46,612,580	43.0	51.3
November 1, 2016	549,262,600	233,552,104	45,157,082	42.5	50.7
May 1, 2017	538,261,750	226,465,804	43,752,761	42.1	50.2
November 1, 2017	527,260,900	219,593,706	0	41.6	N/A
May 1, 2018	516,260,050	212,929,284	0	41.2	N/A
November 1, 2018	505,259,200	206,466,211	0	40.9	N/A
May 1, 2019	494,258,350	200,198,355	0	40.5	N/A
November 1, 2019	483,257,500	0	0	N/A	N/A

(1)                 In calculating the assumed aggregate Aircraft values above, we assumed that the initial appraised base value of each Aircraft declines by approximately 3% of the initial appraised base value each year. Other rates or methods of depreciation may result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the table are the ones most likely to occur nor can we predict the actual future value of any Aircraft.

(2)                 In calculating the outstanding balances, we have assumed that the Trusts will acquire the expected principal amount of Equipment Notes for all Aircraft. See “Description of the Deposit Agreements—Unused Deposits.”

(3)                 The LTVs for each Class of Certificates were obtained for each Regular Distribution Date by dividing (i) the expected outstanding pool balance of such Class together with (in the case of Class B Certificates) the expected outstanding pool balance of Class A Certificates after giving effect to the distributions expected to be made on such date by (ii) the assumed aggregate value of all the Aircraft on such date based on the assumptions described above. The outstanding aggregate balances and LTVs may change if the Trusts do not acquire Equipment Notes with respect to all of the Aircraft.

Cash Flow/Structure Chart

The following diagram illustrates the structure of the offering of the Certificates and cash flows.

(1)                Each Aircraft will be owned by Northwest subject to a separate Indenture with a separate Loan Trustee.

(2)                The initial amount of the Liquidity Facility for each of the Class A and Class B Certificates will cover up to three consecutive semiannual interest payments with respect to the Certificates of the related Trust.

(3)                The proceeds of the offering of each Class of Certificates will initially be held in escrow and deposited with the Depositary. The Depositary will hold such funds as interest-bearing Deposits. Each Trust will withdraw funds from the Deposits relating to such Trust to purchase Equipment Notes from time to time as each Aircraft is financed. The scheduled payments of interest on the Equipment Notes and on the Deposits relating to a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of such Trust. The Liquidity Facilities will not cover interest on the Deposits. If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date, such funds will be withdrawn by the Escrow Agent and distributed to the holders of the Certificates issued by such Trust, together with accrued and unpaid interest thereon.

The Offering

Trusts

The Class A Trust and the Class B Trust will be formed pursuant to a Pass Through Trust Agreement among NWA Corp., Northwest and U.S. Bank Trust National Association, as Class A Trustee and Class B Trustee.

Certificates Offered	• Class A Certificates • Class B Certificates Each Class of Certificates will represent 100% of the fractional undivided interest in the corresponding Trust.
Use of Proceeds

The proceeds from the sale of Certificates of the Class A and Class B Trusts will be used by the respective Trustee to purchase Equipment Notes issued to finance the acquisition by Northwest of 27 new Embraer 175 LR aircraft currently scheduled for delivery from January 2008 to December 2008. The Equipment Notes will be full recourse obligations of Northwest.

Northwest will issue the Equipment Notes under a separate Indenture for each Aircraft. Northwest will use the proceeds from the issuance of the Equipment Notes to finance the acquisition of the Aircraft.

Subordination Agent, Paying Agent and Loan Trustee	U.S. Bank National Association
Trustee	U.S. Bank Trust National Association
Liquidity Provider	Calyon, acting through its New York branch
Escrow Agent	Citibank, N.A.
Depositary	Credit Suisse, New York Branch
Trust Property

The property of each Trust will include:

•  Equipment Notes acquired by such Trust.

•  All rights of such Trust under the Intercreditor Agreement described below (including all monies receivable pursuant to such rights).

•  All rights of such Trust to acquire the related Series of Equipment Notes under the Note Purchase Agreement.

•  All rights of such Trust under the related Escrow and Paying Agent Agreement.

•  All monies receivable under the Liquidity Facility for such Trust.

•  Funds from time to time deposited with the Trustee in accounts for such pass through trust.

Guaranty	NWA Corp. will unconditionally guarantee the payments of Northwest under each Equipment Note issued by Northwest.

Regular Distribution Dates	November 1 and May 1, commencing on May 1, 2008.
Record Dates	The fifteenth day preceding the related Distribution Date.
Distributions

The Trustee and the Paying Agent, as applicable, will distribute all payments of principal, Make-Whole Premium, if any, and interest received on the Equipment Notes held in each Trust and all payments of interest on the Deposits relating to each Trust to the holders of the Certificates of such Trust, subject, in the case of payments on the Equipment Notes, to the subordination provisions applicable to the Certificates.

Subject to the subordination provisions applicable to the Certificates, the scheduled payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates. Subject to the subordination provisions applicable to the Certificates, payments of principal, Make-Whole Premium, if any, and interest made on any Equipment Notes resulting from any early redemption of any Equipment Notes will be distributed on a Special Distribution Date after not less than 15 days’ notice to the holders of the related Certificates.

Subordination

The Trustees, the Liquidity Provider and the Subordination Agent will enter into an intercreditor agreement (the “Intercreditor Agreement”). Under the Intercreditor Agreement, after paying certain amounts ranking senior to the distributions on the Certificates, the Subordination Agent will generally make distributions on the Certificates in the following order:

•  first, to make distributions in respect of interest on the Class A Certificates to the holders of the Class A Certificates;

•  second, to make distributions in respect of interest on the Preferred B Pool Balance of the Class B Certificates to the holders of the Class B Certificates;

•  third, to make distributions in respect of the Pool Balance of the Class A Certificates to the holders of the Class A Certificates;

•  fourth, to make distributions in respect of interest on the Pool Balance of the Class B Certificates not previously distributed under clause “second” above to the holders of the Class B Certificates; and

•  fifth, to make distributions in respect of the Pool Balance of the Class B Certificates to the holders of the Class B Certificates.

Control of Loan Trustee

The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Event of Default is continuing thereunder. If an Indenture Event of Default is continuing, subject to certain conditions, the “Controlling Party” will direct the Loan Trustee under such Indenture (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft relating to such Equipment Notes).

The Controlling Party will be:

•  The Class A Trustee.

•  Upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee.

•  Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it.

Subject to certain conditions, notwithstanding the foregoing, if one or more holders of the Class B Certificates have purchased the Series A Equipment Notes issued under an Indenture, pursuant to the buyout right described in “—Rights to Buy Equipment Notes” below, the holders of the majority in aggregate unpaid principal amount of Equipment Notes issued under such Indenture (the “Instructing Holders”) rather than the Controlling Party, shall be entitled to direct the Loan Trustee in exercising remedies under such Indenture; provided, that so long as the Subordination Agent holds not less than the majority in aggregate unpaid principal amount of such Equipment Notes, the Controlling Party shall be entitled to direct the Loan Trustee under such Indenture.

Limitation on Sale of Aircraft or Equipment Notes

In exercising remedies, during the period ending on the date occurring nine months after the earlier of: (1) the acceleration of the Equipment Notes issued under any Indenture and (2) the occurrence of a Northwest Bankruptcy Event, the Controlling Party or the Instructing Holders, as applicable, may not, without the consent of each Trustee, direct the Subordination Agent or Loan Trustee, as applicable, to sell such Equipment Notes or the Aircraft subject to the lien of that Indenture if the net proceeds from such sale would be less than the lesser of (x) in the case of such Aircraft, 75%, or in the case of such Equipment Notes, 85%, of the Appraised Current Market Value of such Aircraft and (y) the sum of (i) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Notes under such Indenture and (ii) certain expenses and other amounts payable with respect to the Liquidity Facilities under such Indenture.

Lease of Aircraft as Exercise of Remedies

In exercising remedies under an Indenture, the Controlling Party or the Instructing Holders, as applicable, may direct the Subordination Agent (to direct the Loan Trustee) or Loan Trustee, as applicable, to lease the Aircraft subject to the lien of that Indenture to any person (including Northwest) so long as in doing so the Loan Trustee acts in a “commercially reasonable” manner within the meaning of the Uniform Commercial Code.

Rights to Buy Other Classes of Certificates

If Northwest is in bankruptcy and certain specified circumstances then exist, the Class B Certificateholders will have the right to purchase all but not less than all of the Class A Certificates.

The purchase price will be the outstanding balance of the Class A Certificates plus accrued and unpaid interest and certain other amounts.

Rights to Buy Equipment Notes

Subject to certain conditions, if (x) Northwest is in bankruptcy and certain specified events have occurred or (y) if any Indenture Event of Default under any Indenture has continued for five years without a disposition of the related Equipment Notes or Aircraft, then during a period of six months after such event shall have occurred, the Class B Certificateholders will have the right to purchase all (but not less than all) of the Series A Equipment Notes under any one or more Indentures.

The purchase price for any Series A Equipment Note will be the outstanding principal amount of such Series A Equipment Note plus accrued and unpaid interest and certain other amounts, together with a proportionate portion of the amounts owed to the Liquidity Provider for the Class A Certificates. However, because the priority of payment under the Intercreditor Agreement provides for payments to certain other persons before payments are made to the holders of the Class A Certificates, the actual proceeds payable to the holders of the Class A Certificates may be less than the outstanding principal amount of, and accrued interest on, the Series A Equipment Notes that have been purchased. See “Description of the Intercreditor Agreement—Priority of Distributions.”

Liquidity Facilities

Under the Liquidity Facility for each of the Class A Trust and Class B Trust, the Liquidity Provider will, if necessary, make advances in an aggregate amount that is expected to be sufficient to pay an amount equal to the interest on the Certificates of the related Trust on up to three successive semiannual Regular Distribution Dates at the interest rate for the Equipment Notes held in such Trust.

Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Class A and Class B Certificates will be entitled to receive and retain the proceeds of drawings under the Liquidity Facilities for the related Trust. Upon each drawing under any Liquidity Facility to pay interest on the related Class of Certificates, the Subordination Agent must reimburse the applicable Liquidity Provider for the amount of that drawing, together with interest on the drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility will rank senior to all of the Certificates in right of payment.

Issuances of Additional Classes of Certificates

Additional Certificates of one or more separate pass through trusts, which will evidence fractional undivided ownership interests in equipment notes secured by the Aircraft, may be issued. Any such transaction may relate to a refinancing or reissuance of Series B Equipment Notes issued with respect to all (but not less than all) of the Aircraft or the issuance of one or more new series of subordinated equipment notes with respect to some or all of the Aircraft. Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from the Rating Agencies that it will not result in a withdrawal, suspension or downgrading of any Class of Certificates not subject to such refinancing or reissuance. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

If any Additional Certificates are issued, under certain circumstances, the holders of the Additional Certificates will have certain rights to purchase the Class A and Class B Certificates and/or the Equipment Notes issued under any Indenture. See “Description of Certificates—Purchase Rights of Certificateholders” and “Description of the Intercreditor Agreement—Equipment Note Buyout Right of Subordinated Certificateholders.”

Escrowed Funds

Funds paid to the Escrow Agent by the Underwriters will be deposited with the applicable Depositary and held as Deposits pursuant to separate Deposit Agreements for the Class A and Class B Trusts. Funds may be withdrawn by the Escrow Agent at the direction of the applicable Trustee from time to time to purchase Equipment Notes prior to the Delivery Period Termination Date. On each Regular Distribution Date, each Depositary will pay to the Paying Agent interest accrued on the Deposits relating to the applicable Trust at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. The Paying Agent, on behalf of the Escrow Agent, will pay such interest to the applicable Receiptholders. The Deposits relating to a Trust and interest paid thereon will not be subject to the subordination provisions applicable to the Certificates. The Deposits cannot be used to pay any other amount in respect of the Certificates.

Unused Escrowed Funds

Less than all of the Deposits held in escrow may be used to purchase Equipment Notes by the Delivery Period Termination Date. This may occur because of delays in the delivery of certain Aircraft or other reasons. If any funds remain as Deposits with respect to any Trust after the Delivery Period Termination Date, they will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest, to the holders of escrow receipts relating to the respective Trust after at least 15 days’ prior written notice. See “Description of the Deposit Agreements—Unused Deposits.”

Obligation to Purchase Equipment Notes

The applicable Trustees will be obligated to purchase the corresponding series of Equipment Notes issued with respect to an Aircraft pursuant to a note purchase agreement (the “Note Purchase Agreement”). Northwest shall enter into a secured debt financing with respect to each Aircraft pursuant to forms of financing agreements attached to the Note Purchase Agreement.

Equipment Notes
(a) Issuer	The Equipment Notes will be issued by Northwest and guaranteed by NWA Corp.
(b) Series to be Issued	Series A Equipment Notes and Series B Equipment Notes will be issued with respect to each Aircraft.
(c) Interest

The Equipment Notes held in each Trust will accrue interest at the rate per annum for the Certificates issued by such Trust. Interest on the Equipment Notes will be payable on May 1 and November 1 of each year, commencing on the first such date after issuance of such Equipment Notes. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(d) Principal	Principal payments on the Equipment Notes are scheduled to be received in specified amounts on May 1 and November 1 in certain years. See “Description of the Certificates—Payments and Distributions.”
(e) Redemption

Aircraft Event of Loss.   If an Event of Loss occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless such Aircraft is replaced under the related financing agreement. The redemption price in such case will be the unpaid principal amount of the related Equipment Notes, together with accrued interest, but without any Make-Whole Premium.

Optional Redemption.   At any time prior to maturity, Northwest may elect to redeem (i) all of the Equipment Notes with respect to an Aircraft, (ii) the Series B Equipment Notes with respect to all (but not less than all) of the Aircraft in connection with a refinancing of such Series and reissuance of new Equipment Notes of such Series or (iii) the Series B Equipment Notes with respect to all (but not less than all) of the Aircraft without issuing any new equipment notes; provided that the Series B Equipment Notes may be so redeemed without being reissued only if the Rating Agencies have provided a confirmation that such redemption would not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates then rated by the Rating Agencies that will remain outstanding. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest plus a Make-Whole Premium. See “Description of the Equipment Notes—Redemption.”

In the case of an optional redemption of the Series A Equipment Notes or Series B Equipment Notes, Northwest will pay a make-whole premium (the “Make-Whole Premium”) for any such Equipment Notes equal to an amount (as determined by an independent investment bank of national standing selected by Northwest) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest from the determination date to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus the Make-Whole Spread, over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination.

The “Make-Whole Spread” applicable to the Series A and Series B Equipment Notes is set forth below:

Make- Whole Spread
Series A Equipment Notes	%
Series B Equipment Notes	%

(f) Security and Cross-Collateralization

The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in the Aircraft.

In addition, the obligations under each Indenture will be cross-collateralized as each Indenture with respect to which the Subordination Agent holds any Equipment Notes will secure all amounts owing under the other Indentures to the extent that the Equipment Notes issued under such other Indentures are held by the Subordination Agent. This means that any excess proceeds from the exercise of remedies with respect to an Aircraft will be available to cover any shortfalls then due under Equipment Notes then held by the Subordination Agent issued with respect to the other Aircraft. In the absence of any such shortfall, excess proceeds, if any, will be held by the relevant Loan Trustee as additional collateral for such other Equipment Notes. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the Bankruptcy Code.

(g) Cross-Default

A cross-default in the Indentures occurs only if all amounts owing under any Equipment Note held by the Subordination Agent issued under another Indenture or other amounts secured by another Indenture with respect to which the Subordination Agent then holds any Equipment Notes, which amounts are then due and payable, have not been paid in full on November 1, 2019 (the “Final Payment Date”) and, in the case of amounts owing other than principal, interest or Make-Whole Premium, such failure shall continue for twenty (20) Business Days after receipt by Northwest of notice of such amounts. Therefore, prior to the triggering of the cross-default, if the Equipment Notes issued under one or more Indentures are in default and the Equipment Notes issued under the remaining Indentures are not in default, no remedies will be exercisable under such remaining Indentures.

So long as no event of default or default in the payment of principal or interest or certain other amounts has occurred and is continuing under any other Indenture, except in the case of a redemption of Equipment Notes in connection with an Event of Loss with respect to an Aircraft (in which case such limitation shall not apply) if (x) Northwest exercises its right to redeem all the Equipment Notes under an Indenture or (y) in any other circumstance, all the Equipment Notes under an Indenture are paid in full, the Aircraft subject to the lien of such Indenture would be released. Once the lien on an Aircraft is released, that Aircraft will no longer secure the amounts owing under the other Indentures.

(h) Subordination

Series A Equipment Notes issued under an Indenture will be senior in right of payment to Series B Equipment Notes issued under the same Indenture.

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on Series B Equipment Notes issued in respect of an Aircraft held by the Subordination Agent may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on Class A Certificates. If a Class B Certificateholder has exercised its buyout right for any Series A Equipment Notes, such Series A Equipment Notes will be held by such Class B Certificateholder, not the Subordination Agent, and will not be subject to the cross-subordination provisions of the Intercreditor Agreement or the cross-collateralization provisions of the other Indentures.

(i) Section 1110 Protection

Northwest’s special counsel will provide to the Trustees its opinion that the benefits of Section 1110 of Title 11 of the United States Code (the “Bankruptcy Code”) will be available with respect to the Equipment Notes.

(j) Post-Default Reports

Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from a payment default on any Equipment Note (and on each Regular Distribution Date while such event is continuing), the Subordination Agent will prepare and distribute to the Trustees, Liquidity Providers, Rating Agencies and Northwest a report containing certain information as to each Aircraft and its status, the outstanding Certificates and Equipment Notes and the Liquidity Facilities and other information as described under “Description of the Intercreditor Agreement—Reports.”

Certain U.S. Federal Income Tax Consequences

Each of the Class A and Class B Trusts will not be subject to U.S. federal income taxation. Each beneficial owner of a Class A or Class B Certificate who is a U.S. Certificateholder (as defined herein) generally will be required to report on its federal income tax return its pro rata share of the income from the relevant Deposits at the related Certificate interest rate, income from the related Equipment Notes at the interest rate thereon (including amounts paid by the Liquidity Provider), any Make-Whole Premium and income on the other property held in the related Trust and will be permitted to deduct, subject to applicable limitations, its share of the deductions and losses of the related Trust. See “Certain U.S. Federal Income Tax Consequences.”

ERISA Considerations

Each person who acquires a Certificate will be deemed to have represented that either: (a) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), of entities which may be deemed to hold such plans’ assets, or of another employee benefit plan not subject to ERISA or Section 4975 of the Code (such as a governmental, church or non-U.S. plan) have not been used to purchase any Certificate or (b) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such plan assets to purchase and hold any Certificate will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation under any federal, state or local law that is substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code. See “ERISA Considerations.”

Ratings of the Certificates

It is a condition to the issuance of the Certificates that Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (“Standard & Poor’s” and together with Moody’s, the “Rating Agencies”) rate the Certificates not less than the ratings set forth below:

Certificates	Moody’s	Standard & Poor’s
Class A	A3	A-
Class B	Ba1	BBB-

A rating is not a recommendation to purchase, hold or sell Certificates. A rating does not address market price or suitability for a particular investor. We cannot assure you that the Rating Agencies will not lower or withdraw their ratings.

Standard & Poor’s has indicated that its rating applies to a unit consisting of Certificates representing the Trust Property and escrow receipts initially representing undivided interests in certain rights to the Deposits initially totaling $454,343,000. Amounts deposited under the Escrow Agreements are not entitled to the benefits of Section 1110 of the Bankruptcy Code. Counsel for Northwest will opine to the underwriters that, subject to the assumptions and qualifications contained therein, amounts deposited under the Escrow Agreements are not property of Northwest. Neither the Certificates nor the escrow receipts may be separately assigned or transferred.

Threshold Rating for the Depositary		Moody’s	Standard & Poor’s
	Short Term	P-1	A-1+

Depositary Ratings	Credit Suisse meets the threshold rating requirement for the Depositary.
Threshold Rating for the Liquidity Provider		Moody’s	Standard & Poor’s
	Short Term	P-1	A-1

Liquidity Provider Ratings	Calyon meets the threshold rating requirement for the Liquidity Provider.
Governing Law	The Certificates, the Equipment Notes and the Indentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

RISK FACTORS

In addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the matters addressed in “Presentation of Information” in this prospectus supplement and in “Disclosure Regarding Forward-Looking Statements” in the accompanying prospectus, you should carefully consider the following risk factors set forth below before making an investment decision with respect to the pass through certificates offered hereby.

Risk Factors Related to Our Business

We are vulnerable to increases in aircraft fuel costs.

Because fuel costs are a significant portion of our operating costs, substantial changes in fuel costs would materially affect our operating results. Fuel prices continue to be susceptible to, among other factors, political unrest in various parts of the world, Organization of Petroleum Exporting Countries (“OPEC”) policy, the rapid growth of economies in China and India, the levels of inventory carried by industries, the amounts of reserves built by governments, disruptions to production and refining facilities and weather. In 2005, Hurricane Katrina and Hurricane Rita caused widespread disruption to oil production, refinery operations and pipeline capacity in portions of the U.S. Gulf Coast. As a result of these disruptions, the price of jet fuel increased significantly and the availability of jet fuel supplies diminished during the fall of 2005. These and other factors that impact the global supply and demand for aircraft fuel may affect our financial performance due to its high sensitivity to fuel prices. A one-cent change in the cost of each gallon of fuel would impact operating expenses by approximately $1.5 million per month (based on our 2006 mainline and regional aircraft fuel consumption). The Company’s mainline fuel expense per available seat mile decreased from 3.38 cents to 3.19 cents, on average, for the six months ended June 30, 2007 compared with the six months ended June 30, 2006, respectively. From time to time, we hedge some of our future fuel purchases to protect against potential spikes in price. However, these hedging strategies may not always be effective and can result in losses depending on price changes. As of August 31, 2007, the Company has hedged the price of approximately 50% of its projected fuel requirements for the remainder of 2007.

The airline industry is intensely competitive.

The airline industry is intensely competitive. Our competitors include other major domestic airlines as well as foreign, regional and new entrant airlines, some of which have more financial resources and/or lower cost structures than ours. In most of our markets we compete with at least one of these carriers. Our revenues are sensitive to numerous factors, and the actions of other carriers in the areas of pricing, scheduling and promotions can have a substantial adverse impact on our revenues.

Industry revenues are also impacted by growth of low cost airlines and the use of internet travel web sites. Using the advantage of low unit costs, driven in large part by lower labor costs, low cost carriers and carriers who have achieved lower labor costs are able to operate profitably while offering substantially lower fares. Internet travel web sites have driven significant distribution cost savings for airlines, but have also allowed consumers to become more efficient at finding lower fare alternatives than in the past by providing them with more powerful pricing information. Such factors become even more significant in periods when the industry experiences large losses, as airlines under financial stress, or in bankruptcy, may institute pricing structures intended to protect market share, or raise cash quickly, irrespective of the impact to long-term profitability.

In addition, several of our U.S. competitors, including U.S. Airways, United, Delta and several small U.S. competitors, have recently reorganized under bankruptcy protection. Other carriers could file for bankruptcy or threaten to do so to reduce their costs. Carriers operating under bankruptcy protection can operate in a manner that could be adverse to the Company and could emerge from bankruptcy as more vigorous competitors.

From time to time the U.S. airline industry has undergone consolidations, as in the recent merger of U.S. Airways and America West, and may experience additional consolidation in the future. If other airlines participate in merger activity, those airlines may significantly improve their cost structures or revenue generation capabilities, thereby potentially making them stronger competitors of Northwest.

Global events have also significantly impacted airline industry revenue. The war in Iraq depressed air travel, particularly on international routes. The outbreak of Severe Acute Respiratory Syndrome (“SARS”) sensitized passengers to the potential for air travel to facilitate the spread of contagious diseases. An escalation of the war in Iraq, or another outbreak of SARS, Avian flu, or other influenza-type illness, if it were to persist for an extended period, could again materially affect the airline industry and the Company by reducing revenues and impacting travel behavior.

Our actual financial results may vary significantly from the projections filed with the Bankruptcy Court.

In connection with the Company’s First Amended Joint and Consolidated Plan of Reorganization under Chapter 11 (the “Plan”), the Debtors were required to prepare projected financial information to demonstrate to the Bankruptcy Court the feasibility of the Plan and the ability of the debtors to continue operations upon emergence from bankruptcy. As filed with the Bankruptcy Court on February 15, 2007, as part of the initial form of the disclosure statement, which also was filed with the SEC, and as part of the disclosure statement approved by the Bankruptcy Court, the projections reflected numerous assumptions concerning anticipated future performance and prevailing and anticipated market and economic conditions that were and continue to be beyond our and the other debtors’ control and that may not materialize. Projections are inherently subject to uncertainties and to a wide variety of significant business, economic and competitive risks. Our actual results may vary from those contemplated by the projections and the variations may be material. Neither these projections nor any form of the disclosure statement should be considered or relied upon in connection with the purchase of the Certificates.

Because our consolidated financial statements following our emergence from bankruptcy reflect fresh-start accounting adjustments, financial information in our financial statements following emergence will not be comparable to NWA Corp.’s financial information from periods prior to emergence from bankruptcy.

Following our reorganization, we adopted fresh-start accounting in accordance with SOP 90-7, pursuant to which our reorganization value, which represented the fair value of the entity before considering liabilities and approximated the amount a willing buyer would pay for the assets of the entity immediately after the reorganization, has been allocated to the fair value of assets in conformity with Statement of Financial Accounting Standards No. 141, Business Combinations, using the purchase method of accounting for business combinations. We stated liabilities, other than deferred taxes, at a present value of amounts expected to be paid. The amount remaining after allocation of the reorganization value to the fair value of identified tangible and intangible assets has been reflected as goodwill, which is subject to periodic evaluation for impairment. In addition, under fresh-start accounting the accumulated deficit has been eliminated. Thus, our balance sheets and results of operations are not comparable in many respects to balance sheets and consolidated statements of operations data for periods prior to the adoption of fresh-start accounting. The lack of comparable historical information may discourage investors from purchasing the Certificates. Additionally, the financial information incorporated by reference into this prospectus supplement and the accompanying prospectus may not be indicative of future financial information.

Additional terrorist attacks or the fear of such attacks, even if not made directly on the airline industry, could negatively affect the Company and the airline industry.

The terrorist attacks of September 11, 2001 involving commercial aircraft severely and adversely affected the Company’s financial condition and results of operations, as well as prospects for the airline industry generally. Among the effects experienced from the September 11, 2001 terrorist attacks were substantial flight disruption costs caused by the FAA, a division of the U.S. Department of Transportation (“DOT”), which imposed a temporary grounding of the U.S. airline industry’s fleet, significantly increased security costs and associated passenger inconvenience, increased insurance costs, substantially higher ticket refunds and significantly decreased traffic and revenue per revenue passenger mile (“yield”).

Additional terrorist attacks, even if not made directly on the airline industry, or the fear of or the precautions taken in anticipation of such attacks (including elevated national threat warnings or selective cancellation or redirection of flights) could materially and adversely affect the Company and the airline industry. The war in Iraq and additional international hostilities could also have a material adverse impact on the Company’s financial condition, liquidity and results of operations. The Company’s financial resources might not be sufficient to absorb the adverse effects of any further terrorist attacks or an increase in post-war unrest in Iraq or other international hostilities involving the United States.

Additional security requirements may increase the Company’s costs and decrease its traffic.

Since September 11, 2001, the U.S. Department of Homeland Security (“DHS”) and the Transportation Security Administration (“TSA”) have implemented numerous security measures that affect airline operations and costs, and are likely to implement additional measures in the future. In addition, foreign governments have also begun to institute additional security measures at foreign airports Northwest serves. A substantial portion of the costs of these security measures is borne by the airlines and their passengers, increasing the Company’s costs and/or reducing its revenue.

Security measures imposed by the U.S. and foreign governments after September 11, 2001 have increased Northwest’s costs and may further adversely affect the Company and its financial results. Additional measures taken to enhance either passenger or cargo security procedures and/or to recover associated costs in the future may result in similar adverse effects.

The failure of the Company to improve its operational reliability from that of June 2007 and July 2007 could have a material adverse impact on the Company’s business and future financial performance.

The Company’s operational performance in June 2007 and July 2007 was negatively impacted by flight cancellations. The Company has implemented various measures, including reaching an agreement with its pilot union to address various pilot staffing concerns, that the Company believes should improve the Company’s operational reliability. However, the failure of the Company to achieve and sustain improved operational reliability from that of the June and July operational results could have a material adverse impact on the Company’s business and future financial performance.

The loss of skilled employees upon whom the Company depends to operate its business or the inability to attract additional qualified personnel could adversely affect its results of operations.

The Company believes that its future success will depend in large part on its ability to attract and retain highly qualified management, technical and other personnel. The Company may not be successful in retaining key personnel or in attracting and retaining other highly qualified personnel. Any inability to retain or attract significant numbers of qualified management and other personnel could adversely affect its business.

The Company’s degree of leverage may limit its financial and operating activities.

The Company continues to have significant indebtedness even after its exit from bankruptcy. Further, our historical capital requirements have been significant and our future capital requirements are significant; these requirements may also be affected by general economic conditions, industry trends, performance, and many other factors that are not within our control. The Company cannot ensure that we will be able to obtain financing in the future. In addition, the Company cannot ensure that we will not experience losses in the future. Our profitability and ability to generate cash flow will likely depend upon our ability to implement successfully our business strategy. However, the Company cannot ensure that we will be able to accomplish these results.

The covenants in the Company’s exit facility may restrict the Company’s activities and require satisfaction of certain financial tests.

The Company’s exit facility contains a number of covenants and other provisions that may restrict the reorganized Company’s ability to engage in various financing transactions and operating activities. The exit facility also requires the Company to satisfy certain financial tests. The ability of the Company to meet these financial covenants may be affected by events beyond its control. If the Company defaults under any of these requirements, the lenders could declare all outstanding borrowings, accrued interest and fees to be due and payable. If that were to occur, there can be no assurance that the Company would have sufficient liquidity to repay or refinance this indebtedness or any of its other debt.

Changes in government regulations could increase our operating costs and limit our ability to conduct our business.

Airlines are subject to extensive regulatory requirements in the United States and internationally. In the last several years, Congress has passed laws and the FAA has issued a number of maintenance directives and other operating regulations that impose substantial costs on airlines. Additional laws, regulations, taxes and airport charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce revenues. The ability of U.S. carriers to operate international routes is subject to change because the appropriate landing slots or facilities may not be available, or because applicable arrangements between the United States and foreign governments may be amended from time to time. If an open skies policy were to be adopted for any of these routes, such an event could have a material adverse impact on the Company’s financial position and results of operations and could result in the impairment of material amounts of related tangible assets. Recently, the United States and the European Union entered into an “open skies” agreement that will become effective at the end of March 2008. We cannot give assurance that laws or regulations enacted in the future will not adversely affect the industry or the Company.

Our insurance costs have increased substantially and further increases could harm our business.

Following September 11, 2001, aviation insurers significantly increased airline insurance premiums and reduced the maximum amount of coverage available to airlines for certain types of claims. Our total aviation and other insurance expenses were $48 million higher in 2006 than in 2000. The FAA is currently providing aviation war risk insurance as required by the Homeland Security Act of 2002 as amended by the Consolidated Appropriations Act of 2005 and subsequently by the Continuing Appropriations Resolution 2007. However, following multiple extensions, this coverage is scheduled to expire on December 31, 2007. While the government may again extend the period that it provides excess war risk coverage, there is no assurance that this will occur, or if it does, how long the extension will last, what will be included in the coverage, or at what cost the coverage will be provided. Should the U.S. government stop providing war risk insurance in its current form to the U.S. airline industry, it is expected that the premiums charged by commercial aviation insurers for this coverage, if available at all, would be substantially higher than the premiums currently charged by the government, the maximum amount of coverage available would be reduced, and the type of coverage could be more restrictive. Commercial aviation insurers could further increase insurance premiums and reduce or cancel coverage, in the event of a new terrorist attack or other events adversely affecting the airline industry. Significant increases in insurance premiums could negatively impact our financial condition and results of operations. If we are unable to obtain adequate war risk insurance, our business could be materially and adversely affected.

If we were to be involved in an accident, we could be exposed to significant tort liability. Although we carry insurance to cover damages arising from such accidents, resulting tort liability could be higher than our policy limits which could negatively impact our financial condition.

We are exposed to foreign currency exchange rate fluctuations.

We conduct a significant portion of our operations in foreign locations. As a result, we have operating revenues and, to a lesser extent, operating expenses, as well as assets and liabilities, denominated in foreign currencies, principally the Japanese yen. Fluctuations in foreign currencies can significantly affect our operating performance and the value of our assets and liabilities located outside of the United States. From time to time, we use financial instruments to hedge our exposure to the Japanese yen. However, these hedging strategies may not always be effective. As of August 31, 2007, the Company had no hedges in place for 2007 and had forward contracts and collars in place to hedge approximately 24% of its anticipated 2008 yen-denominated net cash flows.

We are exposed to changes in interest rates.

We had $6.8 billion of debt and capital lease obligations, including current maturities as of June 30, 2007 and $3.3 billion of total balance sheet cash, cash equivalents, and short-term investments as of June 30, 2007. Of the indebtedness, 68% bears interest at floating rates. An increase in interest rates would have an overall negative impact on our earnings as increased interest expense would only be partially offset by increased interest income. From time to time, we use financial instruments to hedge our exposure to interest rate fluctuations. However, these hedging strategies may not always be effective. As of June 30, 2007 the Company had entered into individual interest rate cap hedges related to three floating rate debt instruments, with a total cumulative notional amount of $450 million. The objective of the interest rate cap hedges is to protect the anticipated payments of interest (cash flows) on the designated debt instruments from adverse market interest rate changes.

Any “ownership change” could limit our ability to utilize our net operating loss carryforwards.

Under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), a corporation is generally allowed a deduction in any taxable year for net operating losses carried over from prior years. As of June 30, 2007, the Company had approximately $3.3 billion of federal and state net operating loss (“NOL”) carryforwards. A corporation’s use of its NOL carryforwards is generally limited under Section 382 of the Internal Revenue Code if a corporation undergoes an “ownership change.” However, when an “ownership change” occurs pursuant to the implementation of a plan of reorganization under the Bankruptcy Code (as was the case on the effective date of the Company’s Plan), special rules in either Section 382(l)(5) or Section 382(l)(6) of the Internal Revenue Code apply instead of the general Section 382 limitation rules. In general terms, Sections 382(l)(5) or (l)(6) allow for a more favorable utilization of a company’s NOL carryforwards than would otherwise have been available following an “ownership change” not in connection with a plan of reorganization. We have not yet determined whether we will be eligible for, or will rely on, Section 382(l)(5) of the Internal Revenue Code, or whether we will instead rely on Section 382(l)(6) of the Internal Revenue Code. Assuming we are eligible for, and rely on, Section 382(l)(5) of the Internal Revenue Code, a second “ownership change” within two years from the effective date of the Plan would eliminate completely our ability to utilize our NOL carryforwards. Even if we rely on Section 382(l)(6) of the Internal Revenue Code, an “ownership change” after the effective date of the Plan could significantly limit our ability to utilize our NOL carryforwards for taxable years including or following the subsequent “ownership change.” To avoid a potential adverse effect on our ability to utilize our NOL carryforwards after the effective date of the Plan, we have imposed restrictions on certain transfers of our common stock.

Due to industry seasonality, operating results for any interim periods are not necessarily indicative of those for the entire year.

The airline industry is seasonal in nature. Due to seasonal fluctuations, operating results for any interim period are not necessarily indicative of those for the entire year. Our second and third quarter operating results have historically been more favorable due to increased leisure travel on domestic and international routes during the summer months.

The Company relies heavily on automated systems to operate its business and any significant failure of these systems could harm its business.

The Company depends on automated systems to operate its business, including its computerized airline reservation systems, flight operations systems, telecommunication systems and commercial websites, including nwa.com. Northwest’s website and reservation systems must be able to accommodate a high volume of traffic and deliver important flight information, as well as process critical financial transactions. Substantial or repeated website, reservations systems or telecommunication systems failures could reduce the attractiveness of Northwest’s services versus its competitors and materially impair its ability to market its services and operate its flights.

The Company’s business relies extensively on third-party providers. Failure of these parties to perform as expected, or unexpected interruptions in the Company’s relationships with these providers or their provision of services to the Company, could have an adverse effect on its financial condition and results of operations.

The Company has engaged a growing number of third-party service providers to perform a large number of functions that are integral to its business, such as the operation of certain of its regional carriers, provision of information technology infrastructure and services, provision of maintenance and repairs and performance of aircraft fueling operations, among other vital functions and services. The Company does not directly control these third-party providers, although it does enter into agreements with many of them that define expected service performance. Any of these third-party providers, however, may materially fail to meet their service performance commitments to the Company. The failure of these providers to adequately perform their service obligations, or other unexpected interruptions of services, may reduce the Company’s revenues and increase its expenses or prevent Northwest from operating its flights and providing other services to its customers. In addition, the Company’s business and financial performance could be materially harmed if its customers believe that its services are unreliable or unsatisfactory.

Risks Related to the Certificates and the Offering

Appraisals should not be relied upon as a measure of realizable value of the Aircraft.

Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. The appraisal letters are annexed to this prospectus supplement as Appendix II. The appraisals are based on the base value of aircraft of the Embraer 175 LR aircraft type and rely on varying assumptions and methodologies that may differ among the appraisers. Base value is the theoretical value of an aircraft that assumes a balanced market. The appraisals may not reflect current market conditions that could affect the current market value of the Aircraft. The appraisers prepared the appraisals without a physical inspection of the Aircraft and the Aircraft may not be in the condition assumed by the appraisers. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in the appraisals. For a more detailed discussion of the appraisals, see “Description of the Aircraft and the Appraisals—The Appraisals.”

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. An appraisal should not be relied on as a measure of realizable value. The proceeds realized on a sale of any aircraft may be less than its appraised value. In particular, the appraisals of the aircraft are estimates of the values of the aircraft assuming the aircraft are in a certain condition, which may not be the case. If the Loan Trustee exercised remedies under one or more Indentures, the value of the related aircraft will depend on various factors, including:

•       market and economic conditions;

•       the supply of similar aircraft;

•       the availability of buyers;

•       the condition of the aircraft; and

•       whether the aircraft are sold separately or as a block.

Accordingly, we cannot assure you that the proceeds realized on any exercise of remedies would be sufficient to satisfy in full payments due on the Equipment Notes for any aircraft or the full amount of distributions expected to be paid on the Certificates.

Failure to perform maintenance responsibilities may deteriorate the value of the Aircraft.

To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If we fail to perform adequately these responsibilities, the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Equipment Notes. See “Description of the Equipment Notes—Certain Provisions of the Indentures.”

Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes.

To the extent described in the Indentures, we must maintain public liability, property damage and all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an event of loss of an aircraft may be insufficient to repay the holders of the related Equipment Notes. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Insurance.”

It may be difficult and expensive to exercise repossession rights with respect to an Aircraft.

There will be no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, we may register the Aircraft in specified foreign jurisdictions and/or lease the Aircraft. It may be difficult, time-consuming and expensive for a Loan Trustee to exercise repossession rights if an Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to a foreign or domestic operator. Additional difficulties may exist if a lessee is the subject of a bankruptcy, insolvency or similar event.

In addition, some jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee’s security interest in an Aircraft. As a result, the benefits of the related Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant and the incurrence of such costs could reduce proceeds available to repay the holders of the Equipment Notes.

Payments to Certificateholders will be subordinated to certain amounts payable to other parties.

Under the Intercreditor Agreement, the Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the Class A and Class B Certificates, before the holders of any class of Certificates receive any funds. In addition, the Subordination Agent and the Trustees will receive some payments before the holders of any class of Certificates receive distributions.

Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations and certain other payments. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates or such other amounts from payments received with respect to principal on one or more series of Equipment Notes. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see “Description of the Intercreditor Agreement—Priority of Distributions.”

The proceeds actually payable to Certificateholders in connection with an Equipment Note buyout maybe less than the outstanding principal of, and accrued interest on, the Equipment Notes that have been purchased.

After the occurrence of certain events with respect to an Indenture, any junior Certificateholder has the right to purchase the senior Equipment Notes issued under such Indenture. The proceeds of an Equipment Note buyout will be paid to the Subordination Agent and will be applied according to the priority of payment specified in the Intercreditor Agreement. See “Description of the Intercreditor Agreement—Intercreditor Rights—Equipment Note Buyout Right of Subordinated Certificateholders.”  Although the purchase price for Equipment Notes bought out will be equal to the outstanding principal amount of, and accrued interest on, the Equipment Notes purchased and other amounts payable with respect to such Equipment Notes, together with a proportionate portion of the amounts owed to the Liquidity Provider for the corresponding Class of Certificates, because the priority of payment under the Intercreditor Agreement provides for payments to certain other persons before payments are made to the holders of the Certificates, the actual proceeds payable to the holders of the relevant Class of Certificates may be less than the outstanding principal amount of, and accrued interest on, the Equipment Notes that have been purchased. See “Description of the Intercreditor Agreement—Priority of Distributions.” In addition, after such purchase, the purchased Equipment Notes will no longer be subject to the cross-subordination provisions of the Intercreditor Agreement. See “Description of the Intercreditor Agreement—Intercreditor Rights—Equipment Note Buyout Right of Subordinated Certificateholders.”

The exercise of remedies will be controlled by the Controlling Party.

If an event of default under an Indenture is continuing, subject to specified conditions, the Controlling Party may direct the Loan Trustee under the related Indenture to exercise remedies under the Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See “Description of the Certificates—Indenture Events of Default and Certain Rights Upon An Indenture Event of Default.”

The Controlling Party will be:

•       The Class A Trustee.

•       Upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee.

•       Under specified circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it.

Subject to certain conditions, notwithstanding the foregoing, (a) if one or more holders of the Class B Certificates have purchased the Series A Equipment Notes or (b) if one or more holders of Additional Certificates of any Class have purchased the Series A Equipment Notes and Series B Equipment Notes and the Additional Equipment Notes of each series (if any) ranking senior to the series corresponding to such Class, in each case, issued under an Indenture, the holders of the majority in aggregate unpaid principal amount of Equipment Notes issued under such Indenture, rather than the Controlling Party, shall be entitled to direct the Loan Trustee in exercising remedies under such Indenture; provided, that so long as the Subordination Agent holds not less than the majority in aggregate unpaid principal amount of such Equipment Notes, the Controlling Party shall be entitled to direct the Loan Trustee under such Indenture.

As a result of the foregoing, if the Trustee for a Class of Certificates is not the Controlling Party with respect to an Indenture (or, in the case of an Indenture under which there has been an Equipment Note buyout as described in the preceding paragraph, where such Trustee holds less than a majority of the outstanding principal amount of Equipment Notes issued under such Indenture), the Certificateholders of that Class will have no rights to participate in directing the exercise of remedies under such Indenture.

The proceeds from the disposition of any Aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the holders of Certificates.

The market for any Aircraft or Equipment Notes, as the case may be, during any event of default under an Indenture may be very limited, and we cannot assure you as to the price at which they could be sold.

Some Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us (except in the second bullet point below), any Loan Trustee or any Trustee if the Controlling Party takes the following actions:

•       It sells any Equipment Notes for less than their outstanding principal amount; or

•       It sells any Aircraft for less than the outstanding principal amount of the related Equipment Notes.

The Equipment Notes held by the Subordination Agent will be cross-collateralized. However, a cross-default in the Indentures occurs only if all amounts owing under any Equipment Note held by the Subordination Agent issued under another Indenture or other amounts secured by another Indenture with respect to which the Subordination Agent then holds any Equipment Notes, which amounts are then due and payable, have not been paid in full on the Final Payment Date, and in the case of amounts owing other than principal, interest or Make-Whole Premium, such failure shall continue for twenty (20) Business Days’ after receipt by us of notice of such amounts. Therefore, prior to the triggering of the cross-default, if the Equipment Notes issued under one or more Indentures are in default and the Equipment Notes issued under the remaining Indentures are not in default, no remedies will be exercisable under such remaining Indentures.

The ratings of the Certificates may be lowered or withdrawn in the future.

It is a condition to the issuance of the Certificates that Moody’s and Standard & Poor’s rate the Certificates not less than the ratings set forth below:

Certificates	Moody’s	Standard & Poor’s
Class A	A3	A-
Class B	Ba1	BBB-

A rating is not a recommendation to purchase, hold or sell Certificates and the rating does not address market price of the Certificates or suitability of investing in the Certificates for a particular investor. A rating may not remain for any given period of time and a Rating Agency may lower or withdraw entirely a rating if in its judgment circumstances in the future so warrant. These circumstances may include a downgrading of the debt of Northwest or any Liquidity Provider by a Rating Agency.

The rating of the Certificates is based primarily on the default risk of the Equipment Notes, the availability of the Liquidity Facilities for the benefit of holders of the Class A and Class B Certificates, the collateral value provided by the Aircraft relating to the Equipment Notes, the cross-collateralization provisions applicable to the Indentures and the subordination provisions applicable to the Certificates. These ratings address the likelihood of timely payment of interest (at the Stated Interest Rate and without any premium) when due on the Certificates and the ultimate payment of principal distributable under the Certificates by the Final Legal Distribution Date. The ratings do not address the possibility of certain defaults, optional redemptions or other circumstances, which could result in the payment of the outstanding principal amount of the Certificates prior to the Final Expected Regular Distribution Date. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes will not be entitled to the benefits of Section 1110 of the Bankruptcy Code. The ratings apply only to the Certificates and not the Equipment Notes, regardless of whether any such Equipment Notes are purchased by a Certificateholder pursuant to the purchase rights described under “Description of the Intercreditor Agreement—Intercreditor Rights—Equipment Note Buyout Rights of Subordinated Certificateholders.”

Standard & Poor’s has indicated that its rating applies to a unit consisting of Certificates representing the Trust Property and escrow receipts initially representing undivided interests in certain rights to the Deposits initially totaling $454,343,000. Amounts deposited under the Escrow Agreements are not entitled to the benefits of Section 1110 of the Bankruptcy Code. Counsel for Northwest will opine to the underwriters that, subject to the assumptions and qualifications contained in such counsel’s opinion, amounts deposited under the Escrow Agreements are not property of Northwest. Neither the Certificates nor the escrow receipts may be separately assigned or transferred.

The reduction, suspension or withdrawal of the ratings of the Certificates will not, by itself, constitute an event of default under the pass through trust agreements.

The Certificates will not provide any protection against highly leveraged or extraordinary transactions.

The Certificates, the Equipment Notes and the underlying agreements will not contain any financial or other covenants or “event risk” provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction affecting us or our affiliates.

There are no restrictive covenants in the transaction documents relating to our ability to incur future indebtedness.

The Certificates, Equipment Notes and the underlying agreements will not (i) require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and therefore do not protect Certificateholders in the event that we experience significant adverse changes in our financial condition or results of operations, (ii) limit our ability to incur additional indebtedness or (iii) restrict our ability to pledge our assets. In light of the absence of such restrictions, we may conduct our business in a manner that may cause the market price of the Certificates to decline or otherwise may result in restriction or impairment of our ability to pay amounts due under the Equipment Notes and/or the related agreements.

The ability to resell the Certificates may be limited.

Prior to this offering, there has been no public market for the Certificates. Neither we nor any Trust intends to apply for listing of the Certificates on any securities exchange or otherwise. The underwriters may assist in resales of the Certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each underwriter. A secondary market for the Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates. If an active public market does not develop, the market price and liquidity of the Certificates may be adversely affected.

Less than all of the funds held in escrow as deposits may be used to purchase the Equipment Notes.

Under certain circumstances, less than all of the funds held in escrow as Deposits may be used to purchase Equipment Notes by the Delivery Period Termination Date. See “Description of the Deposit Agreements—Unused Deposits.” If any funds remain as Deposits with respect to any Trust after the Delivery Period Termination Date, they will be withdrawn by the Escrow Agent for that Trust and distributed, together with interest thereon, to the Certificateholders of such Trust. See “Description of the Certificate—Obligation to Purchase Equipment Notes.”

USE OF PROCEEDS

The proceeds from the sale of the Class A Certificates and Class B Certificates (collectively, the “Certificates”) will be used by the applicable Trustee to acquire the Equipment Notes to be held by the related Trust. Proceeds from the sale of the Certificates that are not used to acquire Equipment Notes upon such sale will be initially deposited with the applicable Depositary on behalf of the applicable Escrow Agent. Upon requests of the Trustees, the Escrow Agent will withdraw the applicable Deposits and deliver such proceeds to the Trustee. We will issue the Equipment Notes under separate Indentures. We will use the proceeds from the issuance of the Equipment Notes to finance the acquisition of the Aircraft. Northwest currently intends to lease the Aircraft to Compass, which is a regional Northwest Airlink carrier. However, the obligation to make all payments under the Equipment Notes and the Indentures will remain with Northwest.

SELECTED FINANCIAL DATA

The following table sets forth certain of Northwest’s selected historical financial data. The selected financial data as of and for the years ended December 31, 2002 and 2003 and as of December 31, 2004 have been derived from our audited consolidated financial statements and the related notes thereto, which are not incorporated by reference in this prospectus supplement or the accompanying prospectus. The selected financial data for the years ended December 31, 2004, 2005 and 2006 and as of December 31, 2005 and 2006 have been derived from our audited consolidated financial statements and the related notes thereto, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. The selected financial data as of and for the combined period from January 1, 2007 to May 31, 2007 and as of and for the one month period ended June 30, 2007 were derived from our unaudited condensed consolidated interim financial statements and the related notes thereto, which are incorporated by reference in this prospectus supplement.

In our opinion, all adjustments considered necessary for a fair presentation have been included in our unaudited financial statements. Interim results for the one month ended June 30, 2007 are not necessarily indicative of, or projections for, the results to be expected for the full year ending December 31, 2007.

In connection with our emergence from Chapter 11 bankruptcy protection, we adopted fresh-start reporting in accordance with the American Institute of Certified Public Accountants’ Statement of Position 90-7 (“SOP 90-7”), “Financial Reporting by Entities in Reorganization under the Bankruptcy Code,” and in conformity with accounting principles generally accepted in the United States of America (“GAAP”). As a result of the adoption of fresh-start reporting, the financial data prior to June 1, 2007 is not comparable with the financial data as of and after June 1, 2007. References to “Successor Company” refer to Northwest on or after June 1, 2007, after giving effect to the adoption of fresh-start reporting. References to “Predecessor Company” refer to Northwest prior to June 1, 2007.

The following selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and accompanying notes incorporated by reference in this prospectus supplement.

SELECTED FINANCIAL DATA
NORTHWEST AIRLINES CORPORATION

(In millions, except per share data)

	Successor
	Company	Predecessor Company
	Period from	Period from
	June 1	January 1
	to	to
	June 30,	May 31,	Year Ended December 31
	2007	2007	2006	2005	2004	2003	2002
Statements of Operations
Operating revenues
Passenger	$861	$3,768	$9,230	$8,902	$8,432	$7,632	$7,823
Regional Carrier	135	521	1,399	1,335	1,083	860	689
Cargo	69	318	946	947	830	752	735
Other	65	317	993	1,102	934	833	729
	1,130	4,924	12,568	12,286	11,279	10,077	9,976
Operating expenses	935	4,561	11,828	13,205	11,784	10,342	10,822
Operating income (loss)	195	363	740	(919)	(505)	(265)	(846)
Operating margin	17.3%	7.4%	5.9%	(7.5)%	(4.5)%	(2.6)%	(8.5)%
Net income (loss) before cumulative effect of accounting change	106	1,751	(2,835)	(2,464)	(862)	248	(798)
Cumulative effect of accounting change	—	—	—	(69)	—	—	—
Net income (loss)	$106	$1,751	$(2,835)	$(2,533)	$(862)	$248	$(798)
Earnings (loss) per common share:
Basic	$0.41	$20.03	$(32.48)	$(29.36)	$(10.32)	$2.75	$(9.32)
Diluted	$0.41	$14.28	$(32.48)	$(29.36)	$(10.32)	$2.62	$(9.32)

	Successor
	Company	Predecessor Company
	June 30,	Year Ended December 31
	2007	2006	2005	2004	2003	2002
Balance Sheets
Cash, cash equivalents and unrestricted short-term investments	$3,310	$2,058	$1,262	$2,459	$2,757	$2,097
Total assets	24,571	13,215	13,083	14,042	14,008	13,184
Long-term debt, including current maturities	6,651	4,112	1,159	8,411	7,866	6,531
Long-term obligations under capital leases, including current obligations	128	—	11	361	419	451
Long-term pension and postretirement health care benefits	3,449	86	126	3,593	3,228	3,050
Liabilities subject to compromise	—	13,572	14,328	—	—	—
Mandatorily redeemable security	—	—	—	—	—	553
Preferred redeemable stock subject to compromise	—	277	280	263	236	226
Common stockholders’ equity (deficit)	7,286	(7,991)	(5,628)	(3,087)	(2,011)	(2,262)

BUSINESS

The Company

Northwest Airlines, Inc. was incorporated under the laws of the State of Minnesota on April 16, 1934. Corporate headquarters is located at 2700 Lone Oak Parkway, Eagan, Minnesota 55121 (telephone number (612) 726-2111.

NWA Corp. is the direct parent corporation of Northwest. Northwest operates the world’s sixth largest airline, as measured by revenue passenger miles for the six months ended June 30, 2007, and is engaged in the business of transporting passengers and cargo. Northwest began operations in 1926. Northwest’s business focuses on the operation of a global airline network through its strategic assets that include:

•       domestic hubs at Detroit, Minneapolis/St. Paul and Memphis;

•       an extensive Pacific route system with a hub in Tokyo;

•       a transatlantic joint venture with KLM, which operates through a hub in Amsterdam;

•       a domestic and international alliance with Continental and Delta;

•       membership in SkyTeam, a global airline alliance with KLM, Continental, Delta, Air France, Alitalia, Aeroméxico, CSA Czech Airlines, Korean Air and Aeroflot;

•       agreements with three domestic regional carriers, Pinnacle, Mesaba and Compass, each of which operates as Northwest Airlink;

•       a cargo business that operates a dedicated freighter fleet of aircraft through hubs in Anchorage and Tokyo.

Northwest’s business strategies are designed to utilize these assets to the Company’s competitive advantage.

Operations and Route Network

Northwest and its Airlink partners operate substantial domestic and international route networks and directly serve more than 240 destinations in 26 countries in North America, Asia and Europe.

Domestic System

Northwest operates its domestic system through its hubs at Detroit, Minneapolis/St. Paul and Memphis.

Detroit.   Detroit is the ninth largest origination/destination hub in the United States. Northwest and its Airlink carriers together serve over 140 destinations from Detroit. For the three months ended March 31, 2007, they enplaned 54% of originating passengers from Detroit, while the next largest competitor enplaned 12%.

Minneapolis/St. Paul.   Minneapolis/St. Paul is the eighth largest origination/destination hub in the United States. Northwest and its Airlink carriers together serve over 150 destinations from Minneapolis/St. Paul. For the three months ended March 31, 2007, they enplaned 58% of originating passengers from Minneapolis/St. Paul, while the next largest competitor enplaned 13%.

Memphis.   Memphis is the seventeenth largest origination/destination hub in the United States. Northwest and its Airlink carriers together serve 80 destinations from Memphis. For the three months ended March 31, 2007, they enplaned 57% of originating passengers from Memphis, while the next largest competitor enplaned 11%.

Other Domestic System Operations.   Domestic “non-hub” operations include service to as many as 20 destinations from Indianapolis, service from several heartland cities to New York, Washington D.C. and Florida destinations, and service from several west coast gateway cities to Hawaii.

International System

Northwest operates international flights to the Pacific and/or the Atlantic regions from its Detroit, Minneapolis/St. Paul and Memphis hubs, as well as from gateway cities including Boston, Honolulu, Los Angeles, San Francisco, Seattle and Portland.

Pacific.   Northwest has served the Pacific market since 1947 and has one of the world’s largest Pacific route networks. Northwest’s Pacific operations are concentrated at Narita International Airport in Tokyo, where it has 376 permanent weekly takeoffs and landings (“slots”) as of June 30, 2007, the most for any non-Japanese carrier. Under the United States—Japan bilateral aviation agreement, Northwest has the right to operate unlimited frequencies between any point in the United States and Japan as well as extensive “fifth freedom” rights. Fifth freedom rights allow Northwest to operate service from any gateway in Japan to points beyond Japan and to carry Japanese originating passengers. Northwest and United Airlines, Inc. (“United”) are the only U.S. passenger carriers that have fifth freedom rights from Japan. Northwest uses these slots and rights to operate a network linking nine U.S. gateways and 12 Asian destinations via Tokyo. The Asian destinations served via Tokyo are Bangkok, Beijing, Busan, Guam, Guangzhou, Hong Kong, Manila, Nagoya, Saipan, Seoul, Shanghai, and Singapore. Additionally, Northwest flies nonstop between Detroit and Osaka and Nagoya, and uses its fifth freedom rights to fly beyond Osaka to Taipei and beyond Nagoya to Manila. Northwest also operates nonstop service between Nagoya and Guam and Saipan and between Osaka and Guam and Honolulu.

Atlantic.   Northwest and KLM operate an extensive transatlantic network pursuant to a commercial and operational joint venture. This joint venture benefits from having antitrust immunity, which allows for coordinated pricing, scheduling, product development and marketing. In 1992, the United States and the Netherlands entered into an “open-skies” bilateral aviation treaty, which authorizes the airlines of each country to provide international air transportation between any U.S.—Netherlands city pair and to operate connecting service to destinations in other countries. Northwest and KLM operate joint service between Amsterdam and 17 cities in the United States, Canada and Mexico, as well as between Amsterdam and India. Codesharing between Northwest and KLM has been implemented on flights to 58 European, eight Middle Eastern, 13 African, five Asian and 180 U.S. cities. Codesharing is an agreement whereby an airline’s flights can be marketed under the two-letter designator code of another airline, thereby allowing the two carriers to provide joint service with one aircraft. After September 2007, the Northwest-KLM joint venture can be terminated on three years’ notice. In May 2004, Air France acquired KLM, and KLM and Air France became wholly-owned subsidiaries of a new holding company.

In June 2007, Northwest, together with KLM, Air France, Delta, Alitalia, and Czech Airlines, filed an application with the U.S. Department of Transportation for transatlantic antitrust immunity, including antitrust immunity for a new four-way transatlantic joint venture among Northwest, KLM, Air France and Delta. Approval of the pending antitrust immunity application is one of the conditions precedent to implementation of the four-way Northwest/KLM/Air France/Delta transatlantic joint venture. Air France, Delta, Alitalia, and Czech Airlines currently operate under a separate grant of antitrust immunity from Northwest and KLM. Six-way antitrust immunity would create the framework for Northwest to achieve a similar type of transatlantic commercial integration with Delta and Air France as it has today with KLM.

Alliances

In addition to its transatlantic joint venture with KLM, Northwest has strengthened its network through other alliance partnerships. Long-term alliances are an effective way for Northwest to enter markets that it would not be able to serve alone. Alliance relationships can include codesharing, reciprocal frequent flyer programs, “through” luggage check-in, reciprocal airport lounge access, joint marketing, sharing of airport facilities and joint procurement of certain goods and services.

Since 1998, Northwest and Continental have been in a domestic and international commercial alliance that connects the two carriers’ networks and includes extensive codesharing, frequent flyer program reciprocity and other cooperative marketing programs. The alliance agreement has a term through 2025.

In August 2002, the Company entered into a commercial alliance agreement with Continental and Delta. This agreement is designed to connect the three carriers’ domestic and international networks and provides for codesharing, reciprocity of frequent flyer programs, airport club use and other cooperative marketing programs. The combined network has increased Northwest’s presence in the South, East and Mountain West regions of the United States, as well as in Latin America. The alliance agreement has a term through June 12, 2013; after that date, it continues in effect until terminated on not less than 12 months’ notice.

In September 2004, Northwest, together with KLM and Continental Airlines, joined the global SkyTeam Alliance. The addition of Northwest, KLM and Continental made SkyTeam the world’s second largest airline alliance. The ten members of the SkyTeam alliance, Northwest, KLM, Continental, Delta, Air France, Alitalia, AeroMéxico, CSA Czech Airlines, Korean Air, and Aeroflot currently serve over 372 million passengers annually with more than 14,700 daily departures to 744 destinations in 151 countries. Northwest customers are now able to accrue and redeem frequent flyer miles in their WorldPerks accounts and enjoy travel on any flight operated by a SkyTeam Alliance member carrier. This alliance affords customers the benefits and service options when traveling on multiple airlines while being treated similarly to a customer traveling on a single airline. The alliance agreement has a term through June 12, 2012, and if not terminated on that date, continues in effect for five more years.

Northwest also has domestic frequent flyer and codesharing agreements with several other airlines including Alaska Airlines, Horizon Air, Hawaiian Airlines, American Eagle, Gulfstream International Airlines, Midwest Airlines and Big Sky Airlines. In Central America, Northwest has a frequent flyer agreement with Copa Airlines. In the Pacific, Northwest has frequent flyer agreements with Malaysia Airlines, Japan Airlines, Cebu Pacific Airlines, Air Tahiti Nui, and China Southern. In the Atlantic, in addition to its extensive relationship with KLM, Northwest has frequent flyer agreements with KLM cityhopper, Air Europa, Jet Airways of India, Kenya Airways, Kingfisher Airlines of India and Malev Hungarian Airlines.

Northwest and its SkyTeam Alliance and other travel partners currently provide a global network to over 1,000 cities in more than 160 countries on six continents.

DESCRIPTION OF THE CERTIFICATES

The Certificates will be issued pursuant to two separate Trust Supplements (each, a “Trust Supplement”) to be entered into among Northwest, NWA Corp. and the Trustee pursuant to the terms of a pass through trust agreement among NWA Corp., Northwest and the Trustee, dated as of June 3, 1999 (the “Basic Agreement”). The following summary of the particular terms of the Certificates offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates set forth in the accompanying prospectus under the caption “Description of the Certificates.” The statements under this caption are a summary and do not purport to be complete. The summary makes use of terms defined in and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, a form of which has been filed as an exhibit to the Registration Statement of which the accompanying prospectus is a part, and to all of the provisions of the Trust Supplements which, together with the forms of the related Participation Agreements and Indentures and the Liquidity Facilities, Note Purchase Agreement, Escrow Agreements, Deposit Agreements and Intercreditor Agreement, will be filed by NWA Corp. with the Commission as exhibits to a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K. Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under “Description of the Intercreditor Agreement-Priority of Distributions” below and except that the principal amount, the interest rate, scheduled repayments of principal and maturity date applicable to the Equipment Notes held by each Trust and the final expected distribution date (the “Final Expected Distribution Date”) applicable to each Trust will differ. Citations to the relevant sections of the Basic Agreement appear below in parentheses unless otherwise indicated.

General

The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under “—Book Entry; Delivery and Form.” Each Certificate will represent a fractional undivided interest in one of two Northwest Airlines 2007-1 Pass Through Trusts (the “Class A Trust” and the “Class B Trust,” and, collectively, the “Trusts”). The Trusts will be formed pursuant to the Basic Agreement and the Trust Supplements (together with the Basic Agreement, collectively, the “Pass Through Trust Agreements”). The Certificates are referred to herein as the “Class A Certificates and the “Class B Certificates.”  Each Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement pursuant to which such Certificate is issued.

The property of each Trust (the “Trust Property”) will consist of:

•       subject to the Intercreditor Agreement, Equipment Notes acquired under the Note Purchase Agreement and issued by Northwest in connection with each separate secured loan transaction with respect to each Aircraft to finance a portion of the purchase price of such Aircraft by Northwest.

•       the rights of such Trust to acquire Equipment Notes under the Note Purchase Agreement.

•       the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the applicable Depositary funds sufficient to enable each such Trust to purchase Equipment Notes during the Delivery Period.

•       the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

•       monies receivable under the Liquidity Facility for such Trust.

•       funds from time to time deposited with the Trustee in accounts relating to such Trust.

Certificates will be issued only in minimum denominations of $1,000 or integral multiples thereof, except that one Certificate of each Trust may be issued in a different denomination. (Section 3.01)

The Certificates represent interests in the respective Trusts and all payments and distributions thereon will be made only from the Trust Property. (Section 3.08) The Certificates do not represent an interest in or obligation of Northwest, NWA Corp., the Trustee, any of the Loan Trustees in their individual capacities, or any affiliate of any thereof.

Pursuant to the Escrow Agreement applicable to each of the Class A and Class B Trusts, the holders of the Certificates of each such Trust, (the “Certificateholders”) as holders of the Escrow Receipts affixed to each Certificate will be entitled to certain rights with respect to payments and withdrawals that are required to be made by the applicable Depositary under the applicable Deposit Agreement. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to such payments, and rights with respect to payments and withdrawals to be made under the applicable Deposit Agreement may not be separately transferred by holders of the Certificates. Rights with respect to the Deposits, payments and withdrawals to be made under the applicable Deposit Agreement and the Escrow Agreement relating to a Trust, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property of such Trust.

Payments and Distributions

The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement which may have the consequence of altering the effect of the following provisions in a default situation. See “Description of the Intercreditor Agreement—Priority of Distributions.” Interest with respect to the Equipment Notes held in each Trust will accrue at the applicable rate per annum for Certificates to be issued by such Trust payable on May 1 and November 1 of each year, commencing on the first such date to occur after initial issuance thereof. The non-default interest rate applicable to each Class of Certificates is referred to as the “Stated Interest Rate” for such Trust. All such interest payments will be distributed to Certificateholders of such Trust on each such date until the Final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

Interest will accrue on the Deposits relating to each Trust at a rate equal to the interest rate applicable to the Certificates issued by such Trust. The Deposits relating to a Trust and interest paid thereon will not be subject to the subordination provisions applicable to the Certificates.

Payments of interest on the Deposits with respect to each Trust will be made by the applicable Depositary to the Paying Agent for distribution to the holders of Escrow Receipts as described below. Payments of principal, Make-Whole Premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

Payments of interest applicable to the Certificates to be issued by each Trust will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such Certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on the next three successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates).

The Liquidity Facility with respect to each Trust does not cover interest payable by the applicable Depositary on the Deposits relating to such Trust. Furthermore, the Liquidity Facility does not provide for drawings thereunder to pay for principal of or premium on such Certificates, any interest on such Certificates in excess of the Stated Interest Rates, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or premium on the Certificates of any other Class.

Therefore, only the holders of the Certificates to be issued by a particular Trust are entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See “Description of the Liquidity Facilities.”

Payments of principal of the Series A and Series B Equipment Notes are scheduled to be received by the Trustee on May 1 and November 1 in certain years depending upon the terms of the Equipment Notes held in such Trust.

Scheduled payments of interest on the Deposits and of interest or principal on the Equipment Notes are herein referred to as “Scheduled Payments,” and May 1 and November 1 of each year are herein referred to as “Regular Distribution Dates.”  See “Description of the Equipment Notes-Principal and Interest Payments.” The “Final Legal Distribution Date” for the Class A Certificates is May 1, 2021 and for the Class B Certificates is May 1, 2019.

The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes held by the Subordination Agent on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02; Escrow Agreement, Section 2.03) If a Scheduled Payment is not received by the applicable Paying Agent or Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment (as defined below) and distributed as described below.

Any payment in respect of, or any proceeds of, any Equipment Note, Collateral under (and as defined in) any Indenture other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which is a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each a “Special Distribution Date,” each Special Distribution Date and Regular Distribution Date, a “Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement.

Any unused Deposits to be distributed after the Delivery Period Termination Date, or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon (each, also a “Special Payment”), will be distributed on a date 15 days after the Paying Agent has received notice of the event requiring such distribution (also a “Special Distribution Date”). However, if such date is within ten days before or after a Regular Distribution Date, such Special Payment will be made on such Regular Distribution Date. Payments made on or with respect to a Deposit are not subject to the Intercreditor Agreement.

Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a

Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Trust Supplements, Section 6.01; Escrow Agreement, Sections 2.03 and 2.06) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Section 4.02(b)) See—Indenture Event of Defaults and Certain Rights upon an Indenture Event of Default” and “Description of the Equipment Notes-Redemption.”

Each Pass Through Trust Agreement will require that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement will require that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which are to be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee will be required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01; Trust Supplements, Section 6.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02; Trust Supplements, Section 6.01)

Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the “Paying Agent Account”), which are to be non-interest bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to such Trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See “—Termination of the Trusts” below. Distributions in respect of Certificates issued in global form will be made as described in “—Book-Entry; Delivery and Form” below.

If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Minneapolis, Minnesota, Boston, Massachusetts or Wilmington, Delaware (any other day being a “Business Day”), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and without additional interest.

Pool Factors

The “Pool Balance” for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or Make-Whole Premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any Special

Distribution with respect to unused Deposits, the payment of principal if any on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

The “Pool Factor” for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any Special Distribution with respect to unused Deposits, the payment of principal if any on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. Assuming that no early redemption or purchase, or default, in respect of any Equipment Notes shall have occurred, the Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

The following table sets forth an illustrative aggregate principal amortization schedule for the Equipment Notes held in each Trust (the “Assumed Amortization Schedule”) and resulting Pool Factors with respect to such Trust.

The scheduled distribution of principal payments for any Trust will be affected if any Equipment Notes held in such Trust are redeemed or purchased or if a default in payment on such Equipment Notes occurred. Accordingly, the aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors may differ from those set forth in the following table.

	Class A		Class B
Regular Distribution Date	Scheduled Payments of Principal ($)	Expected Pool Factor	Scheduled Payments of Principal ($)	Expected Pool Factor
At Issuance	$0.00	1.0000000	$0.00	1.0000000
May 1, 2008	0.00	1.0000000	0.00	1.0000000
November 1, 2008	0.00	1.0000000	0.00	1.0000000
May 1, 2009	1,059,842.75	0.9968690	6,859,892.58	0.9407839
November 1, 2009	5,201,286.84	0.9815032	5,606,090.59	0.8923908
May 1, 2010	6,101,665.04	0.9634775	12,817,090.33	0.7817508
November 1, 2010	4,081,427.60	0.9514200	8,612,862.09	0.7074027
May 1, 2011	5,900,943.94	0.9339873	6,406,626.59	0.6520993
November 1, 2011	6,043,398.53	0.9161337	5,889,233.83	0.6012621
May 1, 2012	5,573,321.72	0.8996689	5,995,794.53	0.5495050
November 1, 2012	7,664,401.41	0.8770265	3,685,845.31	0.5176880
May 1, 2013	7,797,608.82	0.8539906	2,943,788.04	0.4922765
November 1, 2013	8,113,880.02	0.8300203	2,429,793.79	0.4713020
May 1, 2014	8,520,488.12	0.8048489	1,701,982.99	0.4566101
November 1, 2014	8,230,751.44	0.7805334	1,680,302.06	0.4421054
May 1, 2015	7,992,886.83	0.7569206	1,616,236.02	0.4281537
November 1, 2015	7,815,045.69	0.7338331	1,501,344.48	0.4151937
May 1, 2016	7,547,038.27	0.7115375	1,485,537.17	0.4023702
November 1, 2016	7,301,909.44	0.6899660	1,455,497.38	0.3898061
May 1, 2017	7,086,299.60	0.6690314	1,404,321.31	0.3776836
November 1, 2017	6,872,098.08	0.6487297	43,752,760.91	0.0000000
May 1, 2018	6,664,421.95	0.6290415	0.00	0.0000000
November 1, 2018	6,463,072.43	0.6099481	0.00	0.0000000
May 1, 2019	6,267,856.86	0.5914314	0.00	0.0000000
November 1, 2019	200,198,354.62	0.0000000	0.00	0.0000000

The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or a default in the payment of principal or interest in respect of one or more issues of the Equipment Notes held in a Trust, as described in “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” and “Description of the Equipment Notes—Redemption,” or a special distribution attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event. In the event of (i) any such redemption, purchase or default or (ii) any other change in the schedule of repayments from the Assumed Amortization Schedule, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust promptly after the Delivery Period Termination Date in the case of clause (ii) and promptly after the occurrence of any event described in clause (i).

Reports to Certificateholders

On each Regular Distribution Date and Special Distribution Date, the applicable Paying Agent and Trustee, as the case may be, will include with each distribution of a Scheduled Payment or Special Payment, respectively, to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (i), (ii), (iii) (iv) and (v) below):

(i)    the aggregate amount of funds distributed on such Distribution Date under the Pass Through Trust Agreement and under the Escrow Agreement, indicating the amount allocable to each source, including any portion thereof paid by the Liquidity Provider;

(ii)   the amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Premium (if any);

(iii) the amount of such distribution under the Pass Through Trust Agreement allocable to interest;

(iv)  the amount of such distribution under the Escrow Agreement allocable to interest;

(v)   the amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any; and

(vi)  the Pool Balance and the Pool Factor for such Trust.

With respect to the Certificates registered in the name of Cede, as nominee for DTC, on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to holders of Certificates.

In addition, after the end of each calendar year, the applicable Paying Agent and Trustee, as the case may be, will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i), (ii), (iii), (iv) and (v) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns. Such report and such other items shall be prepared on the basis of information supplied to the applicable Paying Agent and Trustee, as the case may be, by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such

DTC Participants to Certificate Owners in the manner described above. See “—Book-Entry; Delivery and Form.”

With respect to the Certificates issued in definitive form, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name of such Certificateholder appears on the records of the registrar of the Certificates.

Indenture Events of Default and Certain Rights Upon an Indenture Event of Default.

Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Event of Default under such Indenture would affect the Equipment Notes held by each such Trust. There is no cross-acceleration provision in the Indentures and the only cross-default in the Indentures will occur if all amounts owing under any Equipment Note held by the Subordination Agent issued under another Indenture or certain other amounts secured by another Indenture with respect to which the Subordination Agent then holds any Equipment Notes, which amounts are then due and payable, have not been paid in full on the Final Payment Date and in the case of amounts other than principal, interest or Make-Whole Premium, such failure shall have continued unremedied for twenty (20) Business Days after receipt by Northwest of written demand therefor. Consequently, prior to triggering the cross-default, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default under any other Indenture. If an Indenture Event of Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Event of Default has occurred, payments of principal and interest on all of the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Event of Default has not occurred will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See “Description of the Intercreditor Agreement—Priority of Distributions.”

In the event that the same institution acts as Trustee of more than one Trust, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, the Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. U.S. Bank Trust National Association will be the initial Trustee under each Trust.

Upon the occurrence and continuation of any Indenture Event of Default under any Indenture, the Controlling Party will direct the Loan Trustee thereunder in the exercise of remedies and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any proceeds received by the applicable Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of any Indenture Event of Default may be very limited, and there can be no assurance as to the price at which they could be sold. If such Trustee sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Northwest, NWA Corp., any Liquidity Provider or any Trustee.

Subject to certain conditions, notwithstanding the foregoing, if Certificateholders have exercised their right to buy Equipment Notes with respect to an Indenture after the occurrence of an Equipment Note Buyout Event, the holders of the majority in aggregate unpaid principal amount of Equipment Notes issued under such Indenture, rather than the Controlling Party, shall be entitled to direct the Loan Trustee in exercising remedies under such Indenture; provided, that so long as the Subordination Agent holds not less than the majority in aggregate unpaid principal amount of such Equipment Notes, the Controlling Party shall be entitled to direct the Loan Trustee under such Indenture. The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement and will be subject to the subordination provisions set forth therein. See “Description of the Intercreditor Agreement—Priority of Distributions.” After such purchase, the purchased Equipment Notes will no longer be subject to the cross-subordination provisions of the Intercreditor Agreement. If any Certificateholder has exercised its right to buy Equipment Notes with respect to an Indenture, the payments and/or proceeds distributable under such Indenture will first be distributed to the holder of the Equipment Notes so purchased to pay all principal and interest due on such Equipment Notes and all other amounts related thereto under such Indenture prior to the distribution of any amount to the Subordination Agent for distribution in accordance with the Intercreditor Agreement.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.02)

Any funds representing payments received with respect to any defaulted Equipment Notes held in a Trust, or the proceeds from the sale of any Equipment Notes, held by such Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by such Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) “Permitted Investments” are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

Each Pass Through Trust Agreement provides that the Trustee of the related Trust shall, within 90 days after the occurrence of any default, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal, Make-Whole Premium, if any, or interest on any of the Equipment Notes or other Trust Property held in such Trust, the applicable Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.01) The term “default” as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Event of Default has occurred, any grace period or notice in connection therewith will be disregarded.

Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.02(e))

In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the

Certificates of such Trust waive any past “event of default” and its consequences under the related Pass Through Trust Agreement or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Event of Default with respect to such Trust and thereby annul any direction to such Loan Trustee with respect thereto, provided, however, the consent of each holder of a Certificate of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Premium, if any, or interest with respect to any of the Equipment Notes held in such Trust and (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. Notwithstanding the foregoing provisions of this paragraph, however, pursuant to the Intercreditor Agreement, only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default, except with respect to any Indenture under which Equipment Notes have been purchased after the occurrence of an Equipment Note Buyout Event.

Purchase Rights of Certificateholders

Upon the occurrence and during the continuation of a Certificate Buyout Event, so long as no holder of Additional Certificates has elected to purchase all of the Class A Certificates and Class B Certificates as described in the next succeeding paragraph (upon such election and notification thereof, such right of the Class B Certificateholders and the holders of any Refinancing Certificates of the same Class will be suspended), upon ten days’ written notice to the Trustee and each other Certificateholder of the same Class, the Class B Certificateholders and any Refinancing Certificateholders of the same class (other than Northwest or any of its affiliates) will have the right to purchase all but not less than all of the Class A Certificates on the third business day following the expiry of such ten day notice period.

If any Additional Certificates are issued, the holders of Additional Certificates (other than Northwest or any of its Affiliates) will have the right to purchase all of the Class A and Class B Certificates and all of the other Additional Certificates (if any) ranking senior to such Additional Certificates and, if Refinancing Certificates are issued for such Additional Certificates, holders of such Refinancing Certificates will have the same right to purchase certificates as holders of such Additional Certificates.

In each case the purchase price will be equal to the Pool Balance of the revelant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without any Make-Whole Premium, but including any other amounts then due and payable to the Certificateholders of such Class or Classes. In each case, if prior to the end of the ten-day period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder.

“Certificate Buyout Event” means that a Northwest Bankruptcy Event has occurred and is continuing and the following events in either clause (A) or (B) have occurred: (A) (i) the 60-Day Period has expired and (ii) Northwest has not entered into one or more agreements under Section 1110(a)(2)(A) of the Bankruptcy Code to perform all of its obligations under all of the Indentures and has not cured defaults under all of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) prior to the expiry of the 60-Day Period, Northwest shall have abandoned any Aircraft.

PTC Event of Default

A “PTC Event of Default” is defined under each Pass Through Trust Agreement as the failure to pay within 10 Business Days of the due date thereof,

•       the outstanding Pool Balance of the applicable Class of Certificates on the Final Legal Distribution Date for such Class or

•       interest due on the applicable Class of Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such class of Certificates with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

Any failure to make expected principal distributions on any Class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

Obligation to Purchase Equipment Notes

Each Trustee will be obligated to purchase the corresponding series of Equipment Notes issued with respect to the Aircraft during the Delivery Period, subject to the terms and conditions of a Note Purchase Agreement and the applicable Participation Agreement.

Under the Note Purchase Agreement, Northwest agrees to finance each Aircraft by entering into a secured debt financing.

The Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a “Participation Agreement,” and together with the other Participation Agreements, the “Participation Agreements”) and an indenture (each, an “Indenture,” and together with the other Indentures, the “Indentures”) relating to the financing of such Aircraft.

The description of such agreements in this prospectus supplement is based on the forms of such agreements to be utilized pursuant to the Note Purchase Agreement.

However, the terms of the financing agreements actually entered into may be modified from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus Supplement. See “Description of the Equipment Notes”. Although such changes are permitted, under the Note Purchase Agreement the terms of such agreements must not vary the Required Terms. In addition, Northwest is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders. Northwest must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates, it being understood that if confirmation from each Rating Agency shall have been received with respect to any financing agreements and such financing agreements are utilized for any subsequent Aircraft (or Substitute Aircraft) without material modification, no additional confirmation from any Rating Agency shall be required. Further, under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event shall have occurred. The Trustees will have no obligation to purchase Equipment Notes on or after the Cut-Off Date.

The “Required Terms”, as defined in the Note Purchase Agreement, mandate that:

•       The initial principal amount and principal amortization schedule for each of the Series A Equipment Notes and Series B Equipment Notes issued with respect to each Aircraft shall be as set forth in Appendix V to this prospectus supplement.

•       The interest rate applicable to each Series of Equipment Notes must be equal to the rate applicable to the Certificates issued by the corresponding Trust.

•       The payment dates for the Equipment Notes must be May 1 and November 1.

•       The amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay 105% of the unpaid principal amount of the related Equipment Notes, subject to standard deductibles and certain rights of self-insurance.

•       (a) The past due rate in the Indentures, (b) the Make-Whole Premium payable under the Indentures, (c) the provisions relating to the redemption of Equipment Notes in the Indentures and (d) the indemnification of the Loan Trustees, Subordination Agent, Liquidity Provider, Trustees and registered holders of the Equipment Notes (in such capacity, the “Note Holders”) with respect to certain taxes and expenses, in each case shall be as set forth in the form of Participation Agreement attached as an exhibit to the Note Purchase Agreement.

•       In the case of the Indentures, modifications are prohibited (i) to the Granting Clause of the Indentures so as to deprive the Note Holders under all the Indentures of a first priority security interest in the Aircraft and certain of Northwest’s rights under the purchase agreement with the Aircraft manufacturer or to eliminate the obligations intended to be secured thereby, (ii) to certain provisions relating to the issuance, redemption, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Premium in certain circumstances), (iii) to certain provisions regarding Indenture Events of Default and remedies relating thereto, (iv) to certain provisions relating to any replaced airframe or engines with respect to an Aircraft and (v) to the provision that New York law will govern the Indentures.

•       In the case of the Participation Agreements, modifications are prohibited (i) to certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, and filings of certain documents with the FAA, (ii) to the provisions restricting the Note Holder’s ability to transfer such Equipment Notes, (iii) to certain provisions requiring the delivery of legal opinions and (iv) to the provision that New York law will govern the Participation Agreement.

•       In the case of the Participation Agreements and Indentures, modifications are prohibited in any material adverse respect as regards the interest of the Note Holders, the Subordination Agent, the Liquidity Provider or the Loan Trustee in the definition of “Make-Whole Premium”.

Notwithstanding the foregoing, any such forms of financing agreements may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Loan Trustee or the Certificateholders.

Under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event shall have occurred.

The Trustees have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

Merger, Consolidation and Transfer of Assets

Northwest will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless

•       the surviving successor or transferee corporation shall:

(i)    be a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49 of the United States Code, as amended, relating to aviation (the “Aviation Act”);

(ii)   be a United States certificated air carrier; and

(iii) expressly assume all of the obligations of Northwest contained in the Pass Through Trust Agreements, the Indentures, the Participation Agreements and any other operative documents;

•       immediately after giving effect to such transaction, no Indenture Event of Default, in the case of an Aircraft shall have occurred and be continuing; and

•       Northwest shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction complies with such conditions. (Section 5.02)

The Pass Through Trust Agreements and the Indentures will not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Northwest or NWA Corp.

Modifications of the Pass Through Trust Agreements and Certain Other Agreements

Each Pass Through Trust Agreement will contain provisions permitting, at the request of the Company, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility without the consent of the holders of any of the Certificates of such Trust:

•       to provide for the formation of a Trust, to issue an additional series of Certificates and to enter into Trust Supplements setting forth the terms of any series of Certificates.

•       to evidence the succession of another corporation to Northwest or NWA Corp. and the assumption by such corporation of Northwest’s or NWA Corp.’s, as the case may be, obligations under such Pass Through Trust Agreement, the Note Purchase Agreement or any Liquidity Facility.

•       to add to the covenants of Northwest or NWA Corp. for the benefit of holders of such Certificates or to surrender any right or power conferred upon Northwest or NWA Corp. in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility.

•  except where Certificateholder consent is required by the Trust Supplement (Sections 9.02(1)-9.02(6)) and as described below, to correct or supplement any provision of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, provided that such action will not materially adversely affect the interests of the holders of such Certificates; to correct any mistake in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility.

•       to comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body.

•       to modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to such extent as is necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility such other provisions as may be expressly permitted by the Trust Indenture Act.

•       to evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility as is necessary to provide for or facilitate the administration of the Trusts under the Basic Agreement by more than one Trustee.

In each case, such modification or supplement may not adversely affect the status of the Trust as either a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code, or a partnership for U.S. federal income tax purposes. (Trust Supplements, Section 5.01)

Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust of supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility. No such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby:

•       reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes or other Trust Property held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due,

•       permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes,

•       alter the priority of distributions specified in the Intercreditor Agreement,

•       reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement, or

•       modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of Indenture Events of Default or receipt of payment. (Section 9.01).

In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note or any other related document, the Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice. The Trustee will request from the Certificateholders a direction as to:

•       whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct.

•       whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party.

•       how to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto.

Provided, in a case where the Certificateholders are entitled to direct the Trustee, such a request for Certificateholder direction has been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

•       other than as Controlling Party, the Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust.

•       as the Controlling Party, the Trustee will vote as directed in any direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

For purposes of the second preceding sentence, a Certificate is deemed “actually voted” if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement, any relevant Equipment Note or any other related document, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement does not materially adversely affect the interests of the Certificateholders. See “Description of the Intercreditor Agreement—Voting of Equipment Notes.” (Section 10.01)

Termination of the Trusts

The obligations of Northwest, if any, and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)

The Trustee

The Trustee for each Trust will be U.S. Bank Trust National Association. With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, or other related documents. (Sections 7.03 and 7.14) The Trustee of any Trust shall not be liable, with respect to the Certificates of such Trust, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such Trust. Subject to certain provisions, the Trustee shall be under no obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there shall have been offered to the Trustee reasonable indemnity. (Section 7.02(e)) Each Pass Through Trust Agreement provides that the Trustee in their individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Northwest and NWA Corp. with the same rights they would have if they were not the Trustee. (Section 7.04)

Book-Entry; Delivery and Form

Upon issuance, each Class of Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co (“Cede”), or its nominee.

No person acquiring an interest in such Certificates (“Certificate Owner”) will be entitled to receive a certificate representing such person’s interest in such Certificates, except as set forth in the Prospectus under “Book Entry Registration—Definitive Certificates.” Unless and until definitive certificates (“Definitive Certificates”) are issued under the limited circumstances described herein, all references to actions by Certificateholders of each Class shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders of each Class shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures. “DTC Participants” refers to the participants in DTC who clear and settle securities transactions through DTC’s electronic book-entry system.

None of Northwest, NWA Corp. or the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DESCRIPTION OF THE DEPOSIT AGREEMENTS

The following is a description of the particular terms of the Deposit Agreements for the Trusts. The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Deposit Agreements, each of which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or to a Current Report on Form 8-K to be filed by NWA Corp. with the Commission. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.

General

Pursuant to the Escrow Agreements, the Escrow Agent with respect to the Trusts will enter into a separate deposit agreement with the applicable Depositary. Pursuant to the deposit agreements between the Escrow Agent and the applicable Depositary (the “Deposit Agreements”), the Depositaries will establish separate accounts in the name of the Escrow Agent (each such account, a “Deposit Account”). On the Issuance Date, the proceeds of this offering will be deposited (each, a “Deposit”) into the Deposit Accounts by the Underwriters on behalf of such Escrow Agent.

On each Regular Distribution Date the applicable Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the holders of Escrow Receipts relating to the applicable Trust, an amount equal to interest accrued on the Deposits relating to such Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust.

In connection with the financing of each delivered Aircraft during the Delivery Period, the Trustee for each of the Trusts will request that the Escrow Agent relating to the applicable Trust withdraw from the Deposits relating to the applicable Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn which is not used to purchase such Equipment Note will be re-deposited by each Trustee into an account relating to the applicable Trust.

The Deposits relating to the Trusts and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

Unused Deposits

The Trustees’ obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of delivery, as set forth in the Note Purchase Agreement and the Participation Agreements. See “Description of the Certificates—Obligation to Purchase Equipment Notes.” No assurance can be given that all such conditions will be satisfied at the time of delivery for each Aircraft. Moreover, since the Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the Aircraft manufacturer’s right to postpone deliveries under its purchase agreement with Northwest. See “Description of the Aircraft and Appraisals—Deliveries of Aircraft.” Depending on the circumstances of the financing of each Aircraft, the maximum aggregate principal amount of Equipment Notes may not be issued.

If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date or, if earlier, upon the acquisition by such Trusts of the Equipment Notes with respect to all of the Aircraft, such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon to the holders of Escrow Receipts relating to the respective Trust after at least 15 days’ prior written notice.

Distribution Upon Occurrence of a Triggering Event

If a Triggering Event occurs prior to the Delivery Period Termination Date, the Escrow Agent for the Trusts will withdraw any funds then held as Deposits with respect to such Trusts and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the holders of Escrow Receipts relating to such Trusts by the Paying Agent on behalf of the Escrow Agent, after at least 15 days’ prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the Trusts will not acquire Equipment Notes issued with respect to Aircraft delivered after the occurrence of such Triggering Event.

Depositary

Credit Suisse, New York Branch, will act as “Depositary” for each of the Class A and Class B Certificates. Credit Suisse, New York Branch, is a branch of Credit Suisse, a banking corporation organized and existing under the laws of Switzerland and licensed under the laws of the State of New York. Credit Suisse has total assets of approximately CHF 1,227 billion ($1,006 billion, calculated using the exchange rate of $0.82/CHF 1.00 as of December 31, 2006) and total shareholder’s equity of approximately CHF 26 billion ($21 billion, calculated using the exchange rate as of December 31, 2006), in each case at December 31, 2006. Credit Suisse was founded in 1856 in Zurich and is a wholly-owned subsidiary of Zurich-based Credit Suisse Group.

Credit Suisse has long-term unsecured debt ratings of Aa1 from Moody’s, AA- from Standard & Poor’s and AA- from Fitch Ratings (“Fitch”), and short-term unsecured debt ratings of P-1 from Moody’s, A-1+ from Standard & Poor’s and F1+ from Fitch.

The New York branch of Credit Suisse is located at Eleven Madison Avenue, New York, NY 10010-3629, and its telephone number is (212) 325-2000. A copy of the Annual Report for the year ended December 31, 2006 filed by Credit Suisse with the SEC can be obtained at http://www.sec.gov. The information that Credit Suisse files with the SEC is not part of, and is not incorporated by reference in, this prospectus supplement.

Replacement of Depositary

If the Depositary’s short-term unsecured debt rating falls below A-1+ from Standard & Poor’s or P-1 from Moody’s then Northwest must, within 45 days of such event, replace the Depositary with a new depositary bank that has a short-term issuer credit rating of at least A-1+ from Standard & Poor’s and a short-term unsecured debt rating of P-1 from Moody’s, or another depositary bank that will not result in a withdrawal or downgrading of the rating of any Class of Certificates (without regard to any downgrading of the rating of the Depositary being replaced). In either case, we must obtain the written confirmation of the Rating Agencies that the replacement of the Depositary will not cause a downgrade or a withdrawal of the rating of any Class of Certificates.

DESCRIPTION OF THE ESCROW AGREEMENTS

The following is a description of the particular terms of the escrow and paying agent agreements (the “Escrow Agreements”) for the Trusts. The statements under this caption are summaries only and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Escrow Agreements, each of which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or to a Current Report on Form 8-K to be filed by NWA Corp. with the Commission. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated.

Citibank, N.A., as escrow agent in respect of the Trusts (the “Escrow Agent”), U.S. Bank National Association, as paying agent on behalf of the Escrow Agent in respect of each such Trust (the “Paying Agent”), the Trustee of each of the Trusts and the Underwriters will enter into a separate Escrow Agreement for the benefit of the Certificateholders of each such Trust as holders of the Escrow Receipts (as defined below) affixed thereto (in such capacity, a “Receiptholder”). The proceeds of the offering of Certificates of each Trust will be deposited by the Underwriters on behalf of the Escrow Agent (for the benefit of Receiptholders) with the applicable Depositary as Deposits relating to such Trusts.

Each Escrow Agent will permit the Trustee of the related Trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date for such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement. In addition, the Escrow Agent will direct the applicable Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which are non-interest-bearing. The Paying Agent will deposit interest on Deposits and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. The Paying Agent will distribute these amounts on a Regular Distribution Date or Special Distribution Date, as appropriate.

Upon receipt by the applicable Depositary of a portion of the cash proceeds from this Offering, the Escrow Agent will issue one or more escrow receipts (“Escrow Receipts”) which will be affixed by the relevant Trustee to each Certificate. Each Escrow Receipt evidences a fractional undivided interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.

DESCRIPTION OF THE LIQUIDITY FACILITIES

The following summary describes certain terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Liquidity Facilities and such provisions of the Intercreditor Agreement, each of which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K to be filed by NWA Corp. with the Commission. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

General

The Liquidity Provider will enter into a separate revolving credit agreement with the Subordination Agent with respect to the Certificates of the Class A Trust and the Class B Trust (each, a “Liquidity Facility”) pursuant to which the Liquidity Provider will make one or more advances to the Subordination Agent that will be used solely to pay interest on such Certificates when due, subject to certain limitations. The Liquidity Facility for each of the Class A and Class B Trusts is intended to enhance the likelihood of timely receipt by the Certificateholders of such Trust of the interest payable on the Certificates of such Trust at the Stated Interest Rate therefor on up to three consecutive semiannual Regular Distribution Dates. If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for a Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds.

Drawings

The aggregate amount available under the Liquidity Facilities for the Class A and Class B Trusts at May 1, 2009, the first Regular Distribution Date after the Delivery Period Termination Date, assuming that Equipment Notes in the maximum principal amount with respect to all Aircraft are acquired by the Trusts and that all interest and principal due on or prior to May 1, 2009, is paid, will be $           and $          , respectively.

Except as otherwise provided below, the Liquidity Facilities for the Class A and Class B Trusts will enable the Subordination Agent to make interest drawings (“Interest Drawings”) thereunder on any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under a Liquidity Facility with respect to the Class A or Class B Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility.

“Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing, a Special Termination Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility will be zero.

“Required Amount” means, for any day and with respect to the Class A or Class B Trust, the sum of the aggregate amount of interest, calculated at the Stated Interest Rate applicable to the Certificates issued by such Trust, that would be payable on such Certificates on each of the three successive semiannual Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated based on the Pool Balance for such Class on such day and without regard to expected future payments of principal on such Certificates.

The Liquidity Facilities for the Class A and Class B Certificates will not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class or any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Class or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.5). In addition, the Liquidity Facility with respect to each Trust will not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

Each payment by the Liquidity Provider will reduce by the same amount the Maximum Available Commitment under such Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings under a Liquidity Facility, upon reimbursement of the Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Liquidity Facility will be reinstated to an amount not to exceed the then Required Amount of such Liquidity Facility; provided, however, that such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. Following the reduction of the Pool Balance for the applicable Trust, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced from time to time to an amount equal to the Required Amount for such Trust. (Liquidity Facilities, Section 2.04(a))

“Performing Equipment Note” means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any Acceleration); provided that in the event of a bankruptcy proceeding under the Bankruptcy Code in which Northwest is a debtor any payment default existing during the 60-Day Period (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code or as may apply for the cure of such payment default under Section 1110(a)(2)(B) of the Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period. (Intercreditor Agreement, Section 1.1)

Replacement of Liquidity Facilities

If at any time the short-term unsecured or short-term issuer credit rating of the Liquidity Provider for any Trust then issued by either Rating Agency is lower than the Threshold Rating applicable to such Trust, the Liquidity Facility provided by such Liquidity Provider may be replaced by a Replacement Facility. If such Liquidity Facility is not replaced with a Replacement Facility within 30 days after notice of the downgrading and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the “Downgrade Drawing”). The Subordination Agent will deposit the proceeds of any Downgrade Drawing in a cash collateral account (the “Cash Collateral Account”) for such Class of Certificates and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.5(c))

A “Replacement Liquidity Facility” for any Liquidity Facility means an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider) in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the Certificates of such Trust (at the Stated Interest Rate for such Trust, and without regard to expected future principal payments) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility (or if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates) and issued by a person (or persons) having unsecured short-term debt ratings and short-term issuer credit ratings issued by both Rating Agencies that are equal to or higher than the Threshold Rating for the relevant Class. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party”) under the Intercreditor Agreement as the replaced Liquidity Provider.

“Threshold Rating” means the short-term unsecured debt rating of P-1 by Moody’s and the short-term issuer credit rating of A-1 by Standard & Poor’s, in the case of the Liquidity Provider for each Trust.

The Liquidity Facility for each Trust will provide that the relevant Liquidity Provider’s obligations thereunder will expire on the earliest of:

•       364 days after the initial issuance date of the Certificates (“Issuance Date”).

•       The date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full.

•       The date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Liquidity Facility has been substituted for such Liquidity Facility.

•       The fifth Business Day following receipt by the Subordination Agent of a Termination Notice or Special Termination Notice from such Liquidity Provider (see “—Liquidity Events of Default”).

•       The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility.

•       The date on which the Liquidity Provider honors a Downgrade Drawing, a Non-Extension Drawing, a Special Termination Drawing or a Final Drawing. (Liquidity Facilities, Sections 1.01 and 2.04(b))

Each Liquidity Facility provides that it will be automatically extended for additional 364-day periods unless the Liquidity Provider provides notice of non-extension.

The Intercreditor Agreement will provide for the replacement of any Liquidity Facility for any Trust if it is scheduled to expire earlier than 15 days after the Final Legal Distribution Date for the Certificates of such Trust if such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent will draw its then Maximum Available Commitment (the “Non-Extension Drawing”). The Subordination Agent will deposit the proceeds of the Non-Extension Drawing in the Cash Collateral Account for the related Class of Certificates as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.5(d))

Subject to certain limitations, Northwest may, at its option, arrange for a Replacement Liquidity Facility at any time to replace any Liquidity Facility for any Trust (including without limitation any Replacement Liquidity Facility described in the following sentence). Subject to certain conditions, Calyon, acting through its New York branch, as the Liquidity Provider, may, at its option, arrange for a Replacement Liquidity Facility for any Trust at any time. In addition, any Liquidity Provider may, at its option, arrange for a Replacement Liquidity Facility to replace a non-extended Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility. (Intercreditor Agreement, Section 3.5 (e)) If any Replacement Liquidity Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.5(f))

Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the applicable Liquidity Provider, the Subordination Agent will request a final drawing (“Final Drawing”) under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of such Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.5(i))

Reimbursement of Drawings

The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor.

Interest Drawings, Special Termination Drawings and Final Drawings

Amounts drawn by reason of an Interest Drawing, Special Termination Drawing or the Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of each such drawing to (but excluding) the third business day thereafter, interest will accrue at the Base Rate plus 1.00% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 1.00% per annum.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum is at all times equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (0.25%) per annum.

“LIBOR” means, with respect to any interest period, (i) the rate per annum appearing on display page 3750 (British Bankers Association—LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the advance to which such interest period is to apply and for a period comparable to such interest period.

Downgrade Drawings, Non-Extension Drawings and Special Termination Drawings

The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing will be treated as follows:

•       Such amount will be released on any Distribution Date to the applicable Liquidity Provider to the extent that such amount exceeds the Required Amount.

•       Any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.

•       The balance of such amount will be invested in Eligible Investments.

Any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing under any of the Liquidity Facilities, other than any portion thereof applied to the payment of interest on the Certificates, will bear interest (i) at the Base Rate with respect to the period from the date of such drawing to (but excluding) the third business day thereafter, (ii) from and after such third business day, subject to clause (iii) below, at a rate equal to the investment earnings on the amounts deposited in the relevant Cash Collateral Account plus a specified margin (provided that a commitment fee will continue to be payable on the amount of such Downgrade Drawing or Non-Extension Drawing) and (iii) from and after the date, if any, on which any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing is converted into a Final Drawing as described under “—Liquidity Events of Default”, at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under “—Interest Drawings, Special Termination Drawings and Final Drawings” above, the Base Rate) plus 1.00% per annum.

Liquidity Events of Default

Events of Default under each Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

•       The acceleration of all the Equipment Notes (provided, that if such acceleration occurs during the Delivery Period, the aggregate principal amount thereof exceeds $200,000,000).

•       Certain bankruptcy or similar events involving Northwest. (Liquidity Facilities, Section 1.01)

If any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a “Final Termination Notice”). With respect to any Liquidity Facility, if the Pool Balance of the related Class of Certificates is greater than the aggregate outstanding principal amount of the related Series of Equipment Notes (other than any such Equipment Notes previously sold or with respect to which the Aircraft securing such Equipment Notes have been disposed of) at any time during the 18-month period prior to the Final Payment Date, the Liquidity Provider under such Liquidity Facility may, in its discretion, give a notice of special termination of such Liquidity Facility (a “Special Termination Notice” and, together with the Final Termination Notice, a “Termination Notice”). The Termination Notice will have the following consequences:

•       The related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.

•       The Subordination Agent will promptly request, and the applicable Liquidity Provider will make, a Final Drawing or Special Termination Drawing, as applicable, thereunder in an amount equal to the then Maximum Available Commitment thereunder.

•       Any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility.

•       All amounts owing to the applicable Liquidity Provider automatically will be accelerated.

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement—Priority of Distributions.” (Liquidity Facilities, Section 6.01) Upon the circumstances described below under “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party,” a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

Liquidity Provider

The Liquidity Provider will be Calyon, acting through its New York branch. Calyon was formed on April 30, 2004 by the consolidation of Crédit Agricole Indosuez and the corporate and investment banking division of Crédit Lyonnais. Calyon’s long-term unsecured debt is rated Aa2 by Moody’s, AA by Fitch and AA- by Standard & Poor’s and its short-term unsecured debt is rated P-1 by Moody’s, F1+ by Fitch and A-1+ by Standard & Poor’s.

The above description of Calyon has been provided by Calyon, acting through its New York Branch. However, Calyon has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes certain provisions of the Intercreditor Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Intercreditor Agreement which will be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or to a Current Report on Form 8-K to be filed by NWA Corp. with the Commission.

Intercreditor Rights

Controlling Party

With respect to any Indenture at any given time, the Trustee and the Liquidity Provider will agree that the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action under such Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Event of Default has occurred and is continuing under such Indenture. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes. (Intercreditor Agreement, Section 2.6(a))

At any time an Indenture Event of Default has occurred and is continuing under an Indenture, the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under the related Indenture, including Acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. (Intercreditor Agreement, Section 2.6(a)) Notwithstanding the foregoing, no amendment, modification, consent or waiver will, without the consent of each Liquidity Provider and the affected Certificateholders, reduce the amount of principal or interest payable by Northwest under any Equipment Note issued under any Aircraft Indenture. (Intercreditor Agreement, Section 9.1(b)) See “Description of the Certificates—Indenture Event of Defaults and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

The “Controlling Party” will be:

•       The Class A Trustee.

•       Upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee.

•       Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it, as discussed in the next paragraph.

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility has been drawn (excluding a Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing but including a Final Drawing or a Downgrade Drawing, a Non-Extension Drawing or Special Termination Drawing that has been converted into a Final Drawing under such Liquidity Facility) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing or Special Termination Drawing on deposit in the relevant Cash Collateral Account up to the Required Amount as of such date has been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes have been accelerated, the Liquidity Provider with the higher outstanding amount of unreimbursed Liquidity Obligations (so long as such

Liquidity Provider has not defaulted in its obligation to make any advance under any Liquidity Facility) will have the right to become the Controlling Party with respect to any Indenture.

Subject to certain conditions, notwithstanding the foregoing, (a) if one or more holders of the Class B Certificates have purchased the Series A Equipment Notes or (b) if one or more holders of Additional Certificates has purchased the Series A Equipment Notes and Series B Equipment Notes, in each case, issued under an Indenture, the holders of the majority in aggregate unpaid principal amount of Equipment Notes issued under such Indenture, instead of the Controlling Party, shall be entitled to direct the Loan Trustee in taking, or refraining from taking, any action under such Indenture or with respect to such Equipment Notes, including exercising remedies thereunder; provided, that so long as the Subordination Agent holds not less than the majority in aggregate unpaid principal amount of such Equipment Notes, the Controlling Party shall be entitled to direct the Loan Trustee under such Indenture. Any Equipment Notes issued under such Indenture that have not been purchased by a Certificateholder shall, during the continuance of an Indenture Event of Default under such Indenture, be subject to direction by the Controlling Party.

For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, will exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6(b)) For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “Description of the Equipment Notes—Remedies.”

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable, if any, on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.1)

Equipment Note Buyout Right of Subordinated Certificateholders

Upon the occurrence and during the continuation of an Equipment Note Buyout Event, so long as no holder of Additional Certificates has elected to exercise its right to purchase Equipment Notes issued under such Indentures as described below (upon such election and notification thereof, such right of the Class B Certificateholders will be suspended) any Class B Certificateholder may, upon 15 days’ written notice to the Subordination Agent, each Trustee (and each such Trustee shall promptly provide such notice to all Certificateholders of its Trust) and each applicable Loan Trustee given on or before the date which is six months after the occurrence of the applicable Equipment Note Buyout Event, purchase on the third Business Day next following the expiry of such 15-day notice period all, but not less than all, of the Series A Equipment Notes issued under any one or more of the Indentures for a purchase price equal to the aggregate Note Target Price for such Series A Equipment Notes plus an amount equal to the Excess Liquidity Obligations accrued in respect of such Indentures as of the date of purchase. If prior to the end of such 15-day period, any other holder of the Class B Certificates notifies the Subordination Agent, each Trustee (and each such Trustee shall promptly notify all Certificateholders of its Trust, including the purchasing Class B Certificateholder) and each applicable Loan Trustee that it wishes to participate in such purchase, then such other Class B Certificateholder may join with the purchasing Class B Certificateholder to purchase such Series A Equipment Notes pro rata based on the interest in the Class B Trust held by each such Class B Certificateholder compared to such interests held by all participating Class B Certificateholders.

If any Additional Certificates are issued and an Equipment Note Buyout Event has occurred and is continuing, regardless of whether any Class B Certificateholder has elected to exercise its right to purchase Equipment Notes, any holder of such Additional Certificates upon 15 days’ notice to the Subordination Agent, each Trustee (and each such Trustee shall promptly provide such notice to all Certificateholders of its Trust) and each applicable Loan Trustee given on or before the date which is six months after the occurrence of the applicable Equipment Note Buyout Event, purchase on the third Business Day next following the expiry of such 15-day notice period all, but not less than all, of the Series A Equipment Notes and Series B Equipment Notes issued under any one or more Indentures for a purchase price equal to the sum of the aggregate Note Target Price for such Series A Equipment Notes and Series B Equipment Notes plus an amount equal to the Excess Liquidity Obligations accrued in respect of such Indentures as of the date of purchase. If any Refinancing Certificates are issued, the holders of such Refinancing Certificates may have the same right to purchase Equipment Notes as the Class they refinanced. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

The right of any holder of Class B Certificates or Additional Certificates to purchase Equipment Notes as described above will be subject to such purchase being exempt from, or not subject to, the registration requirements of the Securities Act of 1933, as amended, and in compliance with other applicable securities laws. Each purchaser will be required to provide to the Subordination Agent reasonably satisfactory evidence of compliance with such laws.

“Equipment Note Buyout Event” means the occurrence and continuation of (i) a Certificate Buyout Event or (ii) an Indenture Event of Default (as defined in the Intercreditor Agreement) under any Indenture that has continued for a period of five years without an Actual Disposition Event occurring with respect to the Equipment Notes issued under such Indenture.

“Excess Liquidity Obligations” means, with respect to an Indenture, an amount equal to the sum of (i) the amount of fees payable to the Liquidity Provider under each Liquidity Facility, multiplied by a fraction, the numerator of which is the then outstanding aggregate principal amount of the Series A Equipment Notes and the Series B Equipment Notes issued under such Indenture and the denominator of which is the then outstanding aggregate principal amount of all Series A Equipment Notes and Series B Equipment Notes, (ii) interest on any Non-Extension Drawing, Downgrade Drawing or Special Termination Drawing payable under each Liquidity Facility in excess of investment earnings on such drawings, multiplied by the fraction specified in clause (i) above, (iii) if any payment default by Northwest exists with respect to interest on any Series A Equipment Notes or Series B Equipment Notes, interest on any Interest Drawing (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing that is used to pay interest on the Certificates) or Final Drawing payable under each Liquidity Facility in excess of the sum of (a) investment earnings from any Final Drawing plus (b) any interest at the past due rate actually payable (whether or not in fact paid) by Northwest on the overdue scheduled interest on the Equipment Notes in respect of which such Interest Drawing (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing that is used to pay interest on the Certificates) or Final Drawing was made by the Liquidity Provider, multiplied by a fraction the numerator of which is the aggregate overdue amounts of interest on the Series A Equipment Notes and Series B Equipment Notes issued under such Indenture (other than interest becoming due and payable solely as a result of Acceleration of any such Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all Series A Equipment Notes and Series B Equipment Notes (other than interest becoming due and payable solely as a result of Acceleration of any such Equipment Notes), and (iv) any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clauses (ii) and (iii) above, multiplied by the fraction specified in clause (i) above. The fractions specified in this definition will be revised if Additional Certificates with credit support similar to the Liquidity Facilities are issued. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

“Note Target Price” means for any Equipment Note issued under any Indenture: (i) the aggregate outstanding principal amount of such Equipment Note, plus (ii) the accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Note (including, without limitation, enforcement costs incurred by the Subordination Agent in respect of such Equipment Note).

The purchase price payable in connection with an exercise of the Equipment Note buyout right shall be paid to the Subordination Agent. The Subordination Agent shall distribute any such payment in the order of priority described in “Priority of Distributions.”

After one or more Class B Certificateholders, or one or more holders of Additional Certificates, as the case may be, have exercised their Equipment Note buyout right and purchased any Series A Equipment Notes (and, if applicable, Series B Equipment Notes), (i) any proceeds or payments made with respect to such Equipment Notes will be paid directly to the holders of such Equipment Notes pro rata and will not be subject to the subordination provisions of the Intercreditor Agreement (but the holders of such Equipment Notes shall remain bound by the provisions in the Intercreditor Agreement relating to limitations on the exercise of remedies (see “Limitation on Exercise of Remedies”)) and (ii) if and to the extent the Loan Trustee under the related Indenture receives any amounts with respect to Excess Liquidity Obligations under such Indenture or reimbursement of enforcement costs incurred by the Subordination Agent in respect of such Equipment Notes that, in each case, represent amounts previously paid by such Certificateholders in connection with the purchase of such Equipment Notes, such Loan Trustee shall pay such amounts to the holders of such Equipment Notes pro rata. Any proceeds or payments made with respect to any Series of Equipment Notes issued under the related Indenture that has not been purchased pursuant to the buyout rights described above will continue to be paid to the Subordination Agent and be subject to the subordination provisions of the Intercreditor Agreement.

Each purchasing Certificateholder will have to acknowledge, consent and agree that, notwithstanding the purchase of any Equipment Notes under any Indenture pursuant to the buyout rights described above, the cross-collateralization provisions of such Indenture will remain unchanged and in full force and effect and cannot be otherwise amended, modified or waived in any manner without the prior written consent of the Subordination Agent acting on the instructions of each Trustee.

Any taxes incurred by the relevant Loan Trustee, the Subordination Agent or the relevant Trustee in connection with the sale of any Equipment Note pursuant to the exercise by one or more Certificateholders of the buyout right described above shall be paid by such purchasing Certificateholders on a pro rata basis.

If Northwest or any of its affiliates is an owner of a Class B Certificate (or an Additional Certificate), it will not be entitled to purchase Equipment Notes upon the occurrence of an Equipment Note Buyout Event.

Limitation on Exercise of Remedies

So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of Northwest, without the consent of each Trustee, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) in the case of the sale of an Aircraft, 75%, or in the case of the sale of related Equipment Notes, 85% of the Appraised Current Market Value of such Aircraft and (2) the sum of the aggregate Note Target Price of such Equipment Notes and an amount equal to the Excess Liquidity Obligations in respect of the Indenture under which such Equipment Notes were issued.

Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the Aircraft to any person (including Northwest) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof).

The foregoing provisions apply whether the exercise of remedies under an Indenture is being directed by the Controlling Party or by the Instructing Holder.

If following a Northwest Bankruptcy Event and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of Northwest to restructure the financing of any one or more of the Aircraft, the Controlling Party shall promptly thereafter give the Subordination Agent and each Trustee notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee shall post such terms and conditions of such restructuring proposal on DTC’s internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such terms and conditions of such restructuring proposal available to all Certificateholders. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Part or otherwise, may, without the consent of each Trustee, enter into any term sheet, stipulation or other agreement (a “Restructuring Arrangement”) (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of Northwest unless and until the material economic terms and conditions of such restructuring shall have been made available to all Certificateholders for a period of not less than 15 calendar days (except that such requirement shall not apply to any such term sheet, stipulation or other agreement that is entered into on or prior to the expiry of the 60-Day Period and that is effective for a period not longer than three months from the expiry of the 60-Day Period (an “Interim Restructuring Arrangement”)).

In addition, the foregoing provisions shall (i) not apply to any extension of a Restructuring Arrangement with respect to which such provisions have been complied with in connection with the original entry of such Restructuring Arrangement, if the possibility of such extension has been disclosed in satisfaction of the requirements of such provisions and such extension shall not amend or modify any of the other terms and conditions of such Restructuring Arrangement and (ii) apply to the initial extension of an Interim Restructuring Arrangement beyond the three months following the expiry of the 60-Day Period but not to any subsequent extension of such Interim Restructuring Arrangement, if the possibility of such subsequent extension has been disclosed in satisfaction of the requirements of such provisions and such subsequent extension shall not amend or modify any of the other terms and conditions of such Interim Restructuring Arrangement.

In the event that any Certificateholder gives irrevocable notice of the exercise of (i) its right to buy out any Equipment Notes (as described in “Equipment Note Buyout Right of Subordinated Certificateholders”) or (ii) its right to purchase all (but not less than all) of the Class of Certificates represented by the then Controlling Party (as described in “Description of the Certificates—Purchase Rights of Certificateholders”), in either case, prior to the expiry of the 15-day notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into (i) the case of such Equipment Note buyout, any such restructuring proposal with respect to the Aircraft related to such Equipment Notes, or (ii) in the case of such purchase of Certificates, any such restructuring proposal with respect to any of the Aircraft, in either case, unless and until such Certificateholder fails to purchase such Equipment Notes or Class of Certificates, as applicable, on the date that it is required to make such purchase.

Post Default Appraisals

Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Subordination Agent will be required to obtain three desktop appraisals from the appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft subject to such Indenture, in each case based on an assumed half-time status of the Aircraft, without regard to actual maintenance data with respect thereto (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Event of Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain updated Appraisals on the date that is 364 days from the date of the most recent Appraisal (or if a Northwest Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal) and shall post such Appraisals on DTC’s internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such Appraisals available to all Certificateholders.

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft.

Priority of Distributions

The payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

•       to the Subordination Agent, any Trustee, any Certificateholder and the Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party) or any Trustee or to reimburse any Certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes or any Trust Indenture Estate (collectively, the “Administration Expenses”);

•       to the Liquidity Provider (a) to the extent required to pay all accrued and unpaid Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Event of Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet due, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•       to the Liquidity Provider (i) (a) to the extent required to pay the aggregate amount of accrued and unpaid interest on the Liquidity Obligations or, (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then in arrears on the Liquidity Obligations plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not in arrears, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply and (ii) if a Special Termination Drawing has been made and has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing;

•       to (i) the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and (ii) if applicable with respect to any particular Liquidity Facility unless to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates, in the case of this clause (ii), (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default has occurred and is continuing under such Liquidity Facility or (y) a Final Drawing has occurred under such Liquidity Facility;

•       to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

•       to the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•       to the Class B Trustee (a) to the extent required to pay accrued and unpaid Class B Adjusted Interest on the Class B Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such Class B Adjusted Interest that is then due or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•       to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates;

•       to the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B Adjusted Interest paid above) or, (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply; and

•       to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates.

If one or more Classes of Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to the Additional Certificates may rank ahead of certain obligations with respect to the Certificate. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”  (Intercreditor Agreement, Section 3.2)

“Applicable Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date and the denominator of which shall be the aggregate unpaid principal amount of all Series A Equipment Notes and Series B Equipment Notes outstanding as of such Special Distribution Date. The definition of “Applicable Fraction” will be revised if Additional Certificates are issued. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

“Liquidity Obligations” means all principal, interest, fees and other amounts owing to a Liquidity Provider under its Liquidity Facility or certain other agreements.

“Liquidity Expenses” means all Liquidity Obligations other than (i) the principal amount of any drawings under the Liquidity Facilities and (ii) any interest accrued on any Liquidity Obligations.

“Class B Adjusted Interest” means, as of any Distribution Date, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class B Certificates (x) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the current Distribution Date, on the Preferred B Pool Balance on such Distribution Date and (y) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred B Pool Balance for each Series B Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), for each day during the period, for each such Series B Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note, Aircraft or Collateral under (and as defined in) the related Indenture, as the case may be.

“Preferred B Pool Balance” means, as of any date, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date, the original aggregate face amount of the Class B Certificates) (after giving effect to distributions made on such date) over (B) the sum of (i) the outstanding principal amount of each Series B Equipment Note that remains unpaid as of such date subsequent to the disposition of the Collateral under (and as defined in) the related Indenture and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series B Equipment Note, (ii) the outstanding principal amount of each Series B Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following an Event of Loss with respect to the Aircraft subject to the lien of the related Indenture and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series B Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series B Equipment Note previously sold over (y) the purchase price received with respect to the sale of such Series B Equipment Note (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any Series B Equipment Note with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note.

“Non-Performing Equipment Note” means an Equipment Note that is not a Performing Equipment Note.

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any Acceleration of Performing Equipment Notes except to the extent monies are received as a result of such Acceleration) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold has been paid in full and such payments have been distributed to the holders of such Certificates.

“Actual Disposition Event” means, in respect of any Equipment Note: (i) the disposition of the Aircraft (as defined in the Indenture pursuant to which such Equipment Note was issued) for cash, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss (as defined in such Indenture) with respect to such Aircraft or (iii) the sale of such Equipment Note for cash.

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Event of Default.

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of Expected Distributions.

Interest Drawings under the Liquidity Facilities and withdrawals from the Cash Collateral Accounts in each case in respect of interest on the Certificates of any Trust will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any Trust which are in excess of the Required Amount for such Trust and all investment earnings on such amounts on deposit in the Cash Collateral Account will be paid to the applicable Liquidity Provider.

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification or waiver under such Equipment Note or other related document, (i) if no Indenture Event of Default with respect thereto shall have occurred and be continuing, the Subordination Agent shall request instructions for each Series of Equipment Notes from the Trustee of the Trust which holds such Series of Equipment Notes and shall vote or consent in accordance with the directions of such Trustee and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party; provided that no such amendment, modification or waiver shall, without the consent of each affected Certificateholder and each Liquidity Provider, reduce the amount of principal or interest payable by Northwest under any Equipment Note, change the time of payments or method of calculation of any amount under any Equipment Note, provided that no such amendment, modification or waiver shall, without the consent of each Liquidity Provider and each affected Certificateholder holding Certificates representing a Fractional Undivided Interest in the Series of Equipment Notes under the applicable Indenture held by the Subordination Agent, reduce the amount of principal or interest payable by Northwest under any Equipment Note, change the time of payments or method of calculation of any amount under any Equipment Note. (Intercreditor Agreement, Section 9.1(b))

List of Certificateholders

Upon the occurrence of an Indenture Event of Default the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates.

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of Northwest to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Trustees, Liquidity Providers, Rating Agencies and Northwest a statement setting forth the following information:

(i)      after a bankruptcy of Northwest, with respect to each Aircraft, whether such Aircraft is (A) subject to the 60-day period of Section 1110 of the Bankruptcy Code (the “60-Day Period”), (B) subject to an election by Northwest under Section 1110(a) of the Bankruptcy Code; (C) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (D) not subject to any of (A), (B) or (C);

(ii)    to the best of the Subordination Agent’s knowledge, after requesting such information from Northwest, (A) whether the Aircraft are currently in service or parked in storage, (B) the maintenance status of the Aircraft, and (C) location of the Engines (as defined in the Indentures). Northwest has agreed to provide such information upon request of the Subordination Agent but no more frequently than every three months with respect to each Aircraft, so long as it is subject to the lien of an Indenture;

(iii)   the current Pool Balance of the Certificates, the Preferred B Pool Balance and outstanding principal amount of all Equipment Notes;

(iv)    the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date;

(v)     the amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement;

(vi)    details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and source of payment (by Aircraft and party);

(vii)  if the Subordination Agent has made a Final Drawing under any Liquidity Facility;

(viii) the amounts currently owed to any Liquidity Provider;

(ix)    the amounts drawn under each Liquidity Facility; and

(x)     after the occurrence of a Northwest Bankruptcy Event, any operational reports filed by Northwest with the Bankruptcy Court which are available to the Subordination Agent on a non-confidential basis.

The Subordination Agent

U.S. Bank National Association, a national banking association, will be the Subordination Agent under the Intercreditor Agreement. Northwest and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is 1 Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Either the Controlling Party or the Liquidity Provider may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent.

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The Aircraft to be financed pursuant to this offering will consist of 27 new Embraer 175 LR aircraft. The Aircraft are currently scheduled for delivery beginning in January 2008 and continuing through December 2008. The period beginning on the date of original issuance of the Certificates and ending on March 31, 2009, is referred to herein as the “Delivery Period”). The Aircraft are designed to be in compliance with Stage III noise level standards, which constitute the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

The Aircraft are narrowbody commercial jet aircraft. Seating capacity in Northwest’s two class configuration is 76 seats. These aircraft are powered by two CF34-8E5 model commercial jet engines manufactured by General Electric and have a two-person cockpit. The Aircraft fly on Northwest’s domestic route system.

See the Aircraft Appraisals in Appendix II for further information. The table below sets forth certain additional information concerning the Aircraft.

	Aircraft	Scheduled Delivery	Appraiser’s Valuation			Appraised Base
Aircraft	Type(1)	Month(2)	AISI	BK	MBA	Value(3)
1	EMB-175 LR	January 2008	$29,910,000	$26,700,000	$26,940,000	$26,940,000
2	EMB-175 LR	January 2008	29,910,000	26,700,000	26,940,000	26,940,000
3	EMB-175 LR	January 2008	29,910,000	26,700,000	26,940,000	26,940,000
4	EMB-175 LR	February 2008	30,000,000	26,700,000	26,980,000	26,980,000
5	EMB-175 LR	February 2008	30,000,000	26,700,000	26,980,000	26,980,000
6	EMB-175 LR	February 2008	30,000,000	26,700,000	26,980,000	26,980,000
7	EMB-175 LR	March 2008	30,080,000	26,700,000	27,030,000	27,030,000
8	EMB-175 LR	March 2008	30,080,000	26,700,000	27,030,000	27,030,000
9	EMB-175 LR	April 2008	30,170,000	26,900,000	27,070,000	27,070,000
10	EMB-175 LR	April 2008	30,170,000	26,900,000	27,070,000	27,070,000
11	EMB-175 LR	May 2008	30,260,000	26,900,000	27,120,000	27,120,000
12	EMB-175 LR	May 2008	30,260,000	26,900,000	27,120,000	27,120,000
13	EMB-175 LR	June 2008	30,340,000	26,900,000	27,160,000	27,160,000
14	EMB-175 LR	June 2008	30,340,000	26,900,000	27,160,000	27,160,000
15	EMB-175 LR	June 2008	30,340,000	26,900,000	27,160,000	27,160,000
16	EMB-175 LR	July 2008	30,430,000	27,100,000	27,210,000	27,210,000
17	EMB-175 LR	July 2008	30,430,000	27,100,000	27,210,000	27,210,000
18	EMB-175 LR	August 2008	30,520,000	27,100,000	27,250,000	27,250,000
19	EMB-175 LR	August 2008	30,520,000	27,100,000	27,250,000	27,250,000
20	EMB-175 LR	September 2008	30,600,000	27,100,000	27,300,000	27,300,000
21	EMB-175 LR	September 2008	30,600,000	27,100,000	27,300,000	27,300,000
22	EMB-175 LR	September 2008	30,600,000	27,100,000	27,300,000	27,300,000
23	EMB-175 LR	October 2008	30,690,000	27,300,000	27,340,000	27,340,000
24	EMB-175 LR	October 2008	30,690,000	27,300,000	27,340,000	27,340,000
25	EMB-175 LR	November 2008	30,780,000	27,300,000	27,390,000	27,390,000
26	EMB-175 LR	November 2008	30,780,000	27,300,000	27,390,000	27,390,000
27	EMB-175 LR	December 2008	30,870,000	27,300,000	27,430,000	27,430,000
			$819,280,000	$728,100,000	$733,390,000	$733,390,000

(1)          Embraer has announced the introduction of a new Embraer ERJ 170-200 AR aircraft type, which is expected to be certified by the FAA in October, 2008 (though there can be no assurance that it will be so certified). This aircraft type will be somewhat heavier and have a somewhat longer range than the Embraer ERJ 170-200 LR, but will otherwise be similarly configured. It is expected that the 27 Embraer 175 LR aircraft to be delivered to Northwest will have the AR configuration. However, all such Aircraft will be operated as LR type until the AR type is certified.

(2)          Future dates reflect the currently scheduled delivery month under Northwest’s purchase agreement with the manufacturer. The actual delivery date for any undelivered Aircraft may be subject to delay or acceleration.

(3)          The appraised base value of each Aircraft set forth above is based upon the lesser of the average and median values of each Aircraft, as appraised by each appraiser. The appraisals do not take into account the possible change of Aircraft type described in Note (1) above.

Appraised Value

The appraised base values set forth in the foregoing chart were determined by AISI, BK and MBA as of July 1, 2007, September 26, 2007 and June 2007, respectively. All three Appraisers were asked to provide their respective opinion as to the projected base value as of the scheduled delivery month of each such Aircraft. Each Appraiser performed a “desk-top” appraisal without any physical inspection of the Aircraft. The Appraisals are based on various assumptions and methodologies, which vary among the Appraisals. The Appraisers have delivered letters summarizing their respective Appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a definition of appraised base value and discussion of the assumptions and methodologies used in preparing each of the Appraisals, reference is hereby made to such summaries.

An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon the sale of any Aircraft may be less than the appraised value thereof. In addition, the value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates.

Deliveries of Aircraft

The Aircraft are currently scheduled for delivery from January 2008 through December 2008 under the purchase agreement Northwest has entered into with Embraer. See the table under “—The Aircraft” for the scheduled month of delivery of each Aircraft. The purchase agreement for the Aircraft provides that delivery of an Aircraft may be delayed due to “Excusable Delay,” which is defined to include delays in delivery or failure to deliver or perform due to causes reasonably beyond Embraer’s or any associated contractor’s control or not occasioned by Embraer’s or any associated contractor’s fault, misconduct or negligence. Northwest cannot predict whether adjustments in such schedule will be required.

If delivery of any Aircraft is delayed beyond the Delivery Period Termination Date there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon. See “Description of the Deposit Agreements—Unused Deposits.”

If delivery of any Aircraft is delayed by more than 30 days after the month scheduled for delivery, Northwest has the right to replace such Aircraft with a Substitute Aircraft, subject to certain conditions. See “—Substitute Aircraft.” If delivery of any Aircraft is delayed beyond the Delivery Period Termination Date and Northwest does not exercise its right to replace such Aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon but without a premium. See “Description of the Deposit Agreements—Unused Deposits.”

Substitute Aircraft

If the delivery date for any Aircraft is delayed more than 30 days after the month scheduled for delivery, Northwest may identify for delivery a substitute aircraft (each, together with the substitute aircraft referred to below, a “Substitute Aircraft”) therefor meeting the following conditions:

•       A Substitute Aircraft must be the same model as the Aircraft for which delivery was delayed and manufactured after the Issuance Date.

•       After giving effect thereto the principal amount of Equipment Notes of each Series issued in respect of the Substitute Aircraft would not exceed the expected principal amount of the Equipment Notes of each Series that could have been issued in respect of the replaced Aircraft.

•       Northwest will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced Aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates.

DESCRIPTION OF THE EQUIPMENT NOTES

The following description of the terms of the Equipment Notes supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Equipment Notes, the Indentures, the Participation Agreements and the Note Purchase Agreement set forth in the Prospectus. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Participation Agreements and the Note Purchase Agreement, which will be filed as exhibits to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K to be filed by NWA Corp. with the Commission. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement that may be applicable to each Aircraft.

General

With respect to each Aircraft, the Equipment Notes will be issued in two series, the “Series A Equipment Notes,” and the “Series B Equipment Notes” (together, the “Equipment Notes”). See “Possible Issuance of Additional Certificates and Refinancing of Certificates” for the possible issuance of additional Equipment Notes. The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture between Northwest and U.S. Bank National Association, as indenture trustee thereunder (each, a “Loan Trustee”). The Indentures will not provide for defeasance, or discharge upon deposit of cash or certain obligations of the United States, notwithstanding the description of defeasance in the Prospectus. Northwest’s obligations under the Equipment Notes issued with respect to each Aircraft will be general obligations of Northwest.

Subordination

Series A Equipment Notes issued in respect of an Aircraft will rank equally with one another in right of payment and will rank senior to other Equipment Notes issued in respect of such Aircraft. Series B Equipment Notes issued in respect of an Aircraft will be subordinated in right of payment to the Series A Equipment Notes issued in respect of such Aircraft. (Indentures, Section 2.15)

On each Equipment Note payment date, payments of interest and principal due on Series A Equipment Notes issued in respect of an Aircraft will be made prior to payments of interest and principal due on Series B Equipment Notes issued in respect of such Aircraft. (Indentures, Article III)

If Northwest elects to issue Additional Equipment Notes with respect to an Aircraft, they will be subordinated in right of payment to the Series A and Series B Equipment Notes issued with respect to such Aircraft. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

With respect to amounts received following an Indenture Event of Default under an Indenture, after payment in full of the Series A and Series B Equipment Notes (and any Additional Equipment Notes) issued under such Indenture, any excess proceeds will be available to pay any shortfalls then due in respect of Equipment Notes issued under each other Indenture and held by the Subordination Agent in the following order of priority—Series A, Series B and Additional Equipment Notes—ratably as to each such series. In the absence of any such shortfall, excess proceeds, if any, will be held by the relevant Loan Trustee as additional collateral for such other Equipment Notes. See “—Security”.

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of each such Trust on the dates and at the rate per annum applicable to the Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts until the final expected Regular Distribution Date for such Trust.

Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on May 1 and November 1, of each year, commencing on the first such date to occur after initial issuance thereof. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal, Make-Whole Premium and interest on such Series of Equipment Notes will bear interest at a rate equal to at least 1.00% per annum over the applicable rate on such Series of Equipment Notes.

Scheduled principal payments on the Equipment Notes will be made on May 1 and November 1 in certain years. See “Description of the Certificates—Pool Factors” for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto and

The final payment made under each Equipment Note will be in an amount sufficient to discharge in full the unpaid principal amount, Make-Whole Premium (if any) and to the extent permitted by law, interest and any other amounts payable but unpaid.

If any date scheduled for a payment of principal, Make-Whole Premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day with the same force and effect as if made on such scheduled payment date and without any additional interest.

Redemption

If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by Northwest under the related Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon, to the date of redemption and other amounts payable to the holders of the Equipment Notes under the applicable Indenture and Participation Agreement, but without Make-Whole Premium, on a Special Distribution Date. (Indentures, Section 2.10(a))

All, but not less than all, of the Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time at the option of Northwest, in each case at a price equal to 100% of the unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium, if any, and certain other amounts. (Indentures, Section 2.11(a)) If notice of such a redemption is given in connection with the redemption of Equipment Notes with respect to an Aircraft, such notice may be revoked not later than three days prior to the proposed redemption date. (Indentures, Section 2.12)

Northwest may elect to redeem the Series B Equipment Notes with respect to all Aircraft in connection with a refinancing of such Series at any time. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”. The redemption price in the case of such refinancing of Series B Equipment Notes will be equal to 100% of the aggregate unpaid principal amount of all Equipment Notes of such Series, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium, if any, and certain other amounts. (Indentures, Section 2.11(b))

Additionally, Northwest may elect to redeem all (but not less than all) of the Series B Equipment Notes with respect to all the Aircraft at any time; provided, that the Series B Equipment Notes may be so redeemed only if the Rating Agencies shall have provided a confirmation that such redemption will not result in a withdrawal, suspension or downgrading of the ratings on any Class of Certificates then rated by the Rating Agencies that will remain outstanding. The redemption price in the case of such optional redemption of the Series B Equipment Notes will be equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus Make-Whole Premium, if any, and certain other amounts. Such redemption of the Series B Equipment Notes may occur without the issuance of any new equipment notes. (Indentures, Section 2.11(c))

“Make-Whole Premium” means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Northwest and reasonably acceptable to the relevant Loan Trustees) by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each payment on a semiannual basis from each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus the Make-Whole Spread exceeds (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination.

For purposes of determining the Make-Whole Premium, “Treasury Yield” means, at the time of determination with respect to any Equipment Note, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable payment or redemption date and the “most recent H.15(519)” means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

“Average Life Date” for any Equipment Note to be redeemed means the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note.

“Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment of principal of such Equipment Note, including the payment due on the maturity date of such Equipment Note, by (ii) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment, by (b) the then unpaid principal amount of such Equipment Note.

“Make-Whole Spread” means (i) in the case of Series A Equipment Notes,    % and (ii) in the case of Series B Equipment Notes,     %.

Security

The Equipment Notes issued with respect to each Aircraft will be secured by a first priority security interest in the Aircraft, as well as all rents, profits and other income of such Aircraft, certain rights under the aircraft purchase agreement between Northwest and the Aircraft manufacturer, all requisition proceeds with respect to such Aircraft, all insurance proceeds with respect to the Aircraft (other than proceeds under third party liability policies), all monies and securities deposited with the related Loan Trustee, and all proceeds of the foregoing. (Indentures, Granting Clause).

The obligations under each Indenture will be cross-collateralized as each Indenture will secure all amounts owing under all the Indentures. As a result of the cross-collateralization, any proceeds from the exercise of remedies with respect to an Aircraft in excess of the amounts due with respect to such Aircraft will be available to cover any shortfalls then due under Equipment Notes then held by the Subordination Agent issued with respect to the other Aircraft. In the absence of any such shortfall, excess proceeds, if any, will be held by the relevant Loan Trustee as additional collateral for such other Equipment Notes. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the Bankruptcy Code.

A cross-default in the Indentures occurs only if all amounts owing under any Equipment Note held by the Subordination Agent issued under another Indenture or other amounts secured by another Indenture with respect to which the Subordination Agent then holds any Equipment Notes, which amounts are then due and payable, have not been paid in full on the Final Payment Date and, in the case of amounts other than principal, interest or Make-Whole Premium, such failure shall have continued unremedied for twenty (20) Business Days after receipt by Northwest of written demand therefor. Therefore, prior to the triggering of the cross-default, if the Equipment Notes issued under one or more Indentures are in default and the Equipment Notes issued under the remaining Indentures are not in default, no remedies will be exercisable under such remaining Indentures.

So long as no Related Payment Default or Indenture Event of Default under any other Indenture has occurred and is continuing (except in the case of a redemption of Equipment Notes in connection with an Event of Loss with respect to an Aircraft in which case such limitation shall not apply), if (x) Northwest exercises its right to redeem all the Equipment Notes under an Indenture or (y) in any other circumstance, all of the Equipment Notes under an Indenture are paid in full, the Aircraft subject to the lien of such Indenture would be released. Once the lien on an Aircraft is released, that Aircraft will no longer secure the amounts owing under the other Indentures.

“Related Payment Default” means, with respect to any Indenture, the failure by Northwest to pay when due (i) any amount of principal of, or interest on, any Equipment Note issued under any other Indenture or (ii) any other amounts secured by any other Indenture (other than principal or interest on the Equipment Notes issued thereunder) in excess, either individually or in the aggregate, of $25,000.

In addition, if an Equipment Note ceases to be held by the Subordination Agent (as a result of sale upon the exercise of remedies, the exercise by Certificateholders of their right to buy Equipment Notes or otherwise), it will cease to be entitled to the benefits of cross-collateralization. After any exercise by Certificateholders of their right to buy Equipment Notes under any Indenture, the remaining Equipment Notes issued under such Indenture that continue to be held by the Subordination Agent will continue to be entitled to the benefits of cross-collateralization.

Loan to Value Ratios of Equipment Notes

The tables in Appendix VI show the aggregate loan to aircraft value ratios for the Equipment Notes issued for each Aircraft as of May 1, 2009 and each Regular Distribution Date occurring thereafter. The LTV was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the “Assumed Aircraft Value”) of the Aircraft securing such Equipment Notes. The table assumes that (i) no prepayments of interest or principal on the Equipment Notes will occur and (ii) no payment defaults shall have occurred and be continuing with respect to the Equipment Notes.

The tables in Appendix VI are based on the assumption that the value of the Aircraft set forth opposite the initial Regular Distribution Date included in the table depreciates by approximately 3% of the initial appraised value per year. Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus the table should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

Limitation of Liability

The Equipment Notes issued with respect to the Aircraft will be direct obligations of Northwest and will be guaranteed by NWA Corp.

Except as otherwise provided in the Indentures, no Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence.

Indenture Events of Default, Notice and Waiver

Indenture Events of Default under each Indenture will include: (i) the failure by Northwest to pay any interest, principal or Make-Whole Premium, if any, under any Equipment Note issued thereunder within 10 Business Days after the same shall have become due, or the failure by Northwest to pay any other amounts payable to the Note Holders under such Indenture or the related Participation Agreement within 10 Business Days after Northwest receives written demand from the related Loan Trustee or holder of an Equipment Note, (ii) any representation or warranty made by Northwest in such Indenture, the related Participation Agreement, or certain related documents furnished to the Loan Trustee or any holder of an Equipment Note pursuant thereto being false or incorrect when made in any material respect that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods, (iii) failure by Northwest to perform or observe in any material respect, any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods, (iv) the occurrence of certain events of bankruptcy, reorganization or insolvency of Northwest or (v) if any amounts owing under any Equipment Note held by the Subordination Agent issued under another Indenture or other amounts secured by another Indenture with respect to which the Subordination Agent then holds any Equipment Notes, which amounts are then due and payable, have not been paid in full on the Final Payment Date and, in the case of amounts other than principal, interest or Make-Whole Premium, such failure shall have continued unremedied for twenty (20) Business Days after receipt by Northwest of written demand therefor. (Indentures, Section 4.01) The only cross-default provision in the Indentures is an event of default under each Indenture which occurs if any amounts secured by any other Indenture that are due and payable on the Final Payment Date are not paid in full on the Final Payment Date. Consequently, prior to the triggering of the cross-default, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default under any other Indenture. Until the triggering of the cross-default, if the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable under the Indentures with respect to the remaining Aircraft.

The holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding on such date issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Indentures, Section 4.06)

Remedies

Each Indenture provides that if an Indenture Event of Default occurs and is continuing, the related Loan Trustee may, and upon receipt of written demand from the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture will, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without Make-Whole Premium). If certain events of bankruptcy, reorganization or insolvency occur with respect to Northwest, such amounts shall, subject to applicable law, be due and payable without any declaration or other act on the part of the related Loan Trustee or holders of the Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under such Indenture may rescind any such declaration at any time before the judgment or decree for the payment of the money so due is entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal and interest on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default and events which with the giving of notice or lapse of time or both would become Indenture Events of Default under such Indenture have been cured or waived. (Indentures, Section 4.02(b))

Each Indenture provides that if an Indenture Events of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law.

Until the triggering of the cross-default, as described in “—Indenture Events of Default; Notice and Waiver”, if the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

Section 1110 of the Bankruptcy Code (“Section 1110”) provides that, subject to the limitation specified therein, the right of lessors and conditional vendors of, and holders of security interests in, “equipment” (as defined in Section 1110) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, and to enforce any of its rights or remedies thereunder, is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110 provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief in reorganization proceedings and may not be exercised at all after such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest and approved by the court), if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor’s obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor, the appointment of a trustee or custodian or the failure to satisfy any penalty rate or provision relating to a default arising from any failure by the debtor to perform nonmonetary obligations under the applicable agreement). “Equipment” is defined in Section 1110, in part, as “an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.”

Cadwalader, Wickersham & Taft LLP, special counsel to Northwest, has advised the Loan Trustees that, if Northwest were to become a debtor under Chapter 11 of the Bankruptcy Code, the Loan Trustee would be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the related Aircraft, but may not be entitled to such benefits with respect to any replacement of an Aircraft after an Event of Loss in the future. The replacement of any Aircraft is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee’s entitlement to benefits of Section 1110 would not be diminished as a result of such replacement. This opinion is subject to certain qualifications and assumptions, including the assumptions that Northwest at the time of entering into the applicable Indenture holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. See “—Certain Provisions of the Indentures—Events of Loss.” The opinion of Cadwalader, Wickersham & Taft LLP, does not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft, if it is leased by Northwest. For a description of certain limitations on the Loan Trustee’s exercise of rights contained in the Indenture, see “—Indenture Events of Defaults, Notice and Waiver.”

Modification of Indentures

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the Participation Agreement corresponding thereto may not be amended or modified, except to the extent indicated below.

Certain provisions of any Indenture and the Participation Agreement related thereto may be amended or modified by the parties thereto without the consent of the relevant Loan Trustee or any holders of the Equipment Notes outstanding under such Indenture, subject to certain conditions. Any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, provided that such change does not adversely affect the interests of any such holder or to provide for the re-issuance thereunder of Series B Equipment Notes or the issuance thereunder of one or more additional series of equipment notes (and the re-issuance or issuance of equipment notes of the same designation under other Indentures) and any related credit support arrangements. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”. (Indentures, Section 10.01(b))

Without the consent of the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment of or supplement to such Indenture may among other things (a) reduce the principal amount of, or Make-Whole Premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal or Make-Whole Premium, if any, or interest is due and payable, (b) create any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Indentures, Section 10.01(a))

Indemnification

Northwest will be required to indemnify each Loan Trustee, each Liquidity Provider, the Subordination Agent, the Escrow Agent, the Paying Agent and each Trustee, but not the holders of Certificates (unless otherwise expressly agreed to by Northwest), for certain losses, claims and other matters. Prior to seeking indemnification from the Indenture Estate, the Loan Trustee will demand and take necessary action to pursue indemnification under the Participation Agreement. If necessary, the Loan Trustee will be entitled to indemnification from the Indenture Estate for any liability, obligation, loss, damage, penalty, claim or action to the extent not reimbursed by Northwest. The Loan Trustee will not be indemnified, however, for actions arising from its gross negligence, willful misconduct or, in the case of handling funds, negligence, or for the inaccuracy of any representation or warranty made in its individual capacity under the Indenture.

The Loan Trustee will not be under any obligation to take any action, risk liability or expend its own funds under the Indenture if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

The Guaranty

NWA Corp. will irrevocably, fully and unconditionally guarantee the payment and performance of all obligations of Northwest as obligor under the relevant Equipment Notes. If Northwest fails to make a payment or perform a nonfinancial obligation when due for any reason, including liquidation, bankruptcy or reorganization, NWA Corp. will make the payment and perform the nonfinancial obligations. Each Guaranty will be an absolute, present and continuing guaranty of performance and payment rather than collectibility, and will not be contingent upon any attempt to collect payment from or file suit against Northwest.

Certain Provisions of the Indentures

Maintenance

Each Aircraft will be owned by Northwest.

Northwest will be obligated under each Indenture, among other things and at its expense, to cause the related Aircraft to be duly registered in the name of Northwest, to pay all costs of operating the Aircraft and, to the extent set forth in such Indenture, to maintain, service, repair and overhaul the Aircraft (or cause the Aircraft to be maintained, serviced, repaired and overhauled) so as to keep the Aircraft in as good an operating condition as when initially subjected to the lien of the Indenture, ordinary wear and tear excepted, and in such condition as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times (a) under the Federal Aviation Act except, subject to certain limitations, when all aircraft of the same model and type powered by engines of the same type and registered in the United States have been grounded by the FAA, or (b) subject to certain limitations, under the applicable laws of any other jurisdiction in which the Aircraft may be registered. Notwithstanding anything to the contrary set forth above, Northwest will also be required to cause the Aircraft then subject to such Indentures to be maintained in accordance with maintenance standards approved by, or substantially equivalent to those required by, the FAA or the central civil aviation authority of Canada, France, Germany, Japan, the Netherlands or the United Kingdom. In all cases Northwest will utilize, except when a lease is in effect, the same manner and standards of maintenance, service, repair or overhaul used by Northwest with respect to similar aircraft operated by Northwest in similar circumstances and, during any period that a lease is in effect, cause the lessee thereunder to agree to utilize the same manner and standards of maintenance, service, repair or overhaul used by such lessee with respect to similar aircraft operated by such lessee in similar circumstances. (Indentures, Section 7.02(a))

Northwest will not (and will not permit any lessee to) maintain, use, service, repair, overhaul or operate any Aircraft in violation of any law or any rule, regulation, order or certificate of any government having jurisdiction over such Aircraft, or in violation of any airworthiness certificate, license or registration relating to such Aircraft, except to the extent Northwest (or any lessee) is in good faith contesting the validity or application of any such requirements, in any reasonable manner which, and among other things specified in each Indenture does not materially adversely affect the relevant Loan Trustee. (Indentures, Section 7.02(a))

Northwest must make (or cause to be made) all alterations, modifications and additions to each Airframe and Engine necessary to meet the applicable standards of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may be registered; provided, however, that Northwest (or any lessee) may in good faith contest the validity or application of any such standards in any reasonable manner which, among other things specified in each Indenture, does not adversely affect the relevant Loan Trustee. Northwest (or any lessee) may add further parts and make other alterations, modifications and additions to any Airframe or any Engine as Northwest (or any lessee)  may deem desirable in the proper conduct of its business, including removal of parts determined by Northwest (or any Lessee) in its reasonable judgment to be obsolete or no longer suitable or appropriate for use, so long as such alterations, modifications or additions, do not, among other things specified in each Indenture, (x) materially diminish the value, utility or remaining useful life of such Airframe or Engine, below the value, utility or remaining useful life thereof immediately prior to such alteration, modification, addition or removal (assuming such Airframe or Engine was maintained in accordance with the Indenture), except that the value (but not the utility or remaining useful life) of any Airframe or Engine may be reduced from time to time by the value of the obsolete parts which are removed so long as the aggregate value of such obsolete parts removed and not replaced shall not exceed $300,000. In certain circumstances, Northwest (or any lessee) is permitted to remove parts which were added by Northwest (or any lessee) (without replacement) from an Airframe or Engine so long as certain conditions are met and any such removal does not, among other things specified in each Indenture, diminish or impair the value, utility or remaining useful life which such Airframe or Engine would have had at such time had such addition, alteration or modification not occurred. (Indentures, Section 7.03)

Except as set forth above, Northwest will be obligated to replace or cause to be replaced all parts (other than severable parts added at the option of Northwest or unsuitable parts that Northwest is permitted to remove to the extent described above) that are incorporated or installed in or attached to any Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts become subject to the lien of the related Indenture in lieu of the part replaced. (Indentures, Section 7.03(a))

Registration, Leasing and Possession

Subject to the second succeeding sentence, Northwest is required to keep each Aircraft duly registered under the Federal Aviation Act with the FAA, and to record each Indenture under the Federal Aviation Act (Indentures, Section 7.02(a)). In addition, Northwest will register the “international interests” created pursuant to the Indentures under the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment which were signed in Cape Town, South Africa on November 16, 2001 (the “Cape Town Convention”) (Participation Agreements, Section 11(b)).  Although Northwest has no current intention to do so, Northwest will be permitted, under certain circumstances, to register an Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the related Participation Agreement. These conditions include a requirement that the lien of the related Indenture will continue as a first priority security interest in the applicable Aircraft. (Indentures, Section 7.02(a); Participation Agreements, Section 8(f)) Northwest will also be permitted, subject to certain limitations, to lease any Aircraft to any United States certificated air carrier or to certain foreign entities. In addition, subject to certain limitations, Northwest will be permitted to transfer possession of any Airframe or any Engine other than by lease, including transfers of possession by Northwest or any Lessee in connection with certain interchange and pooling arrangements, transfers to the United States government and any instrumentality or agency thereof, “wet leases” and transfers in connection with maintenance or modifications. (Indentures, Section 7.02(b))  There are no general geographical restrictions on Northwest’s (or any lessee’s) ability to operate the Aircraft. The extent to which the relevant Loan Trustee’s lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States and has been registered in a foreign jurisdiction or leased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and political risk. When a defaulting Lessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply. Northwest currently indends to lease the Aircraft to Compass, subject to the terms and limitations of the Indentures. However, the obligation to make all payments under the Equipment Notes and the Indentures will remain with Northwest.

In addition, at the time of foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Indenture may not be equipped with Engines subject to the same Indenture and, in such case, Northwest will be required to deliver engines attached to such Airframe which have not less than equivalent value, utility and remaining useful life (without regard to hours and cycles) as the Engines subject to such Indenture. Notwithstanding Northwest’s agreement in each Indenture, in the event Northwest fails to deliver engines that are attached on repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Indenture. See “Risk Factors—Factors Related to the Certificates and the Offering—Repossession rights with respect to an Aircraft.”

The Cape Town Convention provides that, subject to certain exceptions, a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Convention. There are many jurisdictions in the world that have not ratified the Cape Town Convention, and the Aircraft may be located in any such jurisdiction from time to time. There is no legal precedent with respect to the application of the Cape Town Convention in any jurisdiction and therefore it is unclear how the Cape Town Convention will be applied.

Liens

Northwest will be required to maintain each Aircraft free of any liens, other than the respective rights of Northwest, as owner of the Aircraft, the lien of the Indenture, and any other rights existing pursuant to the operative documents related thereto, the rights of others in possession of the Aircraft in accordance with the terms of the Indenture and other than certain other customary liens permitted under such documents, including liens for taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not, among other things as may be specified in each Indenture, involve any material danger of the sale, forfeiture or loss of or any interest therein; materialmen’s, mechanics’ and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days, or are being contested in good faith by appropriate proceedings not involving any material danger of the sale, forfeiture or loss of such Airframe or Engines or any interest therein; judgment liens so long as such judgment is discharged, vacated or reversed within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after the expiration of such stay; any other lien with respect to which Northwest (or any lessee) has provided a bond or other security adequate in the reasonable opinion of the relevant Loan Trustee and any lien approved in writing by the Loan Trustee. (Indentures, Section 7.01)

Insurance

Subject to certain exceptions, Northwest is obligated, at its or any lessee’s expense, to maintain or cause to be maintained on each Aircraft, with insurers of recognized responsibility, public liability and property damage insurance (exclusive of manufacturer’s product liability insurance) and all-risk aircraft hull insurance, in such amounts, covering such risks and in such form as Northwest (or, if a lease is then in effect, as the lessee) customarily maintains with respect to other aircraft owned or operated by Northwest (or, if a lease is then in effect, by the lessee), in each case similar to such Aircraft; provided, however, that, except to the extent of any self-insurance, the all-risk hull insurance shall be at least in an amount equal to 105% of the unpaid principal amount of the related Equipment Notes and the public liability and property damage insurance shall be in an amount of not less than (i) $200,000,000 per occurrence with respect to an Aircraft. (Indentures, Sections 7.04(a) and 7.04(b))

Subject to certain exceptions, the policies covering loss of or damage to an Aircraft shall be made payable, up to the unpaid principal amount of the related Equipment Notes plus all accrued and unpaid interest thereon, to the related Loan Trustee for any loss involving proceeds in excess of $3,500,000 and the entire amount of any loss involving proceeds of $3,500,000 or less shall be paid to Northwest so long as the related Loan Trustee has not notified the insurers that an Indenture Event of Default exists. (Indentures, Sections 7.04(b) and 7.04(g))

With respect to any insurance required, Northwest may self-insure by way of deductible, premium adjustment or otherwise under a program applicable to all aircraft in Northwest’s fleet; provided, that, the aggregate amount of such self-insurance during any policy year shall not be in excess of the lower of (a) 50% of the largest replacement value of any single aircraft in Northwest’s fleet or (b) 1½% of the average aggregate insurable value of all aircraft on which Northwest carries insurance. In addition, Northwest (and any lessee) may self-insure to the extent of any applicable minimum amount of hull or liability insurance deductible imposed by the aircraft hull or liability insurers. (Indentures, Section 7.04(d))

In respect of each Aircraft, Northwest is required to cause the relevant Loan Trustee and certain other persons to be included as additional insureds as their respective interests may appear under all insurance policies required by the terms of the Indenture with respect to such Aircraft. (Indentures, Sections 7.04(a) and 7.04(b))

Subject to certain customary exceptions, Northwest may not operate (or permit any lessee to operate) any Aircraft in any area that is excluded from coverage by any insurance policy in effect with respect to such Aircraft and required by the Indenture. (Indentures, Section 7.02(a))

Northwest’s obligation to provide any required insurance shall be satisfied if indemnification from, or insurance provided by, the United States government or one of certain other permitted foreign governments or any agency or instrumentality thereof, against the risks requiring such insurance under such Indenture is at least equal, when added to the amount of insurance against such risks otherwise maintained by Northwest (or any lessee), to the amount of insurance against such risks otherwise required. (Indentures, Section 7.04(f))

Events of Loss

If an Event of Loss occurs with respect to any Aircraft, Northwest will be obligated either (i) to replace such Aircraft or (ii) to pay to the applicable Loan Trustee the outstanding principal amount of the Equipment Notes relating to such Aircraft plus accrued and unpaid interest thereon), together with certain additional amounts, but, in any case, without any Make-Whole Premium. If Northwest elects to replace such Aircraft, it must do so no later than the Business Day next succeeding the 120th day after the related Event of Loss, with an airframe or airframe and engines of the same or improved make and model free and clear of all liens (other than certain permitted liens) and having a value, utility and remaining useful life (without regard to hours or cycles) at least equal to such Aircraft immediately prior to the Event of Loss, assuming maintenance thereof in accordance with the related Indenture. Northwest is also required to provide to the relevant Loan Trustee opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed for recordation under the Federal Aviation Act (or comparable applicable law of the relevant jurisdiction of registration) and certain registrations made with the International Registry under the Cape Town Convention, if applicable, and (ii) such Loan Trustee will be entitled to receive the benefits of Section 1110 with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). If Northwest elects to pay to the applicable Loan Trustee the outstanding principal amount of the Equipment Notes relating to such Aircraft plus accrued and unpaid interest thereon or elects to replace such Aircraft but fails to do so within the time periods specified therefor, Northwest must make such payment not later than the Business Day next succeeding 120 days after the related Event of Loss. Upon the payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with all other amounts then due and unpaid with respect to such Aircraft, which must be at least sufficient to pay in full as of the date of payment the principal amount of the related Equipment Notes and all accrued and unpaid interest due thereon (but without any Make-Whole Premium), the lien of the Indenture relating to such Aircraft will terminate with respect to such Aircraft, and the obligation of Northwest thereafter to make the scheduled interest and principal payments with respect to such Equipment Notes will cease. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to Northwest (Indentures, Sections 3.02 and 7.06(a))

If an Event of Loss occurs with respect to an Engine alone, Northwest will be required to replace such Engine within 60 days from the date of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens), of the same or improved make and model (subject to certain exceptions) and having a value, utility and remaining useful life (without regard to hours or cycles) at least equal to the Engine being replaced (assuming that such Engine had been maintained in accordance with the Indentures). (Indentures, Section 7.06(b))

An “Event of Loss” with respect to an Aircraft, Airframe or any Engine means any of the following events with respect thereto:

(i)            loss of such property or its use due to destruction or damage rendering repair uneconomic or such property permanently unfit for normal use;

(ii)        any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

(iii)    the theft, disappearance, confiscation, condemnation or seizure of, or requisition of title to or use of, such property (other than a requisition for use by the United States government or certain other specified governments of registry of the Aircraft or any agency or instrumentality thereof), involving, in the case of any event referred to in this clause (iii) (other than a requisition of title), loss of possession of such property for a period of more than 180 consecutive days or, in the case of a requisition of title, such requisition has not been reversed within 90 days;

(iv)      as a result of any law, rule, regulation, order or other action by the FAA, or any other governmental authority of the country of registry of such property, the use of such property in the normal course of business of air transportation shall have been prohibited for 180 consecutive days, unless Northwest (or any lessee), prior to the expiration of such 180-day period, has undertaken and is diligently carrying forward all steps necessary or desirable to permit normal use of such property, but in any event (subject to certain limitations) if such prohibition has continued for a period of three years; and

(v)          with respect to any Engine, any divestiture of title to or interest in an Engine in connection with pooling or certain other arrangements or any event with respect to an Engine that is deemed to be an Event of Loss will be an Event of Loss with respect to such Engine.

An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe which is a part of such Aircraft. (Indentures, Annex A)

POSSIBLE ISSUANCE OF ADDITIONAL CERTIFICATES
AND REFINANCING OF CERTIFICATES

Issuance of Additional Certificates

Northwest may elect to issue one or more additional series of equipment notes (the “Additional Equipment Notes”) at any time and from time to time with respect to any Aircraft, which will be funded from sources other than this offering (the “Offering”) but will be issued under the same Indenture as the Equipment Notes for such Aircraft. Any Additional Equipment Note issued under an Indenture will be subordinated in right of payment to the Series A Equipment Notes and Series B Equipment Notes issued under such Indenture. Northwest will fund the sale of any Additional Equipment Notes through the sale of pass through certificates (the “Additional Certificates”) issued by one or more Northwest pass through trusts (each, an “Additional Trust”).

The trustee of each Additional Trust will become a party to the Intercreditor Agreement and the Intercreditor Agreement will be amended by written agreement to provide for the subordination of the Additional Certificates to the Administration Expenses, the Liquidity Obligations, the Class A Certificates and the Class B Certificates. The priority of distributions under the Intercreditor Agreement may be revised, however, with respect to each class of Additional Certificates to provide for distribution of “Adjusted Interest” with respect to each such class of Additional Certificates (calculated in a manner substantially similar to the calculation of Class B Adjusted Interest) after Class B Adjusted Interest, but before Expected Distributions on the Class A Certificates.

Any such issuance of Additional Equipment Notes and Additional Certificates, and any such amendment of the Intercreditor Agreement is contingent upon each Rating Agency providing written confirmation that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any Class of Certificates then outstanding.

Refinancing of Certificates

Northwest may elect to redeem and re-issue Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding (any such re-issued Equipment Notes, the “Refinancing Equipment Notes”) in respect of all (but not less than all) of the Aircraft. In such case, Northwest will fund the sale of such Refinancing Equipment Notes through the sale of pass through certificates (the “Refinancing Certificates”) issued by one or more Northwest pass through trusts (each, a “Refinancing Trust”). The trustee of each Refinancing Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement to provide for the subordination of the Refinancing Certificates to the Administration Expenses, the Liquidity Obligations, the Class A Certificates and, if applicable, the Class B Certificates in the same manner that the corresponding class of refinanced Certificates was subordinated. Such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the Intercreditor Agreement is contingent upon each Rating Agency providing written confirmation that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any Class of Certificates that remains outstanding.

Additional Liquidity Facilities

The Additional Certificates and Refinancing Certificates may have the benefit of credit support similar to the Liquidity Facilities and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities, so long as the prior written consent of the Liquidity Providers shall have been obtained and each Rating Agency shall have provided written confirmation that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any Class of Certificates then outstanding.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to Northwest (“Tax Counsel”) as to the principal U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates. Except as otherwise specified, the discussion is addressed to beneficial owners of the Certificates that are citizens or residents of the United States, corporations or partnerships (including entities treated as such for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State or the District of Columbia, estates the income of which is subject to U.S. federal income taxation regardless of its source or, generally, trusts if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more of the foregoing persons have the authority to control all substantial decisions of such trust that will hold the Certificates as capital assets (“U.S. Certificateholders”). This discussion does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a “functional currency” other than the U.S. dollar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates as part of the initial offering. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase the Certificates, and in particular does not describe any tax consequences arising under the laws of any state or local taxing jurisdiction in the United States or under the laws of any foreign country or taxing jurisdiction thereof.

This discussion is based upon the tax laws of the United States as in effect on the date of this Prospectus Supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. This discussion supplements the discussion in the Prospectus under the heading “United States Federal Income Tax Consequences” and supersedes it to the extent inconsistent therewith. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of the Certificates.

Tax Status of the Trusts

In the opinion of Tax Counsel, each Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and will not be subject to U.S. federal income tax. Each Trust will file U.S. federal income tax returns and report to investors on the basis that it is a grantor trust under Subpart E, Part I of Subchapter J of chapter 1 of Subtitle A of the Code, and each Certificateholder by accepting a Certificate has agreed to treat the applicable Trust similarly for federal income tax purposes. If a Trust were treated as a partnership for U.S. federal income tax purposes rather than as a grantor trust, in the opinion of Cadwalader, Wickersham & Taft LLP, the consequences to U.S. Certificateholders and, to the extent described below, Non-U.S. Certificateholders, would not be materially different. See “Taxation of Certificate holders—Trusts Classified as Partnerships” below. The Trusts, however, are not indemnified for any U.S. federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in amounts available for distributions to Certificateholders of such Trust. The remainder of this discussion describes the consequences of the treatment of each Trust as a grantor trust. Certificateholders who are not U.S. Persons should consult their own tax advisors as to the suitability to them of an investment in the Certificates.

Taxation of U.S. Certificateholders

Generally

A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the Equipment Notes, and any other property held by the related Trust as well as its pro rata undivided interest in the relevant Deposits related to such Trust. Accordingly, each U.S. Certificateholder’s share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such owner’s method of accounting for U.S. federal income tax purposes. Each U.S. Certificateholder’s share of interest income on the Deposits will be taxable as it is paid or accrued, in accordance with such holder’s method of accounting for U.S. federal income tax purposes. Alternatively, the Deposits may be subject to the original issue discount (“OID”) rules, with the result that a U.S. Certificateholder may be required to include any such OID income from a Deposit using the accrual method of accounting regardless of its normal method. The U.S. federal income tax treatment of a U.S. Certificateholder’s share of Make-Whole Premium, if any, paid on the Equipment Notes is unclear, and U.S. Certificateholders should consult their own tax advisor with respect thereto. Any amounts received by a Trust from Interest Drawings under the relevant Liquidity Facility will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder’s share of such fees or expenses will be allowed only to the extent that all of such holder’s miscellaneous itemized deductions, including such holder’s share of such fees and expenses, exceed 2% of such holder’s adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code.

Effect of Subordination of Subordinated Certificateholders

If any Trust (such Trusts being the “Shortfall Trusts” and the related Certificates being the “Shortfall Certificates”) receives less than the full amount of the receipts of principal or interest paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the “Shortfall Amounts”) because of the subordination of the Equipment Notes held by such Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Shortfall Certificates issued by such Trust (the “Shortfall Certificateholders”) would probably be treated for U.S. federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant senior classes of Certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Shortfall Certificateholders with respect to such Shortfall Amount.

Under this analysis, (1) Shortfall Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the related Shortfall Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to another class or classes of Certificateholders, (2) a loss would only be allowed to such Shortfall Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Shortfall

Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Shortfall Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Shortfall Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Original Issue Discount

It is anticipated that the Equipment Notes will not be issued with OID for U.S. federal income tax purposes. Generally, a holder of a debt instrument issued with OID that is not de minimis must include such OID in income for U.S. federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

Sale or Other Disposition of the Certificates

Upon the sale, exchange or other disposition of a Certificate (including any related Deposit), a U.S. Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income under the market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) allocable to the related Equipment Notes or other Trust property and the related Deposit and the U.S. Certificateholder’s adjusted tax basis in the related Equipment Notes and any other assets held by the corresponding Trust on the one hand, and the related Deposit, on the other hand. A U.S. Certificateholder’s adjusted tax basis in its undivided interest in related Equipment Notes will equal the holder’s cost for its Certificate (other than the portion thereof allocated to Deposits and not yet applied to the purchase of Equipment Notes or distributed) less any payments of principal received and any previously recognized losses. A U.S. Certificateholder’s basis allocable to the related Deposit will be such U.S. Certificateholder’s pro rata share of the dollar amount thereof. Net long-term capital gains of non-corporate taxpayers generally are taxed at a lower maximum rate for property held for more than one year than ordinary income and short-term capital gains of such taxpayer. The deductibility of capital losses are subject to limitation.

Trusts Classified as Partnerships

If a Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by such Trust will be calculated at the Trust level but the Trust itself will not be subject to U.S. federal income tax. A U.S. Certificateholder would be required to report its share of such Trust’s items of income and deduction on its tax return for its taxable year within which the Trust’s taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Certificateholder’s basis in its interest in the Trust would be equal to its purchase price therefor (including its share of any funds withdrawn from the Depositary and used to purchase Equipment Notes), plus its share of the Trust’s net income, minus its share of any net losses of the Trust, and minus the amount of any distributions from the Trust. In the case of an original purchaser of a Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting. Non-U.S. Certificateholders (as defined below) should not be subject to U.S. withholding tax to the extent provided under “Non-U.S. Certificateholders” below and should not be treated as engaged in a U.S. trade or business solely by reason of a Trust being classified as a partnership.

Non-U.S. Certificateholders

Subject to the discussion of backup withholding below, payments of principal and interest (including OID, if any) on the Equipment Notes or with respect to the Deposits to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a “Non-U.S. Certificateholder”) will not be subject to U.S. federal withholding tax, provided, in the case of interest, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of Northwest, (ii) such Non-U.S. Certificateholder is not (x) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or (y) a controlled foreign corporation for U.S. tax purposes that is related to Northwest, and (iii) either (A) the Non-U.S. Certificateholder certifies on Form W-8BEN, under penalties of perjury, that it is not a U.S. Person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) and holds the Certificate certifies on Form W-8IMY, under penalties of perjury, that the beneficial owner is a Non-U.S. Certificateholder and such owner has furnished to it the applicable certification or other proof of foreign status, provided that the U.S. Treasury Department has not published a determination that a certificate from such financial institution cannot be relied upon. Such an intermediary that holds a Certificate may be required to attach the beneficial owner’s Form W-8BEN to the Form W-8IMY. Non-U.S. Certificateholders should consult their own tax advisors as to the information required to be furnished to such an intermediary or other pass-through entity.

If a Non-U.S. Certificateholder cannot satisfy the requirements described above, payments of interest on the Equipment Notes or on the Deposits made to a Non-U.S. Certificateholder with respect to a Certificate will be subject to a 30% U.S. withholding tax unless the beneficial owner of the Certificate provides a properly executed (i) Form W-8BEN (or successor form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable tax treaty or (ii) Form W-8ECI (or successor form) stating that the interest paid on the Equipment Note is not subject to U.S. withholding tax because such interest income is effectively connected with the beneficial owner’s conduct of a trade or business in the United States.

Any capital gain realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt by a Non-U.S. Certificateholder of a Make Whole-Premium (unless treated as additional interest under the two preceding paragraphs) will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the Non-U.S. Certificateholder and (ii) in the case of an individual, such Non-U.S. Certificateholder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

Any interest or gain described in the three preceding paragraphs will be subject to regular U.S. federal income tax at graduated rates (and in certain cases, a branch profits tax) if it is effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Certificateholder.

Backup Withholding

In general, information reporting requirements will apply to certain payments within the United States of principal, interest, OID and Make-Whole Premium on the Certificates, and to payments of the proceeds of certain sales of Certificates made to U.S. Certificateholders other than certain exempt recipients (such as corporations). A “backup withholding” tax at a rate of 28% may apply to such payments if the holder fails or has failed to provide an accurate taxpayer identification number or otherwise establish an exemption or fails to report in full interest income.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such holder’s U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as in effect on the date of this prospectus supplement (“ERISA”), should consider the fiduciary responsibility requirements under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the Certificates. Such fiduciary should determine whether the investment satisfies ERISA’s diversification and prudence requirements and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and Section 4975 of the Code prohibit a wide range of transactions (“Prohibited Transactions”) involving an employee benefit plan (including any entity deemed to hold plan assets) or individual retirement account subject to ERISA and/or Section 4975 of the Code (“ERISA Plans”), and persons who have certain specified relationships to the ERISA Plan (“parties in interest,” within the meaning of ERISA and “disqualified persons,” within the meaning of the Code). Such transactions may require “correction” and may cause an ERISA Plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes.

Each of the Trustees, Loan Trustees, the Underwriters, the Liquidity Providers and Northwest may be a party in interest or a disqualified person with respect to an ERISA Plan purchasing the Certificates; therefore, the purchase by an ERISA Plan of the Certificates may give rise to a direct or indirect Prohibited Transaction. Any person who is, or who in acquiring the Certificates is or may be using the assets of, an ERISA Plan may acquire the Certificates, if such person determines that a statutory or an administrative exemption from the Prohibited Transaction rules discussed below or otherwise available is applicable to such person’s acquisition and holding of the Certificates (or any interest therein).

Certain statutory or administrative exemptions from the Prohibited Transaction rules under ERISA and the Code may be available to an ERISA Plan that is purchasing the Certificates. Included among these exemptions are: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by a qualified professional asset manager; PTCE 95-60, regarding transactions effected by insurance company general accounts or PTCE 96-23, regarding investments by an in-house professional asset manager. Certain of these exemptions, however, do not afford relief from the Prohibited Transaction rules under Section 406(b) of ERISA and Section 4975(c)(1)(E)—(F) of the Code. In addition, there can be no assurance that any of these administrative exemptions will be available with respect to any particular transaction involving the Certificates.

If an ERISA Plan acquires a Certificate, the ERISA Plan’s assets may include both the Certificate acquired and an undivided interest in the underlying assets of the related Trust, unless the actual investment by “benefit plan investors” in the Certificates is not “significant” within the meaning of the DOL plan assets regulations. In this regard, the extent to which Certificates issued by a particular Trust (or any interests therein) are held by, or on behalf of, “benefit plan investors” Plans will not be monitored.

Consequently, the Trust assets could be deemed to be “plan assets” of such ERISA Plan for purposes of the fiduciary responsibility provisions of ERISA and the Prohibited Transaction rules. Any person who exercises any authority or control with respect to the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. The Trustee could, therefore, become a fiduciary of ERISA Plans that have invested in the Certificates and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the related Trust. If the Trustee becomes a fiduciary with respect to the ERISA Plans purchasing the Certificates, there may be an improper delegation by such ERISA Plans of the responsibility to manage plan assets. In order to avoid such Prohibited Transactions, each investing ERISA Plan, by acquiring such Certificates (or an interest therein), will be deemed to have directed the Trustee to invest in the assets held in such Trust. Any ERISA Plan purchasing the Certificates should also ensure that any statutory or administrative exemption from the Prohibited Transaction rules on which such ERISA Plan relies with respect to its purchase or holding of the Certificates also applies to such ERISA Plan’s indirect acquisition and holding of the assets of the Trust.

Governmental plans and certain church plans (each as defined under ERISA) and non-U.S. plans are not subject to the Prohibited Transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations that may affect their investment in the Certificates. Any fiduciary of such a governmental or church plan considering an acquisition of the Certificates must determine the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

The foregoing discussion is general in nature and is not intended to be all inclusive. Any fiduciary of an ERISA Plan, governmental plan or church plan considering the purchase and holding of the Certificates should consult with its legal advisors regarding the consequences of such purchase and holding. By its acquisition and holding of a Certificate (or any interest therein), each Certificateholder will be deemed to have represented and warranted that either (i) no assets of an ERISA Plan, an entity which may be deemed to hold the assets of an ERISA Plan or of another employee benefit plan not subject to ERISA or the Code (such as a governmental, church or non-U.S. plan) have been used to acquire and hold the Certificate (or an interest therein), or (ii) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such plan assets to purchase or hold any Certificate will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation under any federal, state or local law that is substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code.

EACH ERISA PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A GOVERNMENTAL OR CHURCH PLAN SUBJECT TO RULES SIMILAR TO THOSE IMPOSED ON ERISA PLANS UNDER ERISA AND/OR SECTION 4975 OF THE CODE) SHOULD CONSULT WITH ITS LEGAL ADVISER CONCERNING AN INVESTMENT IN ANY OF THE CERTIFICATES.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement dated the date of this prospectus supplement, we have agreed to cause the Trusts to sell to each of the underwriters the following respective aggregate face amounts of the Certificates:

Underwriters	Face Amount of Class A Certificates	Face Amount of Class B Certificates
Morgan Stanley & Co. Incorporated	$	$
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Calyon Securities (USA) Inc.
Deutsche Bank Securities Inc.
Credit Suisse Securities (USA) LLC
Total	$	$

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent. The underwriters will be obligated to purchase all of the Certificates if any Certificates are purchased. If an underwriter defaults on its purchase commitment, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the Certificates may be terminated.

The aggregate proceeds from the sale of the Certificates will be $                . We will pay the underwriters a commission of $                . We estimate that our out-of-pocket expenses for this offering, not including underwriting discounts and commissions, will be approximately $                .

The underwriters propose initially to offer the Certificates at the public offering prices on the cover page of this prospectus supplement and to certain dealers at such prices less the concessions not in excess of the amounts set forth below. The underwriters and such dealers may allow discounts not in excess of the amounts set forth below on sales to other broker/dealers. After the initial public offering of the Certificates, the public offering prices, concessions and discounts may change.

Certificates	Concession to Dealers	Discount to Broker/Dealers
Class A	%	%
Class B	%	%

The Certificates are new securities for which there currently is no market. Neither we nor any Trust intends to apply for listing of the Certificates on any securities exchange or otherwise. The underwriters have advised us that one or more of them currently intend to make a market in the Certificates as permitted by applicable law. The underwriters are not obligated, however, to make a market in the Certificates, and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the development or liquidity of any market for the Certificates.

The underwriting agreement provides that Northwest and NWA Corp. will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. If Northwest and NWA Corp. are unable to provide this indemnification, Northwest and NWA Corp. will contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriting agreement also provides that between the date of this prospectus supplement and the closing date specified on the cover page of this prospectus supplement, Northwest and NWA Corp. shall not, without prior written consent of Morgan Stanley & Co. Incorporated and Citigroup Global

Markets Inc., offer, sell or enter into any agreement to sell directly or indirectly, any equipment notes, pass through certificates, equipment trust certificates or equipment purchase certificates secured by aircraft owned or leased by Northwest or NWA Corp. (or rights relating thereto) other than the Certificates or Equipment Notes relating thereto.

From time to time in the ordinary course of their respective businesses, the underwriters and certain of their respective affiliates have engaged and in the future may engage in investment and commercial banking or other transactions of a financial nature with Northwest and NWA Corp., including the provision of certain advisory services and the making of loans to us and our affiliates, for which they have received and in the future may receive customary fees and expenses. Calyon, acting through its New York branch, an affiliate of Calyon Securities (USA) Inc., will act as the Liquidity Provider. Citibank, N.A., an affiliate of Citigroup Global Markets Inc., will act as Escrow Agent, and Credit Suisse, New York Branch, an affiliate of Credit Suisse Securities (USA) LLC, will act as Depositary.

Northwest expects that delivery of the Certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date hereof (this settlement cycle being referred to as T+ 5). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade Certificates on the date hereof or the first business day after the date hereof will be required, by virtue of the fact that the Certificates initially will settle in T+ 5, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.

To facilitate the offering of the Certificates, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Certificates. Specifically, the underwriters may sell more Certificates than they are obligated to purchase under the underwriting agreement, creating a short position in the Certificates for their own account. In addition, to cover their short positions or to stabilize the price of the Certificates, the underwriters may bid for, and purchase, Certificates in the open market. Finally, the underwriters may reclaim selling concessions allowed to an agent or a dealer for distributing Certificates in the offering, if the underwriters repurchase previously distributed Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Certificates above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

In compliance with NASD guidelines, the maximum compensation to the underwriters in connection with the sale of the securities pursuant to this prospectus supplement and the accompanying prospectus will not exceed 8% of the total public offering price to the public of the securities as set forth on the cover page of this prospectus supplement. It is anticipated that such maximum compensation will be significantly less than 8%.

LEGAL MATTERS

The validity of the Certificates offered hereby will be passed upon for NWA Corp. and Northwest by Simpson Thacher & Bartlett LLP, New York, New York, and for the Underwriters by Shearman & Sterling LLP, New York, New York. Certain federal income tax matters with respect to the Trust and Certificateholders will be passed upon by Cadwalader, Wickersham & Taft LLP, special tax counsel to Northwest. The respective counsel for Northwest and the Underwriters may rely upon an opinion from Michael Miller, the Vice President, Law and Secretary of NWA Corp. and Northwest, as to certain matters of Minnesota law. Shearman & Sterling LLP has also acted on behalf of Calyon, acting through its New York Branch, as Liquidity Provider and Credit Suisse, New York Branch, as Depositary.

EXPERTS

The consolidated financial statements and schedule of NWA Corp. appearing in NWA Corp.’s Annual Report on Form 10-K for the year ended December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein (which contain an explanatory paragraph describing conditions that raise substantial doubt about NWA Corp.’s ability to continue as a going concern as described in Notes 1 and 2 to the consolidated financial statements), and incorporated herein by reference.  Such financial statements and schedule, and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The references to AISI, BK and MBA, and to their respective appraisal reports, are included in this prospectus supplement in reliance upon the authority of each firm as an expert with respect to the matters contained in its appraisal report.

APPENDIX I

INDEX OF CERTAIN DEFINED TERMS

The following is an index showing the page in this prospectus supplement where certain defined terms appear.

Defined Term	Page
60 Day Period	S-69
Actual Disposition Event	S-68
Additional Certificates	S-86
Additional Equipment Notes	S-86
Additional Trust	S-86
Administration Expenses	S-65
Aircraft	S-3
AISI	S-4
Applicable Fraction	S-67
Appraisal	S-65
Appraised Current Market Value	S-65
Appraisers	S-72
Assumed Aircraft Value	S-77
Assumed Amortization Schedule	S-40
Average Life Date	S-76
Aviation Act	S-47
Bankruptcy Code	S-16
Base Rate	S-57
Basic Agreement	S-36
BK	S-4
Business Day	S-39
Cape Town Convention	S-82
Cash Collateral Account	S-55
Cede	S-50
Certificate Account	S-39
Certificate Buyout Event	S-44
Certificate Owner	S-50
Certificateholders	S-37
Certificates	S-30
Class A Certificates	S-36
Class A Trust	S-36
Class B Adjusted Interest	S-67
Class B Certificates	S-36
Class B Trust	S-36
Code	S-17
Company	S-1
Compass	S-1
Continental	S-1
Controlling Party	S-60
Deemed Disposition Event	S-68
Definitive Certificates	S-50
Delivery Period	S-71
Delivery Period Termination Date	S-4

Delta	S-1
Deposit	S-51
Deposit Account	S-51
Deposit Agreements	S-51
Depositary	S-52
Distribution Date	S-38
DHS	S-21
DOT	S-21
Downgrade Drawing	S-55
DTC	S-50
DTC Participants	S-50
EMB-175 LR	S-3
Embraer 175 LR	S-3
Equipment	S-79
Equipment Notes	S-74
Equipment Note Buyout Event	S-62
Equipment Note Special Payment	S-65
ERISA	S-17
ERISA Plans	S-91
Escrow Agent	S-53
Escrow Agreements	S-53
Escrow Receipts	S-53
Event of Loss	S-85
Excess Liquidity Obligations	S-62
Excusable Delay	S-72
Expected Distributions	S-68
FAA	S-3
Final Distributions	S-61
Final Drawing	S-57
Final Expected Distribution Date	S-36
Final Legal Distribution Date	S-38
Final Payment Date	S-15
Final Termination Notice	S-58
Fitch	S-52
GAAP	S-31
H.15(519)	S-76
Indenture	S-45
Instructing Holders	S-9
Intercreditor Agreement	S-8
Interest Drawings	S-54
Interim Restructuring Arrangement	S-64
Internal Revenue Code	S-23
IRS	S-87
Issuance Date	S-56
KLM	S-1
LIBOR	S-57
Liquidity Event of Default	S-58
Liquidity Expenses	S-67
Liquidity Facility	S-54

Liquidity Obligations	S-67
Loan Trustee	S-74
LTVs	S-4
Make-Whole Premium	S-76
Make-Whole Spread	S-76
Maximum Available Commitment	S-54
MBA	S-4
Mesaba	S-1
Minimum Sale Price	S-64
Moody’s	S-17
most recent H.15(519)	S-76
NOL	S-23
Non-Extension Drawing	S-56
Non-Performing Equipment Note	S-68
Non-U.S. Certificateholders	S-90
Northwest	S-1
Note Purchase Agreement	S-13
Note Target Price	S-63
NWA Corp	iii
Offering	S-86
OID	S-88
OPEC	S-19
Participation Agreements	S-45
Pass Through Trust Agreements	S-36
Paying Agent	S-53
Paying Agent Account	S-39
Performing Equipment Note	S-55
Permitted Investments	S-43
Pinnacle Airlines	S-1
Plan	S-20
Pool Balance	S-39
Pool Factor	S-40
Post Default Appraisals	S-65
Preferred B Pool Balance	S-67
Prohibited Transactions	S-91
PTC Event of Default	S-45
Rating Agencies	S-17
Receiptholder	S-53
Refinancing Certificates	S-86
Refinancing Equipment Notes	S-86
Refinancing Trust	S-86
Regular Distribution Dates	S-38
Related Payment Default	S-77
Remaining Weighted Average Life	S-76
Replacement Liquidity Facility	S-55
Required Amount	S-54
Restructuring Arrangement	S-64
SARS	S-20
Scheduled Payments	S-38

SEC	S-1
Section 1110	S-79
Series A Equipment Notes	S-74
Series B Equipment Notes	S-74
Shortfall Amounts	S-88
Shortfall Certificateholders	S-88
Shortfall Certificates	S-88
Shortfall Trusts	S-88
SOP 90-7	S-31
Special Distribution Date	S-38
Special Payment	S-38
Special Payments Account	S-39
Special Termination Notice	S-58
Standard & Poor’s	S-17
Stated Interest Rate	S-37
Substitute Aircraft	S-73
Tax Counsel	S-87
Termination Notice	S-58
Threshold Rating	S-56
Treasury Yield	S-76
Trust Indenture Act	S-48
Trust Property	S-36
Trust Supplement	S-36
Trusts	S-36
TSA	S-21
U.S. Certificateholders	S-87
yield	S-21

APPENDIX II

AIRCRAFT APPRAISALS

NORTHWEST AIRLINES, INC.
Department A4010
2700 Lone Oak Parkway
Eagan, MN 55121

Sight Unseen Base Value Opinion
27 New Embraer 175 LR Aircraft Fleet

AISI File No.: A7S044BVO-13

Report Date: 26 September 2007
Values as of: 01 July 2007

Headquarters: 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
TEL: 949-582-8888 FAX: 949-582-8887 E-MAIL: mail@AISI.aero

26 September 2007

NORTHWEST AIRLINES, INC.
Department A4010
2700 Lone Oak Parkway
Eagan, MN 55121

Subject:                                    AISI Report A7S044BVO-13; Sight Unseen Base Value Opinion,
27 New EMR-175 LR Aircraft Fleet

Reference:                    Northwest Airline e-mail messages, 25 June – 26 September 2007

Dear Ladies and Gentlemen:

We are pleased to offer Northwest Airlines, Inc. (Northwest) the Aircraft Information Services, Inc. (AISI) opinion of the sight unseen base values as of 01 July 2007 of a portfolio of 27 selected new EMR-175 LR Aircraft as identified and defined in the referenced messages and in Table I herein (the ‘Aircraft’).

AISI understands that all EMR-175 LR Aircraft herein will eventually be retrofitted or delivered to the higher 175AR standard which provides more utility and is of a higher market value than the 175LR, however all EMR-175 LR Aircraft are valued herein as EMR-175 LR Aircraft.

1.                 Methodology and Definitions

The standard terms of reference for commercial aircraft value are ‘base value’ and ‘current market value’ of an ‘average’ aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Appraiser.

AISI defines a ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in ‘new’ condition, ‘average half-life’ condition, or ‘adjusted’ for an aircraft in a specifically described condition at a specific time.

An ‘average’ aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age.

AISI assumes average condition unless otherwise specified in this report. AISI also assumes that airframe, engine and component parts are from the original equipment manufacturer (OEM) and that

Headquarters: 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
TEL: 949-582-8888 FAX: 949-582-8887 E-MAIL: mail@AISI.aero

maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

‘Half-life’ condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. An ‘adjusted’ appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a ‘current market value’, which is synonymous with the older term ‘fair market value’ as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.

AISI defines a ‘distressed market value’ as that value which reflects the real market condition including short term events, when the market for the subject aircraft is so depressed that the seller is under duress. Distressed market value assumes that there is a time constraint to sell within a period of less than 1 year. All other assumptions remain unchanged from that of ‘current market value’.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values.

AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.

No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft. If more than one aircraft is contained in this report than it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2.                 Valuations

It is our considered opinion that the sight unseen new base and current market values as of 01 July 2007 of the Aircraft are as follows in Table I attached hereto, subject to the assumptions, definitions, and disclaimers herein.

AISI consents to the inclusion of this appraisal report dated 26 September 2007 in the NWA 2007-1 Prospectus and to the reference to AISI’s name in the Prospectus under the caption “Experts”.

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI’s conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,
AIRCRAFT INFORMATION SERVICES, INC.

Fred Bearden
CEO

Table 1

AISI File: A7S044BVO-13
Report Date: 26 September 2007
Values as of 01 July 2007

Then Delivery Current Million US Dollars for “New Aircraft” Values @ 3.0% Inflation

No.	Aircraft Type	Regn No.	DoM	Engine Type	MTOW	New BV
1	EMB 175 LR	N612CZ	01-Jan-08	CF34-8E5	85,517	29.91
2	EMB 175 LR	N613CZ	01-Jan-08	CF34-8E5	85,517	29.91
3	EMB 175 LR	N614CZ	01-Jan-08	CF34-8E5	85,517	29.91
4	EMB 175 LR	N615CZ	01-Feb-08	CF34-8E5	85,517	30.00
5	EMB 175 LR	N616CZ	01-Feb-08	CF34-8E5	85,517	30.00
6	EMB 175 LR	N617CZ	01-Feb-08	CF34-8E5	85,517	30.00
7	EMB 175 LR	N619CZ	01-Mar-08	CF34-8E5	85,517	30.08
8	EMB 175 LR	N620CZ	01-Mar-08	CF34-8E5	85,517	30.08
9	EMB 175 LR	N621CZ	01-Apr-08	CF34-8E5	85,517	30.17
10	EMB 175 LR	N622CZ	01-Apr-08	CF34-8E5	85,517	30.17
11	EMB 175 LR	N623CZ	01-May-08	CF34-8E5	85,517	30.26
12	EMB 175 LR	N624CZ	01-May-08	CF34-8E5	85,517	30.26
13	EMB 175 LR	N625CZ	01-Jun-08	CF34-8E5	85,517	30.34
14	EMB 175 LR	N626CZ	01-Jun-08	CF34-8E5	85,517	30.34
15	EMB 175 LR	N627CZ	01-Jun-08	CF34-8E5	85,517	30.34
16	EMB 175 LR	N628CZ	01-Jul-08	CF34-8E5	85,517	30.43
17	EMB 175 LR	N629CZ	01-Jul-08	CF34-8E5	85,517	30.43
18	EMB 175 LR	N630CZ	01-Aug-08	CF34-8E5	85,517	30.52
19	EMB 175 LR	N631CZ	01-Aug-08	CF34-8E5	85,517	30.52
20	EMB 175 LR	N632CZ	01-Sep-08	CF34-8E5	85,517	30.60
21	EMB 175 LR	N633CZ	01-Sep-08	CF34-8E5	85,517	30.60
22	EMB 175 LR	N634CZ	01-Sep-08	CF34-8E5	85,517	30.60
23	EMB 175 LR	N635CZ	01-Oct-08	CF34-8E5	85,517	30.69
24	EMB 175 LR	N636CZ	01-Oct-08	CF34-8E5	85,517	30.69
25	EMB 175 LR	N637CZ	01-Nov-08	CF34-8E5	85,517	30.78
26	EMB 175 LR	N638CZ	01-Nov-08	CF34-8E5	85,517	30.78
27	EMB 175 LR	N639CZ	01-Dec-08	CF34-8E5	85,517	30.87

1295 Northern Boulevard
Manhasset, New York  11030
(516) 365-6272 · Fax (516) 365-6287

September 26, 2007

Northwest Airlines, Inc.
2700 Lone Oak Parkway, M/S A4010
Eagan, MN  55121

Gentlemen:

In response to your request, BK Associates, Inc. is pleased to provide this opinion on the base values (BV) of 27 Embraer 175 LR aircraft, each powered by General Electric CF34-8 engines (Aircraft). The Aircraft are further identified in the attached Figure 1 by expected delivery date to Northwest Airlines. The aircraft are being built to the specifications of the 175AR but will be operated as 175LRs until the AR model is certified in 2Q/2008. After the AR model is certified, they may all be re-certified as ARs.

CONCLUSIONS

Based upon our knowledge of these aircraft and engine models; our knowledge of the capabilities and uses to which they have been put in various parts of the world; our knowledge of the marketing of aircraft; and our knowledge of aircraft generally; it is our opinion that the BV of each of the Aircraft in millions of U.S. dollars is as shown in Figure 1.

DEFINITIONS

According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of Base Value, to which BK Associates subscribes, the base value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. The base value normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.

MARKET DISCUSSION & METHODOLOGY

For a newly delivered aircraft one can argue that, almost by definition, the base value is approximately equal to the actual selling price. Without the existence of “white tails” or finished aircraft for which there is no buyer, the very existence of a buyer and seller at the agreed price suggests the market is in balance and the purchase price is the base value.

We do not know the purchase price of any of the Aircraft but we do know that for the ERJ 175, the list price from the manufacturer is $31.7 million, respectively, but discounts also apply. We also know that nobody pays list price and the discount is normally at least 15 percent. Discounts of 15 to 25 percent are often applied for airlines, such as Northwest, placing large orders. Further, we are aware of some actual prices for recently delivered aircraft and we conclude the current new aircraft value is $26.5 million for the Embraer 175 LR. This value escalates for the future deliveries over the next year.

It is the convention for aircraft appraisals for comparison purposes to determine a value for an aircraft that is at half-time between major maintenance events. Adjustments are then made to account for the actual time remaining. In the case of a new aircraft, which has not accumulated any flight time, this adjustment is irrelevant and the “adjusted base value” is just equal to the new price.

ASSUMPTIONS & DISCLAIMER

It should be understood that BK Associates has neither inspected the Aircraft nor the maintenance records, but has relied upon the information provided by you and in the BK Associates database. The assumptions have been made that at the time of delivery all Airworthiness Directives have been complied with. Further, we have assumed unless otherwise stated, that the Aircraft is in typical configuration for the type. Deviations from these assumptions can change significantly our opinion regarding the value.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

BK Associates, Inc. hereby consents to the inclusion of our report dated September 26, 2007 in the Prospectus and to the reference to our firm’s name in the Prospectus under the caption “Experts.”

Sincerely,
BK ASSOCIATES, INC.

John F. Keitz
President
ISTAT Senior Certified Appraiser And Appraiser Fellow
JFK/kf Attachment

FIGURE 1

NORTHWEST AIRLINES AIRCRAFT BASE VALUES

			Engine	Delivery
	MSN	Regist	Model	Date	BV
					($millions)
EMB-175 LR
	N/A	N612CZ	CF34-8E5	Jan-08	26.70
	N/A	N613CZ	CF34-8E5	Jan-08	26.70
	N/A	N614CZ	CF34-8E5	Jan-08	26.70
	N/A	N615CZ	CF34-8E5	Feb-08	26.70
	N/A	N616CZ	CF34-8E5	Feb-08	26.70
	N/A	N617CZ	CF34-8E5	Feb-08	26.70
	N/A	N619CZ	CF34-8E5	Mar-08	26.70
	N/A	N620CZ	CF34-8E5	Mar-08	26.70
	N/A	N621CZ	CF34-8E5	Apr-08	26.90
	N/A	N622CZ	CF34-8E5	Apr-08	26.90
	N/A	N623CZ	CF34-8E5	May-08	26.90
	N/A	N624CZ	CF34-8E5	May-08	26.90
	N/A	N625CZ	CF34-8E5	Jun-08	26.90
	N/A	N626CZ	CF34-8E5	Jun-08	26.90
	N/A	N627CZ	CF34-8E5	Jun-08	26.90
	N/A	N628CZ	CF34-8E5	Jul-08	27.10
	N/A	N629CZ	CF34-8E5	Jul-08	27.10
	N/A	N630CZ	CF34-8E5	Aug-08	27.10
	N/A	N631CZ	CF34-8E5	Aug-08	27.10
	N/A	N632CZ	CF34-8E5	Sep-08	27.10
	N/A	N633CZ	CF34-8E5	Sep-08	27.10
	N/A	N634CZ	CF34-8E5	Sep-08	27.10
	N/A	N635CZ	CF34-8E5	Oct-08	27.30
	N/A	N636CZ	CF34-8E5	Oct-08	27.30
	N/A	N637CZ	CF34-8E5	Nov-08	27.30
	N/A	N638CZ	CF34-8E5	Nov-08	27.30
	N/A	N639CZ	CF34-8E5	Dec-08	27.30

aviation consulting

Desktop Appraisal of:

27 EMB-175 LR Aircraft

Client:

Northwest Airlines

Date:

September 26, 2007

Washington D.C.

2107 Wilson Boulevard
Suite 750
Arlington, Virginia 22201
Tel: 1 703 276 3200
Fax: 1 703 276 3201

New York

245 Park Avenue
24th Floor
New York, New York 10167
Tel: 1 212 372 8966
Fax: 1 212 792 4001

Frankfurt

Frankfurt Trianon
Mainzer Landstrasse 16
60325 Frankfurt
Germany
Tel: 49 (0) 69 97168 436

Tokyo
3-16-16 Higashiooi
Shinagawa-ku
Tokyo 140-0011
Japan
Tel/Fax: 81 1 3763 6845

www.mba.aero

I.   Introduction and Executive Summary

Table of Contents:

I.	Introduction
II.	Value Definitions/Terminology
III.	Current Market Conditions
IV.	Valuation
V.	Covenants

Morten Beyer & Agnew (mba) has been retained by Northwest Airlines (the “Client”) to provide a Desktop Appraisal to determine the Half-time Base Values of twenty-seven (27) EMB-175 LR aircraft, as of June 2007. The aircraft are further identified in Section IV of this report.

In performing this appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with information extrapolated from its semi-annual publication mba Future Aircraft Values—Regional (FAV).

Based on the information set forth in this report, it is our opinion that the Half-time Base Value of the aircraft in this portfolio as of June 2007 are as follows and as more fully set forth in Section IV.

Base Value
($US)
(27) EMB-175 LR	733,390,000

Section II of this report presents definitions of various terms, such as Current Base Value and Current Market Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

II.   Definitions

Desktop Appraisal

A desktop appraisal is one, which does not include any inspection of the aircraft or review of its maintenance records. It is based upon assumed aircraft condition and maintenance status or information provided to the appraiser or from the appraiser’s own database. A desktop appraisal would normally provide a value for a mid-time, mid-life aircraft. (ISTAT Handbook)

Base Value

The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual CMV of the aircraft in question at any point in time. BV is founded in the historical trend of values and value in use, and is generally used to analyze historical values or to project future values.

ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for 40 years; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Traders (ISTAT). mba employs three ISTAT Certified Appraisers, one of the largest certified staff in the industry. mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains office in Washington, New York, Frankfurt, and Tokyo.

mba publishes the semi-annual Future Aircraft Values (FAV), a three-volume compendium of current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft.

mba also provides consulting services to the industry relating to operations, marketing, and management with emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

III.   Current Market Conditions

General Market Observation

The demand for and value of new and used jet transport aircraft is primarily driven by the state of the world economy. In periods of strong prosperity, traffic grows at high single digit rates limiting slack capacity. Over the years, we have observed that traffic growth is closely correlated to growth in regional and world domestic product. However, over the long term, the trend has been toward traffic lagging domestic product growth, with lower peaks, and deeper declines indicating maturity in the airline industry.

In periods of decline (as observed in the early 1990s) a large surplus of aircraft existed on the market with a disastrous effect on short-term prices. Eventually, values returned to normal levels, being driven by the inherent economies and suitability of the individual aircraft types.

Commencing in late 2000, the majority of global economies began a slip into recession with slowing traffic growth, a trend that was accelerated by the terrorist attacks on September 11, 2001. The destruction of economic value and loss of consumer confidence, combined with continued military conflict in the Middle East and the SARS epidemic of 2003, slowed the pace of recovery and stifled the demand for new aircraft.

However, 2005 saw renewed optimism within the industry, with passenger levels finally climbing back to pre-September 11th levels. This helped both Airbus & Boeing to reach record levels for new orders with Airbus claiming 1,111(1) new orders in 2005 and Boeing reporting 1,028(2), for a total of 2,139 aircraft.

For 2006, the count was 790(1) and 1,044(2), respectively, for a total of 1,834 aircraft. At June 27 Year-to-Date, the tally is Airbus—471 and Boeing—510. These are confirmed orders and do not include Commitments or Letters of Intent. This continued high order count is attributed to high fuel prices forcing carriers to retire the less fuel-efficient aircraft in their fleet, as well as the fleet replacement cycle. The continued strength of the 787 with 186 additional orders (total program 634) orders as the re-emergence of the A350 with the A350XWB claiming 141 orders has also contributed to the strong order cycle.

With the dramatic increase in new orders, both manufacturers can be expected to increase production levels to meet the demand. Large backlogs of A320 and 737NG family aircraft, along with the impending entry into service of the A350 & 787 will force both Airbus and Boeing to deliver aircraft at record levels. mba expects the previous high of 957 deliveries in 2002 to be eclipsed by 2009.

As deliveries ramp-up, more middle-aged A320, 737-300/-400, 757, 767 and MD-80 aircraft will be placed on the market. Current financial trends among established carriers do not give much encouragement that surpluses will be meaningfully reduced once the newer deliveries commence (mid-2008). Although traffic has returned, yields and pricing power have not kept pace. Add the current high cost of jet fuel, continued uncertainties in the Middle East and the future still holds many hurdles.

Asia remains the most active geographical aircraft market, with India being seen as a strong number two. Aircraft ten years and newer are prime targets for migration to Asia, and lease rates for relatively new widebody aircraft are continuing to increase.

Embraer E-Jet Family

The Embraer E-Jet family comprises four variants, the EMB-170/-175/-190/-195. They were launched in 1999 with the 70-seat EMB-170 which entered service in March 2004. The EMB-175 followed in July 2005, incorporating a 6 feet fuselage stretch over the EMB-170 and MGTOW increase of 3,300 lbs.

The EMB-170/-175 are the base models of the family with the EMB-190/-195 being stretched versions with a larger wing, improved landing gear structure and upgraded engines. The EMB-190 gained its FAA certification in September 2005 and the first was shortly delivered to launch customer JetBlue, who ordered 100 aircraft and a further 100 options. The EMB-195 entered service one year later, in September 2006, with FlyBe who ordered 14 with 12 options.

Fleet Status	EMBRAER 175
Orders	99
Cancellations	0
Deliveries	33
Backlog	66
Destroyed/ Retired	0
Not in Service/Parked	0
Active Aircraft	33
Number of Operators	6
Average Daily Utilization (Hrs)	4.0
Average Fleet Age (Yrs)	1.2

Source: AvSoft Acas Database, May 2007

(1)      Source: www.airbus.com

(2)      Source: www.boeing.com

The fuselage of the EMB-190 and EMB-195 was lengthened 15 and 23 feet, respectively, over the EMB-175, increasing passenger capacity to over 100 seats. Higher Thrust and FADEC equipped CF34-10E engines replace the CF34-8E powering the EMB-190/-195 with close to 5,000 lbs more thrust then the EMB-170/-175. All four variants are offered in LR (Long Range) and AR (Advanced Range) configuration (see Table below).

	EMB-170		EMB-175		EMB-190		EMB-195
STD	1,800	nm	1,700	nm	1,800	nm	1,500	nm
LR	2,000		1,900		2,300		1,900
AR	2,100		2,000		2,400		2,200

Order numbers for E-Jet family have been very strong considering the program is still in its early stages. Current demand for the E-Jet family is high, as they are seen as a replacement for the older BAe-146 and the Fokker 70. So far, the EMB-190/-195 has been the best seller eclipsing the orders of the A318 and 737-600. mba believes values for the E-Jet family will remain strong despite the long term competition with the Bombardier CRJ-700/-900 and the future entry into service of the Sukhoi Superjet 100 in 2008, and the AVIC ARJ21 and CRJ-1000 in 2009.

According to Back Aviation Solutions as of June 2007, there are no EMB-175s available for sale or lease.

IV.           Valuation

In developing the Values of the aircraft in this portfolio, mba did not inspect the aircraft or the records and documentation associated with the aircraft, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for the aircraft in this portfolio are as follows:

1.                The aircraft is in good overall condition.

2.                The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated.

3.                The historical maintenance documentation has been maintained to acceptable international standards.

4.                The specifications of the aircraft are those most common for an aircraft of its type and vintage.

5.                The aircraft is in a standard airline configuration.

6.                The aircraft is current as to all Airworthiness Directives and Service Bulletins.

7.                Its modification status is comparable to that most common for an aircraft of its type and vintage.

8.                Its utilization is comparable to industry averages.

9.                There is no history of accident or incident damage.

10.         In the case of the Base and Market Value, no accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.

NORTHWEST AIRLINES—PORTFOLIO DESCRIPTION

No.	Aircraft Type	Serial Number	Registration	Date of Manufacture	MTOW (lbs)	Engine Type	Operator
1	EMB-175 LR	TBD	N612CZ	Jan-08	85,517	CF34-8E5	Northwest Airlines
2	EMB-175 LR	TBD	N613CZ	Jan-08	85,517	CF34-8E5	Northwest Airlines
3	EMB-175 LR	TBD	N614CZ	Jan-08	85,517	CF34-8E5	Northwest Airlines
4	EMB-175 LR	TBD	N615CZ	Feb-08	85,517	CF34-8E5	Northwest Airlines
5	EMB-175 LR	TBD	N616CZ	Feb-08	85,517	CF34-8E5	Northwest Airlines
6	EMB-175 LR	TBD	N617CZ	Feb-08	85,517	CF34-8E5	Northwest Airlines
7	EMB-175 LR	TBD	N619CZ	Mar-08	85,517	CF34-8E5	Northwest Airlines
8	EMB-175 LR	TBD	N620CZ	Mar-08	85,517	CF34-8E5	Northwest Airlines
9	EMB-175 LR	TBD	N621CZ	Apr-08	85,517	CF34-8E5	Northwest Airlines
10	EMB-175 LR	TBD	N622CZ	Apr-08	85,517	CF34-8E5	Northwest Airlines
11	EMB-175 LR	TBD	N623CZ	May-08	85,517	CF34-8E5	Northwest Airlines
12	EMB-175 LR	TBD	N624CZ	May-08	85,517	CF34-8E5	Northwest Airlines
13	EMB-175 LR	TBD	N625CZ	Jun-08	85,517	CF34-8E5	Northwest Airlines
14	EMB-175 LR	TBD	N626CZ	Jun-08	85,517	CF34-8E5	Northwest Airlines
15	EMB-175 LR	TBD	N627CZ	Jun-08	85,517	CF34-8E5	Northwest Airlines
16	EMB-175 LR	TBD	N628CZ	Jul-08	85,517	CF34-8E5	Northwest Airlines
17	EMB-175 LR	TBD	N629CZ	Jul-08	85,517	CF34-8E5	Northwest Airlines
18	EMB-175 LR	TBD	N630CZ	Aug-08	85,517	CF34-8E5	Northwest Airlines
19	EMB-175 LR	TBD	N631CZ	Aug-08	85,517	CF34-8E5	Northwest Airlines
20	EMB-175 LR	TBD	N632CZ	Sep-08	85,517	CF34-8E5	Northwest Airlines
21	EMB-175 LR	TBD	N633CZ	Sep-08	85,517	CF34-8E5	Northwest Airlines
22	EMB-175 LR	TBD	N634CZ	Sep-08	85,517	CF34-8E5	Northwest Airlines
23	EMB-175 LR	TBD	N635CZ	Oct-08	85,517	CF34-8E5	Northwest Airlines
24	EMB-175 LR	TBD	N636CZ	Oct-08	85,517	CF34-8E5	Northwest Airlines
25	EMB-175 LR	TBD	N637CZ	Nov-08	85,517	CF34-8E5	Northwest Airlines
26	EMB-175 LR	TBD	N638CZ	Nov-08	85,517	CF34-8E5	Northwest Airlines
27	EMB-175 LR	TBD	N639CZ	Dec-08	85,517	CF34-8E5	Northwest Airlines

Northwest Airlines—Portfolio Valuation
($US Millions)

No.	Aircraft Type	Registration	DOM	Base Value	Newness Adj.	BV w/ Newness	MTOW Adj.	Half-Time Base Value
1	EMB-175 LR	N612CZ	Jan-08	$26.80	$0.00	$26.80	$0.14	$26.94
2	EMB-175 LR	N613CZ	Jan-08	26.80	0.00	26.80	0.14	26.94
3	EMB-175 LR	N614CZ	Jan-08	26.80	0.00	26.80	0.14	26.94
4	EMB-175 LR	N615CZ	Feb-08	26.80	0.04	26.84	0.14	26.98
5	EMB-175 LR	N616CZ	Feb-08	26.80	0.04	26.84	0.14	26.98
6	EMB-175 LR	N617CZ	Feb-08	26.80	0.04	26.84	0.14	26.98
7	EMB-175 LR	N619CZ	Mar-08	26.80	0.09	26.89	0.14	27.03
8	EMB-175 LR	N620CZ	Mar-08	26.80	0.09	26.89	0.14	27.03
9	EMB-175 LR	N621CZ	Apr-08	26.80	0.13	26.93	0.14	27.07
10	EMB-175 LR	N622CZ	Apr-08	26.80	0.13	26.93	0.14	27.07
11	EMB-175 LR	N623CZ	May-08	26.80	0.18	26.98	0.14	27.12
12	EMB-175 LR	N624CZ	May-08	26.80	0.18	26.98	0.14	27.12
13	EMB-175 LR	N625CZ	Jun-08	26.80	0.22	27.02	0.14	27.16
14	EMB-175 LR	N626CZ	Jun-08	26.80	0.22	27.02	0.14	27.16
15	EMB-175 LR	N627CZ	Jun-08	26.80	0.22	27.02	0.14	27.16
16	EMB-175 LR	N628CZ	Jul-08	26.80	0.27	27.07	0.14	27.21
17	EMB-175 LR	N629CZ	Jul-08	26.80	0.27	27.07	0.14	27.21
18	EMB-175 LR	N630CZ	Aug-08	26.80	0.31	27.11	0.14	27.25
19	EMB-175 LR	N631CZ	Aug-08	26.80	0.31	27.11	0.14	27.25
20	EMB-175 LR	N632CZ	Sep-08	26.80	0.36	27.16	0.14	27.30
21	EMB-175 LR	N633CZ	Sep-08	26.80	0.36	27.16	0.14	27.30
22	EMB-175 LR	N634CZ	Sep-08	26.80	0.36	27.16	0.14	27.30
23	EMB-175 LR	N635CZ	Oct-08	26.80	0.40	27.20	0.14	27.34
24	EMB-175 LR	N636CZ	Oct-08	26.80	0.40	27.20	0.14	27.34
25	EMB-175 LR	N637CZ	Nov-08	26.80	0.45	27.25	0.14	27.39
26	EMB-175 LR	N638CZ	Nov-08	26.80	0.45	27.25	0.14	27.39
27	EMB-175 LR	N639CZ	Dec-08	26.80	0.49	27.29	0.14	27.43
			TOTAL	$723.60	$6.01	$729.61	$3.78	$733.39

V.   Covenants

This report has been prepared for the exclusive use of Northwest Airlines and shall not be provided to other parties by mba without the express consent of Northwest Airlines. mba certifies that this report has been independently prepared and that it fully and accurately reflects mba’s opinion as to the Half-time Base Value, as requested. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft and engine.

This report represents the opinion of mba as to the Half-time Base Value of the subject aircraft, as requested, and is intended to be advisory only, in nature. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by Northwest Airlines or any other party with regard to the subject aircraft and engine. By accepting this report, all parties agree that mba shall bear no such responsibility or legal liability.

Sincerely,
MORTEN BEYER & AGNEW, INC.

September 26, 2007	Robert F. Agnew
President & CEO
Morten Beyer & Agnew, Inc.
ISTAT Certified Senior Appraiser

APPENDIX III

ASSUMED AIRCRAFT VALUES

The values of the Aircraft in the table below are presented subject to the assumptions and qualifications set forth in “Description of the Equipment Notes—Security—Loan to Value Ratios of Equipment Notes”.

Date	N612CZ	N613CZ	N614CZ	N615CZ	N616CZ	N617CZ	N619CZ	N620CZ	N621CZ	N622CZ	N623CZ	N624CZ	N625CZ	N626CZ
At Delivery	$ 26,940,000	$ 26,940,000	$ 26,940,000	$ 26,980,000	$ 26,980,000	$ 26,980,000	$ 27,030,000	$ 27,030,000	$ 27,070,000	$ 27,070,000	$ 27,120,000	$ 27,120,000	$ 27,160,000	$ 27,160,000
1-May-09	25,727,700	25,727,700	25,727,700	26,170,600	26,170,600	26,170,600	26,219,100	26,219,100	26,257,900	26,257,900	26,306,400	26,306,400	26,345,200	26,345,200
1-Nov-09	25,323,600	25,323,600	25,323,600	25,765,900	25,765,900	25,765,900	25,813,650	25,813,650	25,851,850	25,851,850	25,899,600	25,899,600	25,937,800	25,937,800
1-May-10	24,919,500	24,919,500	24,919,500	25,361,200	25,361,200	25,361,200	25,408,200	25,408,200	25,445,800	25,445,800	25,492,800	25,492,800	25,530,400	25,530,400
1-Nov-10	24,515,400	24,515,400	24,515,400	24,956,500	24,956,500	24,956,500	25,002,750	25,002,750	25,039,750	25,039,750	25,086,000	25,086,000	25,123,000	25,123,000
1-May-11	24,111,300	24,111,300	24,111,300	24,551,800	24,551,800	24,551,800	24,597,300	24,597,300	24,633,700	24,633,700	24,679,200	24,679,200	24,715,600	24,715,600
1-Nov-11	23,707,200	23,707,200	23,707,200	24,147,100	24,147,100	24,147,100	24,191,850	24,191,850	24,227,650	24,227,650	24,272,400	24,272,400	24,308,200	24,308,200
1-May-12	23,303,100	23,303,100	23,303,100	23,742,400	23,742,400	23,742,400	23,786,400	23,786,400	23,821,600	23,821,600	23,865,600	23,865,600	23,900,800	23,900,800
1-Nov-12	22,899,000	22,899,000	22,899,000	23,337,700	23,337,700	23,337,700	23,380,950	23,380,950	23,415,550	23,415,550	23,458,800	23,458,800	23,493,400	23,493,400
1-May-13	22,494,900	22,494,900	22,494,900	22,933,000	22,933,000	22,933,000	22,975,500	22,975,500	23,009,500	23,009,500	23,052,000	23,052,000	23,086,000	23,086,000
1-Nov-13	22,090,800	22,090,800	22,090,800	22,528,300	22,528,300	22,528,300	22,570,050	22,570,050	22,603,450	22,603,450	22,645,200	22,645,200	22,678,600	22,678,600
1-May-14	21,686,700	21,686,700	21,686,700	22,123,600	22,123,600	22,123,600	22,164,600	22,164,600	22,197,400	22,197,400	22,238,400	22,238,400	22,271,200	22,271,200
1-Nov-14	21,282,600	21,282,600	21,282,600	21,718,900	21,718,900	21,718,900	21,759,150	21,759,150	21,791,350	21,791,350	21,831,600	21,831,600	21,863,800	21,863,800
1-May-15	20,878,500	20,878,500	20,878,500	21,314,200	21,314,200	21,314,200	21,353,700	21,353,700	21,385,300	21,385,300	21,424,800	21,424,800	21,456,400	21,456,400
1-Nov-15	20,474,400	20,474,400	20,474,400	20,909,500	20,909,500	20,909,500	20,948,250	20,948,250	20,979,250	20,979,250	21,018,000	21,018,000	21,049,000	21,049,000
1-May-16	20,070,300	20,070,300	20,070,300	20,504,800	20,504,800	20,504,800	20,542,800	20,542,800	20,573,200	20,573,200	20,611,200	20,611,200	20,641,600	20,641,600
1-Nov-16	19,666,200	19,666,200	19,666,200	20,100,100	20,100,100	20,100,100	20,137,350	20,137,350	20,167,150	20,167,150	20,204,400	20,204,400	20,234,200	20,234,200
1-May-17	19,262,100	19,262,100	19,262,100	19,695,400	19,695,400	19,695,400	19,731,900	19,731,900	19,761,100	19,761,100	19,797,600	19,797,600	19,826,800	19,826,800
1-Nov-17	18,858,000	18,858,000	18,858,000	19,290,700	19,290,700	19,290,700	19,326,450	19,326,450	19,355,050	19,355,050	19,390,800	19,390,800	19,419,400	19,419,400
1-May-18	18,453,900	18,453,900	18,453,900	18,886,000	18,886,000	18,886,000	18,921,000	18,921,000	18,949,000	18,949,000	18,984,000	18,984,000	19,012,000	19,012,000
1-Nov-18	18,049,800	18,049,800	18,049,800	18,481,300	18,481,300	18,481,300	18,515,550	18,515,550	18,542,950	18,542,950	18,577,200	18,577,200	18,604,600	18,604,600
1-May-19	17,645,700	17,645,700	17,645,700	18,076,600	18,076,600	18,076,600	18,110,100	18,110,100	18,136,900	18,136,900	18,170,400	18,170,400	18,197,200	18,197,200
1-Nov-19	17,241,600	17,241,600	17,241,600	17,671,900	17,671,900	17,671,900	17,704,650	17,704,650	17,730,850	17,730,850	17,763,600	17,763,600	17,789,800	17,789,800

III-1

Date	N627CZ	N628CZ	N629CZ	N630CZ	N631CZ	N632CZ	N633CZ	N634CZ	N635CZ	N636CZ	N637CZ	N638CZ	N639CZ
At Delivery	$ 27,160,000	$ 27,210,000	$ 27,210,000	$ 27,250,000	$ 27,250,000	$ 27,300,000	$ 27,300,000	$ 27,300,000	$ 27,340,000	$ 27,340,000	$ 27,390,000	$ 27,390,000	$ 27,430,000
1-May-09	26,345,200	26,393,700	26,393,700	26,841,250	26,841,250	26,890,500	26,890,500	26,890,500	26,929,900	26,929,900	26,979,150	26,979,150	27,018,550
1-Nov-09	25,937,800	25,985,550	25,985,550	26,432,500	26,432,500	26,481,000	26,481,000	26,481,000	26,519,800	26,519,800	26,568,300	26,568,300	26,607,100
1-May-10	25,530,400	25,577,400	25,577,400	26,023,750	26,023,750	26,071,500	26,071,500	26,071,500	26,109,700	26,109,700	26,157,450	26,157,450	26,195,650
1-Nov-10	25,123,000	25,169,250	25,169,250	25,615,000	25,615,000	25,662,000	25,662,000	25,662,000	25,699,600	25,699,600	25,746,600	25,746,600	25,784,200
1-May-11	24,715,600	24,761,100	24,761,100	25,206,250	25,206,250	25,252,500	25,252,500	25,252,500	25,289,500	25,289,500	25,335,750	25,335,750	25,372,750
1-Nov-11	24,308,200	24,352,950	24,352,950	24,797,500	24,797,500	24,843,000	24,843,000	24,843,000	24,879,400	24,879,400	24,924,900	24,924,900	24,961,300
1-May-12	23,900,800	23,944,800	23,944,800	24,388,750	24,388,750	24,433,500	24,433,500	24,433,500	24,469,300	24,469,300	24,514,050	24,514,050	24,549,850
1-Nov-12	23,493,400	23,536,650	23,536,650	23,980,000	23,980,000	24,024,000	24,024,000	24,024,000	24,059,200	24,059,200	24,103,200	24,103,200	24,138,400
1-May-13	23,086,000	23,128,500	23,128,500	23,571,250	23,571,250	23,614,500	23,614,500	23,614,500	23,649,100	23,649,100	23,692,350	23,692,350	23,726,950
1-Nov-13	22,678,600	22,720,350	22,720,350	23,162,500	23,162,500	23,205,000	23,205,000	23,205,000	23,239,000	23,239,000	23,281,500	23,281,500	23,315,500
1-May-14	22,271,200	22,312,200	22,312,200	22,753,750	22,753,750	22,795,500	22,795,500	22,795,500	22,828,900	22,828,900	22,870,650	22,870,650	22,904,050
1-Nov-14	21,863,800	21,904,050	21,904,050	22,345,000	22,345,000	22,386,000	22,386,000	22,386,000	22,418,800	22,418,800	22,459,800	22,459,800	22,492,600
1-May-15	21,456,400	21,495,900	21,495,900	21,936,250	21,936,250	21,976,500	21,976,500	21,976,500	22,008,700	22,008,700	22,048,950	22,048,950	22,081,150
1-Nov-15	21,049,000	21,087,750	21,087,750	21,527,500	21,527,500	21,567,000	21,567,000	21,567,000	21,598,600	21,598,600	21,638,100	21,638,100	21,669,700
1-May-16	20,641,600	20,679,600	20,679,600	21,118,750	21,118,750	21,157,500	21,157,500	21,157,500	21,188,500	21,188,500	21,227,250	21,227,250	21,258,250
1-Nov-16	20,234,200	20,271,450	20,271,450	20,710,000	20,710,000	20,748,000	20,748,000	20,748,000	20,778,400	20,778,400	20,816,400	20,816,400	20,846,800
1-May-17	19,826,800	19,863,300	19,863,300	20,301,250	20,301,250	20,338,500	20,338,500	20,338,500	20,368,300	20,368,300	20,405,550	20,405,550	20,435,350
1-Nov-17	19,419,400	19,455,150	19,455,150	19,892,500	19,892,500	19,929,000	19,929,000	19,929,000	19,958,200	19,958,200	19,994,700	19,994,700	20,023,900
1-May-18	19,012,000	19,047,000	19,047,000	19,483,750	19,483,750	19,519,500	19,519,500	19,519,500	19,548,100	19,548,100	19,583,850	19,583,850	19,612,450
1-Nov-18	18,604,600	18,638,850	18,638,850	19,075,000	19,075,000	19,110,000	19,110,000	19,110,000	19,138,000	19,138,000	19,173,000	19,173,000	19,201,000
1-May-19	18,197,200	18,230,700	18,230,700	18,666,250	18,666,250	18,700,500	18,700,500	18,700,500	18,727,900	18,727,900	18,762,150	18,762,150	18,789,550
1-Nov-19	17,789,800	17,822,550	17,822,550	18,257,500	18,257,500	18,291,000	18,291,000	18,291,000	18,317,800	18,317,800	18,351,300	18,351,300	18,378,100

III-2

APPENDIX IV

SCHEDULED NOTE PRINCIPAL BALANCES

The Equipment Note principal balances in the tables below are presented for each date, after giving effect to the payments scheduled for such date, and on the assumption that there will be no payment default or prepayment of any Equipment Note.

Series A Equipment Note Principal Balances

Date	N612CZ	N613CZ	N614CZ	N615CZ	N616CZ	N617CZ	N619CZ	N620CZ	N621CZ	N622CZ	N623CZ	N624CZ	N625CZ	N626CZ
At Issuance	$12,457,326.29	$12,457,326.29	$12,457,326.29	$12,475,822.68	$12,475,822.68	$12,475,822.68	$12,498,943.18	$12,498,943.18	$12,517,439.60	$12,517,439.60	$12,540,560.07	$12,540,560.07	$12,559,056.48	$12,559,056.48
1-May-09	12,236,829.97	12,236,829.97	12,236,829.97	12,447,485.87	12,447,485.87	12,447,485.87	12,470,553.86	12,470,553.86	12,489,008.26	12,489,008.26	12,512,076.22	12,512,076.22	12,530,530.62	12,530,530.62
1-Nov-09	12,008,272.25	12,008,272.25	12,008,272.25	12,254,998.98	12,254,998.98	12,254,998.98	12,277,710.25	12,277,710.25	12,295,879.27	12,295,879.27	12,318,590.51	12,318,590.51	12,336,759.53	12,336,759.53
1-May-10	11,799,212.02	11,799,212.02	11,799,212.02	12,026,101.92	12,026,101.92	12,026,101.92	12,048,389.01	12,048,389.01	12,066,218.66	12,066,218.66	12,088,505.73	12,088,505.73	12,106,335.35	12,106,335.35
1-Nov-10	11,638,445.95	11,638,445.95	11,638,445.95	11,868,388.01	11,868,388.01	11,868,388.01	11,890,382.81	11,890,382.81	11,907,978.64	11,907,978.64	11,929,973.44	11,929,973.44	11,947,569.24	11,947,569.24
1-May-11	11,404,644.83	11,404,644.83	11,404,644.83	11,655,726.52	11,655,726.52	11,655,726.52	11,677,327.21	11,677,327.21	11,694,607.75	11,694,607.75	11,716,208.45	11,716,208.45	11,733,488.97	11,733,488.97
1-Nov-11	11,213,505.53	11,213,505.53	11,213,505.53	11,421,578.24	11,421,578.24	11,421,578.24	11,442,744.99	11,442,744.99	11,459,678.39	11,459,678.39	11,480,845.14	11,480,845.14	11,497,778.54	11,497,778.54
1-May-12	10,986,994.48	10,986,994.48	10,986,994.48	11,230,155.14	11,230,155.14	11,230,155.14	11,250,967.14	11,250,967.14	11,267,616.74	11,267,616.74	11,288,428.74	11,288,428.74	11,305,078.35	11,305,078.35
1-Nov-12	10,546,646.98	10,546,646.98	10,546,646.98	10,884,655.51	10,884,655.51	10,884,655.51	10,894,901.56	10,894,901.56	10,943,217.48	10,943,217.48	10,953,463.51	10,953,463.51	10,961,660.33	10,961,660.33
1-May-13	10,226,821.12	10,226,821.12	10,226,821.12	10,554,596.36	10,554,596.36	10,554,596.36	10,564,533.12	10,564,533.12	10,611,379.40	10,611,379.40	10,621,316.13	10,621,316.13	10,629,265.52	10,629,265.52
1-Nov-13	9,916,676.88	9,916,676.88	9,916,676.88	10,234,530.50	10,234,530.50	10,234,530.50	10,244,167.26	10,244,167.26	10,289,588.61	10,289,588.61	10,299,225.35	10,299,225.35	10,306,934.75	10,306,934.75
1-May-14	9,615,919.33	9,615,919.33	9,615,919.33	9,924,153.49	9,924,153.49	9,924,153.49	9,933,499.28	9,933,499.28	9,977,539.01	9,977,539.01	9,986,884.78	9,986,884.78	9,994,361.41	9,994,361.41
1-Nov-14	9,324,262.52	9,324,262.52	9,324,262.52	9,623,170.17	9,623,170.17	9,623,170.17	9,632,233.74	9,632,233.74	9,674,933.84	9,674,933.84	9,683,997.41	9,683,997.41	9,691,248.25	9,691,248.25
1-May-15	9,041,429.20	9,041,429.20	9,041,429.20	9,331,294.38	9,331,294.38	9,331,294.38	9,340,084.22	9,340,084.22	9,381,485.40	9,381,485.40	9,390,275.23	9,390,275.23	9,397,307.09	9,397,307.09
1-Nov-15	8,767,150.56	8,767,150.56	8,767,150.56	9,048,248.66	9,048,248.66	9,048,248.66	9,056,772.98	9,056,772.98	9,100,219.85	9,100,219.85	9,105,439.06	9,105,439.06	9,112,258.50	9,112,258.50
1-May-16	8,501,166.00	8,501,166.00	8,501,166.00	8,773,764.00	8,773,764.00	8,773,764.00	8,782,030.79	8,782,030.79	8,820,951.39	8,820,951.39	8,829,218.17	8,829,218.17	8,835,831.60	8,835,831.60
1-Nov-16	8,243,222.86	8,243,222.86	8,243,222.86	8,507,579.60	8,507,579.60	8,507,579.60	8,515,596.60	8,515,596.60	8,553,333.14	8,553,333.14	8,561,350.12	8,561,350.12	8,567,763.71	8,567,763.71
1-May-17	7,993,076.16	7,993,076.16	7,993,076.16	8,249,442.62	8,249,442.62	8,249,442.62	8,257,217.30	8,257,217.30	8,293,805.78	8,293,805.78	8,301,580.46	8,301,580.46	8,307,800.19	8,307,800.19
1-Nov-17	7,750,488.37	7,750,488.37	7,750,488.37	7,999,107.87	7,999,107.87	7,999,107.87	8,006,647.52	8,006,647.52	8,042,122.81	8,042,122.81	8,049,662.45	8,049,662.45	8,055,694.16	8,055,694.16
1-May-18	7,515,229.23	7,515,229.23	7,515,229.23	7,756,337.69	7,756,337.69	7,756,337.69	7,763,649.35	7,763,649.35	7,798,045.27	7,798,045.27	7,805,356.92	7,805,356.92	7,811,206.23	7,811,206.23
1-Nov-18	7,287,075.48	7,287,075.48	7,287,075.48	7,520,901.62	7,520,901.62	7,520,901.62	7,527,992.12	7,527,992.12	7,561,341.47	7,561,341.47	7,568,431.96	7,568,431.96	7,574,104.35	7,574,104.35
1-May-19	7,065,810.66	7,065,810.66	7,065,810.66	7,292,576.25	7,292,576.25	7,292,576.25	7,299,452.20	7,299,452.20	7,331,786.77	7,331,786.77	7,338,662.72	7,338,662.72	7,344,163.48	7,344,163.48
1-Nov-19	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Date	N627CZ	N628CZ	N629CZ	N630CZ	N631CZ	N632CZ	N633CZ	N634CZ	N635CZ	N636CZ	N637CZ	N638CZ	N639CZ
At Issuance	$12,559,056.48	$12,582,176.98	$12,582,176.98	$12,537,998.37	$12,537,998.37	$12,561,003.90	$12,561,003.90	$12,561,003.90	$12,579,408.28	$12,579,408.28	$12,602,413.82	$12,602,413.82	$12,620,491.35
1-May-09	12,530,530.62	12,553,598.60	12,553,598.60	12,537,998.37	12,537,998.37	12,561,003.90	12,561,003.90	12,561,003.90	12,579,408.28	12,579,408.28	12,602,413.82	12,602,413.82	12,620,491.35
1-Nov-09	12,336,759.53	12,359,470.79	12,359,470.79	12,357,592.23	12,357,592.23	12,380,266.75	12,380,266.75	12,380,266.75	12,398,406.30	12,398,406.30	12,421,080.82	12,421,080.82	12,438,517.54
1-May-10	12,106,335.35	12,128,622.45	12,128,622.45	12,132,538.01	12,132,538.01	12,154,799.58	12,154,799.58	12,154,799.58	12,172,608.79	12,172,608.79	12,194,870.37	12,194,870.37	12,212,352.72
1-Nov-10	11,947,569.24	11,969,564.06	11,969,564.06	11,994,735.96	11,994,735.96	12,016,744.68	12,016,744.68	12,016,744.68	12,034,351.61	12,034,351.61	12,056,360.34	12,056,360.34	12,073,640.41
1-May-11	11,733,488.97	11,755,089.67	11,755,089.67	11,774,413.93	11,774,413.93	11,796,018.41	11,796,018.41	11,796,018.41	11,813,301.91	11,813,301.91	11,834,906.37	11,834,906.37	11,851,487.06
1-Nov-11	11,497,778.54	11,518,945.28	11,518,945.28	11,557,207.04	11,557,207.04	11,578,412.97	11,578,412.97	11,578,412.97	11,595,377.64	11,595,377.64	11,616,583.55	11,616,583.55	11,632,845.40
1-May-12	11,305,078.35	11,325,890.34	11,325,890.34	11,337,564.11	11,337,564.11	11,358,367.01	11,358,367.01	11,358,367.01	11,375,009.28	11,375,009.28	11,395,812.17	11,395,812.17	11,411,751.60
1-Nov-12	10,961,660.33	11,012,025.47	11,012,025.47	11,176,479.23	11,176,479.23	11,197,565.10	11,197,565.10	11,197,565.10	11,212,105.59	11,212,105.59	11,233,192.19	11,233,192.19	11,249,358.35
1-May-13	10,629,265.52	10,678,099.17	10,678,099.17	10,957,650.76	10,957,650.76	10,978,230.81	10,978,230.81	10,978,230.81	10,992,775.67	10,992,775.67	11,013,362.94	11,013,362.94	11,029,127.54
1-Nov-13	10,306,934.75	10,354,283.45	10,354,283.45	10,686,048.54	10,686,048.54	10,695,985.31	10,695,985.31	10,695,985.31	10,742,831.57	10,742,831.57	10,752,768.31	10,752,768.31	10,760,014.83
1-May-14	9,994,361.41	10,040,270.28	10,040,270.28	10,361,992.83	10,361,992.83	10,371,629.60	10,371,629.60	10,371,629.60	10,417,050.91	10,417,050.91	10,426,687.67	10,426,687.67	10,433,694.20
1-Nov-14	9,691,248.25	9,751,683.02	9,751,683.02	10,047,746.89	10,047,746.89	10,057,092.70	10,057,092.70	10,057,092.70	10,101,132.39	10,101,132.39	10,110,478.17	10,110,478.17	10,117,251.93
1-May-15	9,397,307.09	9,440,466.24	9,440,466.24	9,743,011.90	9,743,011.90	9,752,075.48	9,752,075.48	9,752,075.48	9,798,273.20	9,798,273.20	9,816,192.52	9,816,192.52	9,830,201.07
1-Nov-15	9,112,258.50	9,154,105.13	9,154,105.13	9,447,498.10	9,447,498.10	9,456,287.95	9,456,287.95	9,456,287.95	9,497,689.10	9,497,689.10	9,506,478.93	9,506,478.93	9,512,807.94
1-May-16	8,835,831.60	8,876,405.55	8,876,405.55	9,158,263.44	9,158,263.44	9,169,448.92	9,169,448.92	9,169,448.92	9,209,590.63	9,209,590.63	9,218,114.96	9,218,114.96	9,224,231.56
1-Nov-16	8,567,763.71	8,607,103.66	8,607,103.66	8,883,018.98	8,883,018.98	8,891,285.78	8,891,285.78	8,891,285.78	8,930,206.35	8,930,206.35	8,938,473.14	8,938,473.14	8,944,383.71
1-May-17	8,307,800.19	8,345,943.61	8,345,943.61	8,613,517.25	8,613,517.25	8,621,534.24	8,621,534.24	8,621,534.24	8,659,270.76	8,659,270.76	8,667,287.75	8,667,287.75	8,672,998.49
1-Nov-17	8,055,694.16	8,092,677.38	8,092,677.38	8,352,163.37	8,352,163.37	8,359,938.05	8,359,938.05	8,359,938.05	8,396,526.50	8,396,526.50	8,404,301.19	8,404,301.19	8,409,818.07
1-May-18	7,811,206.23	7,847,064.50	7,847,064.50	8,098,709.11	8,098,709.11	8,106,248.75	8,106,248.75	8,106,248.75	8,141,724.02	8,141,724.02	8,149,263.67	8,149,263.67	8,154,592.53
1-Nov-18	7,574,104.35	7,608,871.80	7,608,871.80	7,852,913.83	7,852,913.83	7,860,225.47	7,860,225.47	7,860,225.47	7,894,621.39	7,894,621.39	7,901,933.04	7,901,933.04	7,907,079.50
1-May-19	7,344,163.48	7,377,873.24	7,377,873.24	7,614,544.20	7,614,544.20	7,621,634.68	7,621,634.68	7,621,634.68	7,654,984.03	7,654,984.03	7,662,074.52	7,662,074.52	7,667,044.05
1-Nov-19	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Series B Equipment Note Principal Balances

Date	N612CZ	N613CZ	N614CZ	N615CZ	N616CZ	N617CZ	N619CZ	N620CZ	N621CZ	N622CZ	N623CZ	N624CZ	N625CZ	N626CZ
At Issuance	$4,380,789.89	$4,380,789.89	$4,380,789.89	$4,361,427.07	$4,361,427.07	$4,361,427.07	$4,337,223.54	$4,337,223.54	$4,313,528.59	$4,313,528.59	$4,289,325.05	$4,289,325.05	$4,269,962.22	$4,269,962.22
1-May-09	3,641,456.76	3,641,456.76	3,641,456.76	3,941,929.35	3,941,929.35	3,941,929.35	3,934,127.22	3,934,127.22	3,988,948.95	3,988,948.95	3,981,146.81	3,981,146.81	3,974,905.09	3,974,905.09
1-Nov-09	3,360,798.28	3,360,798.28	3,360,798.28	3,617,421.37	3,617,421.37	3,617,421.37	3,609,307.59	3,609,307.59	3,662,708.90	3,662,708.90	3,654,595.11	3,654,595.11	3,648,104.07	3,648,104.07
1-May-10	2,905,554.76	2,905,554.76	2,905,554.76	3,152,017.29	3,152,017.29	3,152,017.29	3,143,867.80	3,143,867.80	3,193,898.64	3,193,898.64	3,185,749.12	3,185,749.12	3,179,229.59	3,179,229.59
1-Nov-10	2,618,354.15	2,618,354.15	2,618,354.15	2,847,344.31	2,847,344.31	2,847,344.31	2,839,056.41	2,839,056.41	2,887,253.77	2,887,253.77	2,878,965.84	2,878,965.84	2,872,335.58	2,872,335.58
1-May-11	2,417,835.46	2,417,835.46	2,417,835.46	2,611,705.07	2,611,705.07	2,611,705.07	2,603,393.71	2,603,393.71	2,649,902.04	2,649,902.04	2,641,590.65	2,641,590.65	2,634,941.61	2,634,941.61
1-Nov-11	2,187,886.08	2,187,886.08	2,187,886.08	2,411,209.66	2,411,209.66	2,411,209.66	2,402,927.40	2,402,927.40	2,447,839.60	2,447,839.60	2,439,557.32	2,439,557.32	2,432,931.52	2,432,931.52
1-May-12	2,006,136.52	2,006,136.52	2,006,136.52	2,181,230.07	2,181,230.07	2,181,230.07	2,172,910.05	2,172,910.05	2,216,221.98	2,216,221.98	2,207,901.94	2,207,901.94	2,201,245.93	2,201,245.93
1-Nov-12	2,006,136.52	2,006,136.52	2,006,136.52	2,118,164.65	2,118,164.65	2,118,164.65	2,120,030.02	2,120,030.02	2,129,848.96	2,129,848.96	2,131,714.33	2,131,714.33	2,133,206.67	2,133,206.67
1-May-13	1,986,721.56	1,986,721.56	1,986,721.56	2,052,105.27	2,052,105.27	2,052,105.27	2,053,910.98	2,053,910.98	2,063,428.53	2,063,428.53	2,065,234.24	2,065,234.24	2,066,678.84	2,066,678.84
1-Nov-13	1,924,791.85	1,924,791.85	1,924,791.85	1,988,119.98	1,988,119.98	1,988,119.98	1,989,867.96	1,989,867.96	1,999,093.38	1,999,093.38	2,000,841.36	2,000,841.36	2,002,239.77	2,002,239.77
1-May-14	1,864,810.32	1,864,810.32	1,864,810.32	1,926,145.58	1,926,145.58	1,926,145.58	1,927,837.70	1,927,837.70	1,936,779.99	1,936,779.99	1,938,472.11	1,938,472.11	1,939,825.83	1,939,825.83
1-Nov-14	1,806,717.62	1,806,717.62	1,806,717.62	1,866,120.81	1,866,120.81	1,866,120.81	1,867,758.89	1,867,758.89	1,876,426.77	1,876,426.77	1,878,064.84	1,878,064.84	1,879,375.33	1,879,375.33
1-May-15	1,750,456.21	1,750,456.21	1,750,456.21	1,807,986.28	1,807,986.28	1,807,986.28	1,809,572.08	1,809,572.08	1,817,974.00	1,817,974.00	1,819,559.78	1,819,559.78	1,820,828.44	1,820,828.44
1-Nov-15	1,695,970.30	1,695,970.30	1,695,970.30	1,751,684.41	1,751,684.41	1,751,684.41	1,753,219.63	1,753,219.63	1,758,058.66	1,758,058.66	1,762,898.99	1,762,898.99	1,764,127.19	1,764,127.19
1-May-16	1,643,205.81	1,643,205.81	1,643,205.81	1,697,159.36	1,697,159.36	1,697,159.36	1,698,645.67	1,698,645.67	1,706,539.98	1,706,539.98	1,708,026.28	1,708,026.28	1,709,215.34	1,709,215.34
1-Nov-16	1,592,110.29	1,592,110.29	1,592,110.29	1,644,357.01	1,644,357.01	1,644,357.01	1,645,796.00	1,645,796.00	1,653,448.19	1,653,448.19	1,654,887.17	1,654,887.17	1,656,038.38	1,656,038.38
1-May-17	1,542,632.89	1,542,632.89	1,542,632.89	1,593,224.87	1,593,224.87	1,593,224.87	1,594,618.11	1,594,618.11	1,602,035.64	1,602,035.64	1,603,428.86	1,603,428.86	1,604,543.46	1,604,543.46
1-Nov-17	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
1-May-18	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
1-Nov-18	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
1-May-19	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
1-Nov-19	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Date	N627CZ	N628CZ	N629CZ	N630CZ	N631CZ	N632CZ	N633CZ	N634CZ	N635CZ	N636CZ	N637CZ	N638CZ	N639CZ
At Issuance	$4,269,962.22	$4,241,426.61	$4,241,426.61	$4,284,738.77	$4,284,738.77	$4,260,650.21	$4,260,650.21	$4,260,650.21	$4,237,047.28	$4,237,047.28	$4,212,958.70	$4,212,958.70	$4,194,014.75
1-May-09	3,974,905.09	4,028,166.45	4,028,166.45	4,284,738.77	4,284,738.77	4,260,650.21	4,260,650.21	4,260,650.21	4,237,047.28	4,237,047.28	4,212,958.70	4,212,958.70	4,194,014.75
1-Nov-09	3,648,104.07	3,699,882.68	3,699,882.68	4,235,051.98	4,235,051.98	4,227,642.12	4,227,642.12	4,227,642.12	4,237,047.28	4,237,047.28	4,212,958.70	4,212,958.70	4,194,014.75
1-May-10	3,179,229.59	3,227,630.52	3,227,630.52	3,717,893.25	3,717,893.25	3,710,213.53	3,710,213.53	3,710,213.53	3,762,397.04	3,762,397.04	3,754,717.31	3,754,717.31	3,748,573.55
1-Nov-10	2,872,335.58	2,918,875.35	2,918,875.35	3,372,827.07	3,372,827.07	3,364,955.98	3,364,955.98	3,364,955.98	3,415,209.51	3,415,209.51	3,407,338.41	3,407,338.41	3,401,041.55
1-May-11	2,634,941.61	2,679,787.65	2,679,787.65	3,124,990.98	3,124,990.98	3,117,093.45	3,117,093.45	3,117,093.45	3,165,603.10	3,165,603.10	3,157,705.58	3,157,705.58	3,151,763.55
1-Nov-11	2,432,931.52	2,476,187.28	2,476,187.28	2,888,301.74	2,888,301.74	2,880,385.19	2,880,385.19	2,880,385.19	2,927,209.35	2,927,209.35	2,919,292.81	2,919,292.81	2,913,335.56
1-May-12	2,201,245.93	2,242,893.87	2,242,893.87	2,667,876.05	2,667,876.05	2,659,957.67	2,659,957.67	2,659,957.67	2,705,160.97	2,705,160.97	2,697,242.60	2,697,242.60	2,691,283.89
1-Nov-12	2,133,206.67	2,143,398.68	2,143,398.68	2,402,298.56	2,402,298.56	2,393,704.71	2,393,704.71	2,393,704.71	2,439,125.71	2,439,125.71	2,430,531.12	2,430,531.12	2,424,031.66
1-May-13	2,066,678.84	2,076,557.52	2,076,557.52	2,207,462.52	2,207,462.52	2,198,993.93	2,198,993.93	2,198,993.93	2,242,583.89	2,242,583.89	2,234,108.07	2,234,108.07	2,227,705.73
1-Nov-13	2,002,239.77	2,011,814.78	2,011,814.78	2,078,002.11	2,078,002.11	2,079,807.85	2,079,807.85	2,079,807.85	2,089,325.39	2,089,325.39	2,091,131.12	2,091,131.12	2,092,951.69
1-May-14	1,939,825.83	1,949,106.54	1,949,106.54	2,013,213.19	2,013,213.19	2,014,961.19	2,014,961.19	2,014,961.19	2,024,186.61	2,024,186.61	2,025,934.61	2,025,934.61	2,027,708.99
1-Nov-14	1,879,375.33	1,872,448.84	1,872,448.84	1,950,460.26	1,950,460.26	1,952,152.39	1,952,152.39	1,952,152.39	1,961,094.68	1,961,094.68	1,962,786.83	1,962,786.83	1,964,516.52
1-May-15	1,820,828.44	1,829,547.50	1,829,547.50	1,889,681.29	1,889,681.29	1,891,319.38	1,891,319.38	1,891,319.38	1,896,489.60	1,896,489.60	1,889,271.95	1,889,271.95	1,883,497.84
1-Nov-15	1,764,127.19	1,772,578.36	1,772,578.36	1,830,816.16	1,830,816.16	1,832,401.97	1,832,401.97	1,832,401.97	1,840,803.88	1,840,803.88	1,842,389.70	1,842,389.70	1,844,034.32
1-May-16	1,709,215.34	1,717,406.90	1,717,406.90	1,776,467.70	1,776,467.70	1,775,341.79	1,775,341.79	1,775,341.79	1,783,485.94	1,783,485.94	1,785,021.17	1,785,021.17	1,786,625.34
1-Nov-16	1,656,038.38	1,663,978.36	1,663,978.36	1,718,595.96	1,718,595.96	1,720,082.27	1,720,082.27	1,720,082.27	1,727,976.59	1,727,976.59	1,729,462.91	1,729,462.91	1,731,027.93
1-May-17	1,604,543.46	1,612,239.63	1,612,239.63	1,665,129.56	1,665,129.56	1,666,568.55	1,666,568.55	1,666,568.55	1,674,220.75	1,674,220.75	1,675,659.75	1,675,659.75	1,677,186.92
1-Nov-17	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
1-May-18	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
1-Nov-18	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
1-May-19	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
1-Nov-19	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

APPENDIX V
SCHEDULED NOTE AMORTIZATION PAYMENTS

The Equipment Note amortization payments in the tables below are presented on the assumption that there will be no payment default or prepayment of any Equipment Note.

Series A Equipment Note Amortization Payments

Date	N612CZ	N613CZ	N614CZ	N615CZ	N616CZ	N617CZ	N619CZ	N620CZ	N621CZ	N622CZ	N623CZ	N624CZ	N625CZ	N626CZ
1-May-09	$ 220,496.32	$ 220,496.32	$ 220,496.32	$ 28,336.81	$ 28,336.81	$ 28,336.81	$ 28,389.32	$ 28,389.32	$ 28,431.34	$ 28,431.34	$ 28,483.85	$ 28,483.85	$ 28,525.86	$ 28,525.86
1-Nov-09	228,557.72	228,557.72	228,557.72	192,486.89	192,486.89	192,486.89	192,843.61	192,843.61	193,128.99	193,128.99	193,485.71	193,485.71	193,771.09	193,771.09
1-May-10	209,060.23	209,060.23	209,060.23	228,897.06	228,897.06	228,897.06	229,321.24	229,321.24	229,660.61	229,660.61	230,084.78	230,084.78	230,424.18	230,424.18
1-Nov-10	160,766.07	160,766.07	160,766.07	157,713.91	157,713.91	157,713.91	158,006.20	158,006.20	158,240.02	158,240.02	158,532.29	158,532.29	158,766.11	158,766.11
1-May-11	233,801.12	233,801.12	233,801.12	212,661.49	212,661.49	212,661.49	213,055.60	213,055.60	213,370.89	213,370.89	213,764.99	213,764.99	214,080.27	214,080.27
1-Nov-11	191,139.30	191,139.30	191,139.30	234,148.28	234,148.28	234,148.28	234,582.22	234,582.22	234,929.36	234,929.36	235,363.31	235,363.31	235,710.43	235,710.43
1-May-12	226,511.05	226,511.05	226,511.05	191,423.10	191,423.10	191,423.10	191,777.85	191,777.85	192,061.65	192,061.65	192,416.40	192,416.40	192,700.19	192,700.19
1-Nov-12	440,347.50	440,347.50	440,347.50	345,499.63	345,499.63	345,499.63	356,065.58	356,065.58	324,399.26	324,399.26	334,965.23	334,965.23	343,418.02	343,418.02
1-May-13	319,825.86	319,825.86	319,825.86	330,059.15	330,059.15	330,059.15	330,368.44	330,368.44	331,838.08	331,838.08	332,147.38	332,147.38	332,394.81	332,394.81
1-Nov-13	310,144.24	310,144.24	310,144.24	320,065.86	320,065.86	320,065.86	320,365.86	320,365.86	321,790.79	321,790.79	322,090.78	322,090.78	322,330.77	322,330.77
1-May-14	300,757.55	300,757.55	300,757.55	310,377.01	310,377.01	310,377.01	310,667.98	310,667.98	312,049.60	312,049.60	312,340.57	312,340.57	312,573.34	312,573.34
1-Nov-14	291,656.81	291,656.81	291,656.81	300,983.32	300,983.32	300,983.32	301,265.54	301,265.54	302,605.17	302,605.17	302,887.37	302,887.37	303,113.16	303,113.16
1-May-15	282,833.32	282,833.32	282,833.32	291,875.79	291,875.79	291,875.79	292,149.52	292,149.52	293,448.44	293,448.44	293,722.18	293,722.18	293,941.16	293,941.16
1-Nov-15	274,278.64	274,278.64	274,278.64	283,045.72	283,045.72	283,045.72	283,311.24	283,311.24	281,265.55	281,265.55	284,836.17	284,836.17	285,048.59	285,048.59
1-May-16	265,984.56	265,984.56	265,984.56	274,484.66	274,484.66	274,484.66	274,742.19	274,742.19	279,268.46	279,268.46	276,220.89	276,220.89	276,426.90	276,426.90
1-Nov-16	257,943.14	257,943.14	257,943.14	266,184.40	266,184.40	266,184.40	266,434.19	266,434.19	267,618.25	267,618.25	267,868.05	267,868.05	268,067.89	268,067.89
1-May-17	250,146.70	250,146.70	250,146.70	258,136.98	258,136.98	258,136.98	258,379.30	258,379.30	259,527.36	259,527.36	259,769.66	259,769.66	259,963.52	259,963.52
1-Nov-17	242,587.79	242,587.79	242,587.79	250,334.75	250,334.75	250,334.75	250,569.78	250,569.78	251,682.97	251,682.97	251,918.01	251,918.01	252,106.03	252,106.03
1-May-18	235,259.14	235,259.14	235,259.14	242,770.18	242,770.18	242,770.18	242,998.17	242,998.17	244,077.54	244,077.54	244,305.53	244,305.53	244,487.93	244,487.93
1-Nov-18	228,153.75	228,153.75	228,153.75	235,436.07	235,436.07	235,436.07	235,657.23	235,657.23	236,703.80	236,703.80	236,924.96	236,924.96	237,101.88	237,101.88
1-May-19	221,264.82	221,264.82	221,264.82	228,325.37	228,325.37	228,325.37	228,539.92	228,539.92	229,554.70	229,554.70	229,769.24	229,769.24	229,940.87	229,940.87
1-Nov-19	7,065,810.66	7,065,810.66	7,065,810.66	7,292,576.25	7,292,576.25	7,292,576.25	7,299,452.20	7,299,452.20	7,331,786.77	7,331,786.77	7,338,662.72	7,338,662.72	7,344,163.48	7,344,163.48

Date	N627CZ	N628CZ	N629CZ	N630CZ	N631CZ	N632CZ	N633CZ	N634CZ	N635CZ	N636CZ	N637CZ	N638CZ	N639CZ
1-May-09	$ 28,525.86	$ 28,578.38	$ 28,578.38	$ 0.00	$ 0.00	$ 0.00	$ 0.00	$ 0.00	$ 0.00	$ 0.00	$ 0.00	$ 0.00	$ 0.00
1-Nov-09	193,771.09	194,127.81	194,127.81	180,406.14	180,406.14	180,737.15	180,737.15	180,737.15	181,001.98	181,001.98	181,333.00	181,333.00	181,973.81
1-May-10	230,424.18	230,848.34	230,848.34	225,054.22	225,054.22	225,467.17	225,467.17	225,467.17	225,797.51	225,797.51	226,210.45	226,210.45	226,164.82
1-Nov-10	158,766.11	159,058.39	159,058.39	137,802.05	137,802.05	138,054.90	138,054.90	138,054.90	138,257.18	138,257.18	138,510.03	138,510.03	138,712.31
1-May-11	214,080.27	214,474.39	214,474.39	220,322.03	220,322.03	220,726.27	220,726.27	220,726.27	221,049.70	221,049.70	221,453.97	221,453.97	222,153.35
1-Nov-11	235,710.43	236,144.39	236,144.39	217,206.89	217,206.89	217,605.44	217,605.44	217,605.44	217,924.27	217,924.27	218,322.82	218,322.82	218,641.66
1-May-12	192,700.19	193,054.94	193,054.94	219,642.93	219,642.93	220,045.96	220,045.96	220,045.96	220,368.36	220,368.36	220,771.38	220,771.38	221,093.80
1-Nov-12	343,418.02	313,864.87	313,864.87	161,084.88	161,084.88	160,801.91	160,801.91	160,801.91	162,903.69	162,903.69	162,619.98	162,619.98	162,393.25
1-May-13	332,394.81	333,926.30	333,926.30	218,828.47	218,828.47	219,334.29	219,334.29	219,334.29	219,329.92	219,329.92	219,829.25	219,829.25	220,230.81
1-Nov-13	322,330.77	323,815.72	323,815.72	271,602.22	271,602.22	282,245.50	282,245.50	282,245.50	249,944.10	249,944.10	260,594.63	260,594.63	269,112.71
1-May-14	312,573.34	314,013.17	314,013.17	324,055.71	324,055.71	324,355.71	324,355.71	324,355.71	325,780.66	325,780.66	326,080.64	326,080.64	326,320.63
1-Nov-14	303,113.16	288,587.26	288,587.26	314,245.94	314,245.94	314,536.90	314,536.90	314,536.90	315,918.52	315,918.52	316,209.50	316,209.50	316,442.27
1-May-15	293,941.16	311,216.78	311,216.78	304,734.99	304,734.99	305,017.22	305,017.22	305,017.22	302,859.19	302,859.19	294,285.65	294,285.65	287,050.86
1-Nov-15	285,048.59	286,361.11	286,361.11	295,513.80	295,513.80	295,787.53	295,787.53	295,787.53	300,584.10	300,584.10	309,713.59	309,713.59	317,393.13
1-May-16	276,426.90	277,699.58	277,699.58	289,234.66	289,234.66	286,839.03	286,839.03	286,839.03	288,098.47	288,098.47	288,363.97	288,363.97	288,576.38
1-Nov-16	268,067.89	269,301.89	269,301.89	275,244.46	275,244.46	278,163.14	278,163.14	278,163.14	279,384.28	279,384.28	279,641.82	279,641.82	279,847.85
1-May-17	259,963.52	261,160.05	261,160.05	269,501.73	269,501.73	269,751.54	269,751.54	269,751.54	270,935.59	270,935.59	271,185.39	271,185.39	271,385.22
1-Nov-17	252,106.03	253,266.23	253,266.23	261,353.88	261,353.88	261,596.19	261,596.19	261,596.19	262,744.26	262,744.26	262,986.56	262,986.56	263,180.42
1-May-18	244,487.93	245,612.88	245,612.88	253,454.26	253,454.26	253,689.30	253,689.30	253,689.30	254,802.48	254,802.48	255,037.52	255,037.52	255,225.54
1-Nov-18	237,101.88	238,192.70	238,192.70	245,795.28	245,795.28	246,023.28	246,023.28	246,023.28	247,102.63	247,102.63	247,330.63	247,330.63	247,513.03
1-May-19	229,940.87	230,998.56	230,998.56	238,369.63	238,369.63	238,590.79	238,590.79	238,590.79	239,637.36	239,637.36	239,858.52	239,858.52	240,035.45
1-Nov-19	7,344,163.48	7,377,873.24	7,377,873.24	7,614,544.20	7,614,544.20	7,621,634.68	7,621,634.68	7,621,634.68	7,654,984.03	7,654,984.03	7,662,074.52	7,662,074.52	7,667,044.05

Series B Equipment Note Amortization Payments

	N612CZ	N613CZ	N614CZ	N615CZ	N616CZ	N617CZ	N619CZ	N620CZ	N621CZ	N622CZ	N623CZ	N624CZ	N625CZ	N626CZ
1-May-09	$ 739,333.13	$ 739,333.13	$ 739,333.13	$ 419,497.72	$ 419,497.72	$ 419,497.72	$ 403,096.32	$ 403,096.32	$ 324,579.64	$ 324,579.64	$ 308,178.24	$ 308,178.23	$ 295,057.13	$ 295,057.13
1-Nov-09	280,658.48	280,658.48	280,658.48	324,507.98	324,507.98	324,507.98	324,819.63	324,819.63	326,240.05	326,240.05	326,551.70	326,551.70	326,801.02	326,801.02
1-May-10	455,243.52	455,243.52	455,243.52	465,404.08	465,404.08	465,404.08	465,439.79	465,439.79	468,810.26	468,810.26	468,845.99	468,845.99	468,874.48	468,874.48
1-Nov-10	287,200.61	287,200.61	287,200.61	304,672.98	304,672.98	304,672.98	304,811.39	304,811.39	306,644.87	306,644.87	306,783.28	306,783.28	306,894.01	306,894.01
1-May-11	200,518.69	200,518.69	200,518.69	235,639.24	235,639.24	235,639.24	235,662.70	235,662.70	237,351.73	237,351.73	237,375.19	237,375.19	237,393.97	237,393.97
1-Nov-11	229,949.38	229,949.38	229,949.38	200,495.41	200,495.41	200,495.41	200,466.31	200,466.31	202,062.44	202,062.44	202,033.33	202,033.33	202,010.09	202,010.09
1-May-12	181,749.56	181,749.56	181,749.56	229,979.59	229,979.59	229,979.59	230,017.35	230,017.35	231,617.62	231,617.62	231,655.38	231,655.38	231,685.59	231,685.59
1-Nov-12	0.00	0.00	0.00	63,065.42	63,065.42	63,065.42	52,880.03	52,880.03	86,373.02	86,373.02	76,187.61	76,187.61	68,039.26	68,039.26
1-May-13	19,414.96	19,414.96	19,414.96	66,059.38	66,059.38	66,059.38	66,119.04	66,119.04	66,420.43	66,420.43	66,480.09	66,480.09	66,527.83	66,527.83
1-Nov-13	61,929.71	61,929.71	61,929.71	63,985.29	63,985.29	63,985.29	64,043.02	64,043.02	64,335.15	64,335.15	64,392.88	64,392.88	64,439.07	64,439.07
1-May-14	59,981.53	59,981.53	59,981.53	61,974.40	61,974.40	61,974.40	62,030.26	62,030.26	62,313.39	62,313.39	62,369.25	62,369.25	62,413.94	62,413.94
1-Nov-14	58,092.70	58,092.70	58,092.70	60,024.77	60,024.77	60,024.77	60,078.81	60,078.81	60,353.22	60,353.22	60,407.27	60,407.27	60,450.50	60,450.50
1-May-15	56,261.41	56,261.41	56,261.41	58,134.53	58,134.53	58,134.53	58,186.81	58,186.81	58,452.77	58,452.77	58,505.06	58,505.06	58,546.89	58,546.89
1-Nov-15	54,485.91	54,485.91	54,485.91	56,301.87	56,301.87	56,301.87	56,352.45	56,352.45	59,915.34	59,915.34	56,660.79	56,660.79	56,701.25	56,701.25
1-May-16	52,764.49	52,764.49	52,764.49	54,525.05	54,525.05	54,525.05	54,573.96	54,573.96	51,518.68	51,518.68	54,872.71	54,872.71	54,911.85	54,911.85
1-Nov-16	51,095.52	51,095.52	51,095.52	52,802.35	52,802.35	52,802.35	52,849.67	52,849.67	53,091.79	53,091.79	53,139.11	53,139.11	53,176.96	53,176.96
1-May-17	49,477.40	49,477.40	49,477.40	51,132.14	51,132.14	51,132.14	51,177.89	51,177.89	51,412.55	51,412.55	51,458.31	51,458.31	51,494.92	51,494.92
1-Nov-17	1,542,632.89	1,542,632.89	1,542,632.89	1,593,224.87	1,593,224.87	1,593,224.87	1,594,618.11	1,594,618.11	1,602,035.64	1,602,035.64	1,603,428.86	1,603,428.86	1,604,543.46	1,604,543.46
1-May-18	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
1-Nov-18	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
1-May-19	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
1-Nov-19	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	N627CZ	N628CZ	N629CZ	N630CZ	N631CZ	N632CZ	N633CZ	N634CZ	N635CZ	N636CZ	N637CZ	N638CZ	N639CZ
1-May-09	$ 295,057.13	$ 213,260.16	$ 213,260.16	$ 0.00	$ 0.00	$ 0.00	$ 0.00	$ 0.00	$ 0.00	$ 0.00	$ 0.00	$ 0.00	$ 0.00
1-Nov-09	326,801.02	328,283.77	328,283.77	49,686.79	49,686.79	33,008.09	33,008.09	33,008.09	0.00	0.00	0.00	0.00	0.00
1-May-10	468,874.48	472,252.16	472,252.16	517,158.73	517,158.73	517,428.59	517,428.59	517,428.59	474,650.24	474,650.24	458,241.39	458,241.39	445,441.20
1-Nov-10	306,894.01	308,755.17	308,755.17	345,066.18	345,066.18	345,257.55	345,257.55	345,257.55	347,187.53	347,187.53	347,378.90	347,378.90	347,532.00
1-May-11	237,393.97	239,087.70	239,087.70	247,836.09	247,836.09	247,862.53	247,862.53	247,862.53	249,606.41	249,606.41	249,632.83	249,632.83	249,278.00
1-Nov-11	202,010.09	203,600.37	203,600.37	236,689.24	236,689.24	236,708.26	236,708.26	236,708.26	238,393.75	238,393.75	238,412.77	238,412.77	238,427.99
1-May-12	231,685.59	233,293.41	233,293.41	220,425.69	220,425.69	220,427.52	220,427.52	220,427.52	222,048.38	222,048.38	222,050.21	222,050.21	222,051.67
1-Nov-12	68,039.26	99,495.19	99,495.19	265,577.49	265,577.49	266,252.96	266,252.96	266,252.96	266,035.26	266,035.26	266,711.48	266,711.48	267,252.23
1-May-13	66,527.83	66,841.16	66,841.16	194,836.04	194,836.04	194,710.78	194,710.78	194,710.78	196,541.82	196,541.82	196,423.05	196,423.05	196,325.93
1-Nov-13	64,439.07	64,742.74	64,742.74	129,460.41	129,460.41	119,186.08	119,186.08	119,186.08	153,258.50	153,258.50	142,976.95	142,976.95	134,754.04
1-May-14	62,413.94	62,708.24	62,708.24	64,788.92	64,788.92	64,846.66	64,846.66	64,846.66	65,138.78	65,138.78	65,196.51	65,196.51	65,242.70
1-Nov-14	60,450.50	76,657.70	76,657.70	62,752.93	62,752.93	62,808.80	62,808.80	62,808.80	63,091.93	63,091.93	63,147.78	63,147.78	63,192.47
1-May-15	58,546.89	42,901.34	42,901.34	60,778.97	60,778.97	60,833.01	60,833.01	60,833.01	64,605.08	64,605.08	73,514.88	73,514.88	81,018.68
1-Nov-15	56,701.25	56,969.14	56,969.14	58,865.13	58,865.13	58,917.41	58,917.41	58,917.41	55,685.72	55,685.72	46,882.25	46,882.25	39,463.52
1-May-16	54,911.85	55,171.46	55,171.46	54,348.46	54,348.46	57,060.18	57,060.18	57,060.18	57,317.94	57,317.94	57,368.53	57,368.53	57,408.98
1-Nov-16	53,176.96	53,428.54	53,428.54	57,871.74	57,871.74	55,259.52	55,259.52	55,259.52	55,509.35	55,509.35	55,558.26	55,558.26	55,597.41
1-May-17	51,494.92	51,738.73	51,738.73	53,466.40	53,466.40	53,513.72	53,513.72	53,513.72	53,755.84	53,755.84	53,803.16	53,803.16	53,841.01
1-Nov-17	1,604,543.46	1,612,239.63	1,612,239.63	1,665,129.56	1,665,129.56	1,666,568.55	1,666,568.55	1,666,568.55	1,674,220.75	1,674,220.75	1,675,659.75	1,675,659.75	1,677,186.92
1-May-18	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
1-Nov-18	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
1-May-19	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
1-Nov-19	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

APPENDIX VI
LOAN TO VALUE RATIOS

Series A Equipment Note Loan to Value Ratios

Date	N612CZ	N613CZ	N614CZ	N615CZ	N616CZ	N617CZ	N619CZ	N620CZ	N621CZ	N622CZ	N623CZ	N624CZ	N625CZ	N626CZ
1-May-09	47.6%	47.6%	47.6%	47.6%	47.6%	47.6%	47.6%	47.6%	47.6%	47.6%	47.6%	47.6%	47.6%	47.6%
1-Nov-09	47.4	47.4	47.4	47.6	47.6	47.6	47.6	47.6	47.6	47.6	47.6	47.6	47.6	47.6
1-May-10	47.3	47.3	47.3	47.4	47.4	47.4	47.4	47.4	47.4	47.4	47.4	47.4	47.4	47.4
1-Nov-10	47.5	47.5	47.5	47.6	47.6	47.6	47.6	47.6	47.6	47.6	47.6	47.6	47.6	47.6
1-May-11	47.3	47.3	47.3	47.5	47.5	47.5	47.5	47.5	47.5	47.5	47.5	47.5	47.5	47.5
1-Nov-11	47.3	47.3	47.3	47.3	47.3	47.3	47.3	47.3	47.3	47.3	47.3	47.3	47.3	47.3
1-May-12	47.1	47.1	47.1	47.3	47.3	47.3	47.3	47.3	47.3	47.3	47.3	47.3	47.3	47.3
1-Nov-12	46.1	46.1	46.1	46.6	46.6	46.6	46.6	46.6	46.7	46.7	46.7	46.7	46.7	46.7
1-May-13	45.5	45.5	45.5	46.0	46.0	46.0	46.0	46.0	46.1	46.1	46.1	46.1	46.0	46.0
1-Nov-13	44.9	44.9	44.9	45.4	45.4	45.4	45.4	45.4	45.5	45.5	45.5	45.5	45.4	45.4
1-May-14	44.3	44.3	44.3	44.9	44.9	44.9	44.8	44.8	44.9	44.9	44.9	44.9	44.9	44.9
1-Nov-14	43.8	43.8	43.8	44.3	44.3	44.3	44.3	44.3	44.4	44.4	44.4	44.4	44.3	44.3
1-May-15	43.3	43.3	43.3	43.8	43.8	43.8	43.7	43.7	43.9	43.9	43.8	43.8	43.8	43.8
1-Nov-15	42.8	42.8	42.8	43.3	43.3	43.3	43.2	43.2	43.4	43.4	43.3	43.3	43.3	43.3
1-May-16	42.4	42.4	42.4	42.8	42.8	42.8	42.7	42.7	42.9	42.9	42.8	42.8	42.8	42.8
1-Nov-16	41.9	41.9	41.9	42.3	42.3	42.3	42.3	42.3	42.4	42.4	42.4	42.4	42.3	42.3
1-May-17	41.5	41.5	41.5	41.9	41.9	41.9	41.8	41.8	42.0	42.0	41.9	41.9	41.9	41.9
1-Nov-17	41.1	41.1	41.1	41.5	41.5	41.5	41.4	41.4	41.6	41.6	41.5	41.5	41.5	41.5
1-May-18	40.7	40.7	40.7	41.1	41.1	41.1	41.0	41.0	41.2	41.2	41.1	41.1	41.1	41.1
1-Nov-18	40.4	40.4	40.4	40.7	40.7	40.7	40.7	40.7	40.8	40.8	40.7	40.7	40.7	40.7
1-May-19	40.0	40.0	40.0	40.3	40.3	40.3	40.3	40.3	40.4	40.4	40.4	40.4	40.4	40.4
1-Nov-19	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Date	N627CZ	N628CZ	N629CZ	N630CZ	N631CZ	N632CZ	N633CZ	N634CZ	N635CZ	N636CZ	N637CZ	N638CZ	N639CZ
1-May-09	47.6%	47.6%	47.6%	46.7%	46.7%	46.7%	46.7%	46.7%	46.7%	46.7%	46.7%	46.7%	46.7%
1-Nov-09	47.6	47.6	47.6	46.8	46.8	46.8	46.8	46.8	46.8	46.8	46.8	46.8	46.7
1-May-10	47.4	47.4	47.4	46.6	46.6	46.6	46.6	46.6	46.6	46.6	46.6	46.6	46.6
1-Nov-10	47.6	47.6	47.6	46.8	46.8	46.8	46.8	46.8	46.8	46.8	46.8	46.8	46.8
1-May-11	47.5	47.5	47.5	46.7	46.7	46.7	46.7	46.7	46.7	46.7	46.7	46.7	46.7
1-Nov-11	47.3	47.3	47.3	46.6	46.6	46.6	46.6	46.6	46.6	46.6	46.6	46.6	46.6
1-May-12	47.3	47.3	47.3	46.5	46.5	46.5	46.5	46.5	46.5	46.5	46.5	46.5	46.5
1-Nov-12	46.7	46.8	46.8	46.6	46.6	46.6	46.6	46.6	46.6	46.6	46.6	46.6	46.6
1-May-13	46.0	46.2	46.2	46.5	46.5	46.5	46.5	46.5	46.5	46.5	46.5	46.5	46.5
1-Nov-13	45.4	45.6	45.6	46.1	46.1	46.1	46.1	46.1	46.2	46.2	46.2	46.2	46.1
1-May-14	44.9	45.0	45.0	45.5	45.5	45.5	45.5	45.5	45.6	45.6	45.6	45.6	45.6
1-Nov-14	44.3	44.5	44.5	45.0	45.0	44.9	44.9	44.9	45.1	45.1	45.0	45.0	45.0
1-May-15	43.8	43.9	43.9	44.4	44.4	44.4	44.4	44.4	44.5	44.5	44.5	44.5	44.5
1-Nov-15	43.3	43.4	43.4	43.9	43.9	43.8	43.8	43.8	44.0	44.0	43.9	43.9	43.9
1-May-16	42.8	42.9	42.9	43.4	43.4	43.3	43.3	43.3	43.5	43.5	43.4	43.4	43.4
1-Nov-16	42.3	42.5	42.5	42.9	42.9	42.9	42.9	42.9	43.0	43.0	42.9	42.9	42.9
1-May-17	41.9	42.0	42.0	42.4	42.4	42.4	42.4	42.4	42.5	42.5	42.5	42.5	42.4
1-Nov-17	41.5	41.6	41.6	42.0	42.0	41.9	41.9	41.9	42.1	42.1	42.0	42.0	42.0
1-May-18	41.1	41.2	41.2	41.6	41.6	41.5	41.5	41.5	41.6	41.6	41.6	41.6	41.6
1-Nov-18	40.7	40.8	40.8	41.2	41.2	41.1	41.1	41.1	41.3	41.3	41.2	41.2	41.2
1-May-19	40.4	40.5	40.5	40.8	40.8	40.8	40.8	40.8	40.9	40.9	40.8	40.8	40.8
1-Nov-19	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Series B Equipment Note Loan to Value Ratios

Date	N612CZ	N613CZ	N614CZ	N615CZ	N616CZ	N617CZ	N619CZ	N620CZ	N621CZ	N622CZ	N623CZ	N624CZ	N625CZ	N626CZ
1-May-09	62.1%	62.1%	62.1%	63.0%	63.0%	63.0%	63.0%	63.0%	63.2%	63.2%	63.1%	63.1%	63.1%	63.1%
1-Nov-09	62.2	62.2	62.2	63.3	63.3	63.3	63.2	63.2	63.4	63.4	63.4	63.4	63.3	63.3
1-May-10	59.0	59.0	59.0	59.8	59.8	59.8	59.8	59.8	60.0	60.0	59.9	59.9	59.9	59.9
1-Nov-10	58.2	58.2	58.2	59.0	59.0	59.0	58.9	58.9	59.1	59.1	59.0	59.0	59.0	59.0
1-May-11	57.3	57.3	57.3	58.1	58.1	58.1	58.1	58.1	58.2	58.2	58.2	58.2	58.1	58.1
1-Nov-11	56.5	56.5	56.5	57.3	57.3	57.3	57.2	57.2	57.4	57.4	57.4	57.4	57.3	57.3
1-May-12	55.8	55.8	55.8	56.5	56.5	56.5	56.4	56.4	56.6	56.6	56.6	56.6	56.5	56.5
1-Nov-12	54.8	54.8	54.8	55.7	55.7	55.7	55.7	55.7	55.8	55.8	55.8	55.8	55.7	55.7
1-May-13	54.3	54.3	54.3	55.0	55.0	55.0	54.9	54.9	55.1	55.1	55.0	55.0	55.0	55.0
1-Nov-13	53.6	53.6	53.6	54.3	54.3	54.3	54.2	54.2	54.4	54.4	54.3	54.3	54.3	54.3
1-May-14	52.9	52.9	52.9	53.6	53.6	53.6	53.5	53.5	53.7	53.7	53.6	53.6	53.6	53.6
1-Nov-14	52.3	52.3	52.3	52.9	52.9	52.9	52.9	52.9	53.0	53.0	53.0	53.0	52.9	52.9
1-May-15	51.7	51.7	51.7	52.3	52.3	52.3	52.2	52.2	52.4	52.4	52.3	52.3	52.3	52.3
1-Nov-15	51.1	51.1	51.1	51.7	51.7	51.7	51.6	51.6	51.8	51.8	51.7	51.7	51.7	51.7
1-May-16	50.5	50.5	50.5	51.1	51.1	51.1	51.0	51.0	51.2	51.2	51.1	51.1	51.1	51.1
1-Nov-16	50.0	50.0	50.0	50.5	50.5	50.5	50.5	50.5	50.6	50.6	50.6	50.6	50.5	50.5
1-May-17	49.5	49.5	49.5	50.0	50.0	50.0	49.9	49.9	50.1	50.1	50.0	50.0	50.0	50.0
1-Nov-17	41.1	41.1	41.1	41.5	41.5	41.5	41.4	41.4	41.6	41.6	41.5	41.5	41.5	41.5
1-May-18	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1-Nov-18	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1-May-19	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1-Nov-19	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Date	N627CZ	N628CZ	N629CZ	N630CZ	N631CZ	N632CZ	N633CZ	N634CZ	N635CZ	N636CZ	N637CZ	N638CZ	N639CZ
1-May-09	63.1%	63.2%	63.2%	63.2%	63.2%	63.1%	63.1%	63.1%	63.0%	63.0%	62.9%	62.9%	62.8%
1-Nov-09	63.3	63.5	63.5	63.5	63.5	63.4	63.4	63.4	63.3	63.3	63.2	63.2	63.1
1-May-10	59.9	60.0	60.0	60.9	60.9	60.9	60.9	60.9	61.0	61.0	61.0	61.0	60.9
1-Nov-10	59.0	59.2	59.2	60.0	60.0	59.9	59.9	59.9	60.1	60.1	60.1	60.1	60.0
1-May-11	58.1	58.3	58.3	59.1	59.1	59.1	59.1	59.1	59.2	59.2	59.2	59.2	59.1
1-Nov-11	57.3	57.5	57.5	58.3	58.3	58.2	58.2	58.2	58.4	58.4	58.3	58.3	58.3
1-May-12	56.5	56.7	56.7	57.4	57.4	57.4	57.4	57.4	57.5	57.5	57.5	57.5	57.4
1-Nov-12	55.7	55.9	55.9	56.6	56.6	56.6	56.6	56.6	56.7	56.7	56.7	56.7	56.6
1-May-13	55.0	55.1	55.1	55.9	55.9	55.8	55.8	55.8	56.0	56.0	55.9	55.9	55.9
1-Nov-13	54.3	54.4	54.4	55.1	55.1	55.1	55.1	55.1	55.2	55.2	55.2	55.2	55.1
1-May-14	53.6	53.7	53.7	54.4	54.4	54.3	54.3	54.3	54.5	54.5	54.4	54.4	54.4
1-Nov-14	52.9	53.1	53.1	53.7	53.7	53.6	53.6	53.6	53.8	53.8	53.8	53.8	53.7
1-May-15	52.3	52.4	52.4	53.0	53.0	53.0	53.0	53.0	53.1	53.1	53.1	53.1	53.0
1-Nov-15	51.7	51.8	51.8	52.4	52.4	52.3	52.3	52.3	52.5	52.5	52.4	52.4	52.4
1-May-16	51.1	51.2	51.2	51.8	51.8	51.7	51.7	51.7	51.9	51.9	51.8	51.8	51.8
1-Nov-16	50.5	50.7	50.7	51.2	51.2	51.1	51.1	51.1	51.3	51.3	51.2	51.2	51.2
1-May-17	50.0	50.1	50.1	50.6	50.6	50.6	50.6	50.6	50.7	50.7	50.7	50.7	50.6
1-Nov-17	41.5	41.6	41.6	42.0	42.0	41.9	41.9	41.9	42.1	42.1	42.0	42.0	42.0
1-May-18	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1-Nov-18	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1-May-19	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1-Nov-19	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

PROSPECTUS

$3,000,000,000

NORTHWEST AIRLINES, INC.

Pass Through Certificates

Applicable Underlying Payments Fully and Unconditionally Guaranteed

by

NORTHWEST AIRLINES CORPORATION

Northwest Airlines, Inc. may from time to time offer pass through certificates. Pass through certificates may be issued in one or more series in amounts, at prices and on terms to be determined at the time of the offering.

The pass through certificates will represent interests in the assets of one or more pass through trusts formed to finance the acquisition of specified aircraft. The assets of the pass through trusts will include equipment notes issued

(a)    on a nonrecourse basis by one or more owner trustees pursuant to separate leveraged lease transactions to finance or refinance a portion of the cost of aircraft which have been or will be leased to Northwest Airlines, Inc., or

(b)   with recourse to Northwest Airlines, Inc. to finance all or a portion of the cost of, or to purchase all or a portion of the outstanding debt with respect to, aircraft which have been or will be purchased and owned by Northwest Airlines, Inc.

The pass through certificates will not represent interests in or obligations of Northwest Airlines, Inc. or any of its affiliates. Northwest Airlines Corporation will fully and unconditionally guarantee the lease and recourse obligations of Northwest Airlines, Inc. referred to above.

When we decide to sell a particular series of pass through certificates, we will provide the specific terms of those certificates in a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used for sales of pass through certificates unless accompanied by a prospectus supplement.

The pass through certificates may be sold to or through underwriters, through dealers or agents or directly to purchasers. The prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the pass through certificates in respect of which this prospectus is being delivered, the proposed amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

Investing in the securities offered in this prospectus involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 1, 2003

You should rely only on the information provided in this prospectus and any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. Northwest Airlines, Inc. will offer to sell the securities and seek offers to buy the securities, only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sales of the securities.

ABOUT THIS PROSPECTUS

This prospectus is part of registration statements that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell pass through certificates described in this prospectus in one or more offerings up to a total dollar amount of $3,000,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

This prospectus provides you with a general description of the pass through certificates we may offer. Each time we offer pass through certificates, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information.”

This prospectus does not contain all of the information in the registration statements. Statements we make in this prospectus about the contents of any contract, agreement or other document are not necessarily complete. If that contract, agreement or other document has been filed as an exhibit to the registration statements, we refer you to the exhibit for a more complete description. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.

In this prospectus, “Northwest” refers to Northwest Airlines, Inc., “NWA Corp.” to Northwest Airlines Corporation and the “Company,” “we,” “us” or “our” to NWA Corp. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”). Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. NWA Corp. files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Northwest is not required to file separate reports, proxy and information statements or other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Instead, we have provided information with respect to Northwest, to the extent required, in filings made by NWA Corp.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling securityholders have sold all the notes or common stock issuable upon conversion of the notes.

•       Annual Report on Form 10-K for the year ended December 31, 2002;

•       Quarterly Report on Form 10-Q for the quarter ended March 31, 2003; and

•       Current Reports on Form 8-K filed January 24, 2003, April 21, 2003, May 15, 2003, May 16, 2003, July 17, 2003 and August 1, 2003.

You may request a copy of these filings (other than exhibits to them) at no cost, by writing or telephoning us at the following address:

Secretary’s Office
Northwest Airlines Corporation
5101 Northwest Drive, Dept. A1180
St. Paul, Minnesota 55111-3034
Telephone: (612) 726-2111

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements are typically identified by the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and similar expressions. Actual results could differ materially from those contemplated by these forward-looking statements as a result of a number of factors.

We believe that the material risks and uncertainties that could affect the outlook of an airline operating in the global economy include the future level of air travel demand, our future load factors and yields, the airline pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the U.S. and other regions of the world, the price and availability of jet fuel, the war in Iraq and its aftermath, the possibility of additional terrorist attacks or the fear of such attacks, concerns about Severe Acute Respiratory Syndrome (SARS), labor negotiations both at other carriers and us, low-fare carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuations, inflation and other factors discussed herein.

In light of these risks and uncertainties, we cannot assure you that the results and events contemplated by the forward-looking statements contained in this prospectus will in fact be realized. Potential investors should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the factors described above.

RISK FACTORS

You should read carefully this entire prospectus and the documents incorporated by reference in this prospectus before investing in the securities offered in this prospectus.

The airline industry is intensely competitive.

The airline industry is highly competitive. Our competitors include all the other major domestic airlines as well as foreign, national, regional and new entrant airlines, some of which have more financial resources or lower cost structures than the company. On most of our routes, we compete with at least one of these carriers. Airline revenues are sensitive to numerous factors, and the actions of other carriers in the areas of pricing, scheduling and promotions can have a substantial impact on overall industry revenues. Such factors may become even more significant in periods when the industry experiences large losses, as airlines under financial stress may institute pricing structures intended to achieve near-term survival rather than long-term viability.

Industry revenues have declined significantly and we continue to experience significant operating losses.

Since early 2001, the U.S. airline industry has suffered a significant decline in revenues versus what would have been expected based on historical growth trends. This shortfall has been caused by a number of factors.

The rapid growth of low cost airlines has had a profound impact on industry revenues. Using the advantage of low unit costs, these carriers offer lower fares, particularly those targeted at business passengers, in order to shift demand from larger, more-established airlines. As a result of growth, these low cost carriers now transport nearly 25% of all domestic U.S. passengers compared to less than 10% a decade ago. They now compete for, and thus influence industry pricing on, approximately 75% of all domestic U.S. passenger ticket sales compared to less than 20% a decade ago. As a result of their better financial performance, low cost carriers are expected to continue to grow their market share.

While the advent of Internet travel web sites has driven significant distribution cost savings for airlines, it has had a large negative impact on airline revenues. Having access to “perfect pricing information,” air travel consumers have become more efficient at finding lower fare alternatives than in the past. The increased price consciousness of travelers, as well as the growth in distribution channels, has further motivated airlines to price aggressively to gain fare advantages through certain channels.

The U.S. airline industry is one of the most heavily taxed of all industries. Taxes and fees now represent approximately 25% of what a passenger pays for an average domestic airline ticket, a percentage even greater than that for alcohol and tobacco products. These taxes and fees have grown significantly in the past decade, most recently with the introduction of a $2.50 security fee imposed on each passenger flight segment, subject to a $10 per roundtrip cap. We believe that every dollar of tax or fee increase imposed on airline passengers roughly translates into a dollar of reduced airline revenue, particularly over the long run.

The attacks of September 11, 2001 materially impacted and continue to impact air travel. Concerns about further terrorist attacks, which are unlikely to abate any time soon, have had a negative impact on air travel demand. Furthermore, security procedures introduced at airports since the attacks have increased, both in reality and in perception, the inconvenience of flying and thus further reduced demand.

While the factors noted are believed to be lasting, if not permanent, and could in fact worsen over time, some of the current airline industry revenue shortfall is believed to be cyclical in nature. U.S. airline revenues have historically been and continue to be influenced by the strength of the U.S. economy. Furthermore, airline business revenues are greatly influenced by the growth in corporate profitability. The current sluggishness of both the economy and corporate profitability is adversely affecting airline revenues.

The airline industry revenue decline has been further exacerbated in early 2003. In January, United Airlines introduced a new pricing structure, reducing its highest business fares by 40-50%. This action and the resulting match by other airlines has reduced average fares without a corresponding increase in demand. The war with Iraq and its aftermath have also materially affected future airline bookings, particularly for international travel. The outbreak of severe acute respiratory syndrome, or SARS, also resulted in a material reduction in revenues and bookings, especially on routes to and from Asian destinations. The spread of SARS, if it persists for an extended period, may materially adversely affect the airline industry, especially those airlines, including ourselves, with an extensive Pacific route network.

We have experienced a significant reduction in our operating revenues while incurring significant losses during the past two years. Operating revenues decreased 4.2% from 2001 to 2002 and 11.9% from 2000 to 2001. In addition, our net losses were $798 million for the year ended December 31, 2002, or an 88.7% increase compared to the net loss in 2001, and $423 million for the year ended December 31, 2001, or a 265.2% decrease compared to the net income for 2000. For the three months ending March 31, 2003, operating revenues increased 3.2% from the same period in 2002 and the net loss of $396 million represents a 131.6% increase from the net loss of $171 million reported for the three-month period ending March 31, 2002. We do not anticipate that the revenue environment for us will materially improve during the remainder of 2003.

Due to industry seasonality, operating results for any interim periods are not necessarily indicative of those for the entire year.

The airline industry is both cyclical and seasonal in nature. Due to seasonal fluctuations, the company’s operating results for any interim period are not necessarily indicative of those for the entire year. The company’s second and third quarter operating results have historically been more favorable due to increased leisure travel on domestic and international routes during the spring and summer months. In addition, our operating results for any interim period could be below the expectations of investors and the financial community. In that event, the price of our securities could decline.

Airline bankruptcies could adversely affect the industry.

Since September 11, 2001 several air carriers have sought to reorganize under Chapter 11 of the United States Bankruptcy Code, including United Airlines, Inc., the second largest domestic air carrier. Successful completion of such reorganizations could present us with competitors with significantly lower operating costs derived from labor, supply, and financing contracts renegotiated under the protection of the Bankruptcy Code. In addition, historically, air carriers involved in reorganizations have undertaken substantial fare discounting in order to maintain cash flows and to enhance continued customer loyalty. Such fare discounting could further lower yields for all carriers, including the company. Further, the market value of aircraft would likely be negatively impacted if a number of air carriers, including United Air Lines, Inc., seek to reduce capacity by eliminating aircraft from their fleets.

Attempts to reduce labor costs may not be successful.

Wages, salaries and benefits are our largest costs, representing 41% of our operating revenues in 2002. In light of the current revenue environment, a number of other airlines are attempting to significantly reduce labor expenses in order to get overall costs in line with revenues. We have begun preliminary discussions with our labor groups, and we are similarly seeking permanent reductions in wage, benefit structures and work rules. We cannot predict the outcome of negotiations to amend our labor contracts at this time.

As of December 31, 2002, we had approximately 44,300 full-time equivalent employees of whom approximately 2,200 were foreign nationals working primarily in Asia. Unions represent approximately 91% of our employees. Collective bargaining agreements provide standards for wages, hours of work, working conditions, settlement of disputes and other matters.

The major agreements with domestic employees became amendable or will become amendable on various dates as follows:

Employee Group	Approximate Number of Full-time Equivalent Employees Covered	Union	Amendable Date
Pilots	5,600	Air Line Pilots Association, International	9/13/03
Agents and Clerks	9,700	International Association of Machinists & Aerospace Workers	2/25/03
Equipment Service Employees and Stock Clerks	6,500	International Association of Machinists & Aerospace Workers	2/25/03
Flight Attendants	9,300	Professional Flight Attendants Association	5/30/05
Mechanics and Related Employees	7,700	Aircraft Mechanics Fraternal Association	5/11/05

Changes in government regulation could increase our operating costs and limit our ability to conduct our business.

Airlines are subject to extensive regulatory requirements. In the last several years, Congress has passed laws and the U.S. Federal Aviation Administration has issued a number of maintenance directives and other regulations. These requirements impose substantial costs on airlines. Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce revenues. Congress and the U.S. Department of Transportation have also proposed the regulation of airlines’ responses to their competitors’ activities. The ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the U.S. and foreign governments may be amended from time to time, or because appropriate slots or facilities may not be available. The company cannot give assurance that laws or regulations enacted in the future will not adversely affect it.

We are vulnerable to increases in aircraft fuel costs.

Because fuel costs are a significant portion of our operating costs (12.7% for 2002), significant changes in fuel costs would materially affect our operating results. Fuel prices continue to be susceptible to, among other factors, political unrest in Venezuela and the war with Iraq and its aftermath. Due to these and other events that would affect the global supply of aircraft fuel, the company may experience higher fuel prices or have to curtail scheduled services. A one-cent change in the cost of a gallon of fuel (based on 2002 consumption) would impact operating expenses by approximately $1.6 million per month. Changes in fuel prices may have a greater impact on the company than some of its competitors because of the composition of its fleet. We hedge some of our future fuel purchases to protect against potential spikes in price. However, these hedging strategies may not always be effective.

Our insurance costs have increased substantially, and further increases in insurance costs could harm our business.

Following September 11, 2001, aviation insurers significantly increased airline insurance premiums and reduced the maximum amount of coverage available to airlines. Total aviation and property insurance expenses were $94 million higher in 2002 than in 2000. As a result of the Airline Stabilization Act, the Homeland Security Act and the Emergency Wartime Supplemental Appropriations Act, the federal government assumes most war risk coverage. This coverage is scheduled to expire on August 31, 2004. While the government may again extend the deadline for when it will discontinue providing excess war risk coverage, we cannot assure that any extension will occur, or if it does, how long the extension will last. Should the government stop providing excess war risk coverage to the airline industry, it is expected that the premiums charged by aviation insurers for this coverage would be substantially higher than the premiums currently charged by the government. Aviation insurers could further increase insurance premiums in the event of a new terrorist attack or other events adversely affecting the airline industry. Significant increases in insurance premiums could negatively impact our financial condition and results of operations.

Our indebtedness and other obligations, including pension funding liabilities, are substantial.

We have substantial levels of indebtedness. As of March 31, 2003, the company had long-term debt and capital lease obligations, including current maturities, of $7.07 billion. Of this indebtedness, 41% bears interest at floating rates. The amount of long-term debt that matures in 2003 is $235 million. Additionally, $631 million matures in 2004, $1.44 billion in 2005, $571 million in 2006 and $682 million in 2007. As of March 31, 2003, the principal portion of future minimum lease payments under capital leases were $57 million for 2003, $46 million for 2004, $40 million for 2005, $29 million for 2006 and $32 million for 2007. These levels of indebtedness do not include the obligation to redeem $226 million of convertible preferred stock in 2003 and non-recourse mandatorily redeemable preferred securities of one of the company’s subsidiaries of $564 million. The amount of our indebtedness could limit our ability to obtain additional financing or could adversely affect our future financing costs, either of which could negatively affect the ability to operate our business or make future capital expenditures. Our ability to service our indebtedness and obligations could be adversely affected by many factors, including general economic conditions and other factors beyond our control.

We also have several noncontributory pension plans covering substantially all of our employees. Funding obligations under these plans are governed by the Employee Retirement Income Security Act of 1974, as amended. As of December 31, 2002, our pension plans were underfunded by $3.95 billion as calculated in accordance with SFAS No. 87, Employers’ Accounting for Pensions. On a current liability basis utilized for cash contribution purposes, the plans were underfunded by approximately $3.1 billion. Before the impact of a conditional authorization to reschedule some of the payments, our 2003 pension contributions associated with the 2003 plan year were estimated to be $468 million. We also had, as of March 31, 2003, $223 million of mandatory contributions related to the 2002 plan year remaining to be paid in 2003. Pension funding requirements are dependent upon various factors, including interest rate levels, asset returns, regulatory requirements for funding purposes and changes to pensions plan benefits. Absent favorable changes to these factors, we will have to satisfy the underfunded amounts of our plans through cash contributions over time.

On November 5, 2002, we submitted an application to the Internal Revenue Service (“IRS”) for authorization to reschedule, over a five-year period beginning in April 2004, the $454 million in 2003 plan year contributions required under the pension plans for contract and salaried employees. On April 15, 2003, the IRS approved the application, subject to our satisfaction of the conditions imposed by the Pension Benefit Guaranty Corporation (“PBGC”). We have reached an agreement with the PBGC (subject to final documentation) to satisfy the conditions for waiving plan year 2003 contributions by granting the plans a lien on some of our assets (certain domestic slots, routes, aircraft and engines), the values of which exceed the amount of rescheduled contributions.

We have also submitted an application to the Department of Labor to permit us to contribute common stock of Pinnacle Airlines Corp. to the pension plans in lieu of making some of the required contributions in cash. In January 2003, the Department of Labor issued a proposed prohibited transaction exemption that would allow us to contribute common stock of Pinnacle Airlines Corp. to satisfy a portion of the contribution requirements to Northwest’s pension plans in 2003 and 2004. The proposed exemption contemplates that the pension plans will have the right at any time to sell the shares back to us for cash at the greater of their value at the time of contribution or the prevailing market value. We then contributed 1.9 million shares, or 12.9%, of the Pinnacle Airlines Corp. common stock to the pension plans to satisfy approximately $44 million of our $223 million scheduled funding requirement for the 2002 plan year. However, as a result of the plans’ option to sell the shares back to the Company, the contribution of the $44 million was not recognized on our financial statements as we continue to fully consolidate Pinnacle Airlines and do not reflect a reduction in the pension liability for accounting purposes. We intend to contribute additional common stock of Pinnacle Airlines Corp. to satisfy a portion of future pension contributions, including the remainder of 2002 plan year requirements. The Department of Labor held a hearing on May 5, 2003 relating to the proposed prohibited transaction exemption.

In addition, we operate in a capital-intensive industry. Periodically, we are required to make significant capital expenditures for new aircraft and related equipment. There can be no assurance that sufficient financing will be available for all aircraft and other capital expenditures.

For the year ended December 31, 2002, earnings were inadequate to cover fixed charges by approximately $1.28 billion.

We are exposed to foreign currency exchange rate fluctuations.

We conduct a significant portion of our operations in foreign locations. As a result, we have operating revenues and, to a lesser extent, operating expenses, as well as assets and liabilities, denominated in foreign currencies, principally the Japanese yen. Fluctuations in such foreign currencies can significantly affect our operating performance and the value of our assets located outside of the United States. From time to time, we use financial instruments to hedge our exposure to the Japanese yen. However, these hedging strategies may not always be effective.

THE COMPANY

NWA Corp. is the indirect parent corporation of Northwest. Northwest operates the world’s fourth largest airline, as measured by revenue passenger miles, and is engaged in the business of transporting passengers and cargo. Northwest began operations in 1926. Northwest’s business focuses on the development of a global airline network through its strategic assets that include:

•       domestic hubs in Detroit, Minneapolis/St. Paul and Memphis;

•       an extensive Pacific route system with a hub in Tokyo;

•       a trans-Atlantic alliance with KLM Royal Dutch Airlines, which operates through a hub in Amsterdam; and

•       a domestic and international alliance with Continental Airlines, Inc. and Delta Airlines, Inc.

Northwest has developed strategies that are designed to utilize these assets to the company’s competitive advantage.

Our principal executive offices are located at 2700 Lone Oak Parkway, Eagan, Minnesota 55121 and our telephone number is (612) 726-2111. Our Internet address is www.nwa.com. Information on our website is not incorporated into this prospectus and is not a part of this prospectus.

GENERAL OUTLINE OF TRUST STRUCTURE

A separate Northwest Airlines pass through trust will be formed for each series or class of pass through certificates. Each pass through trust will be formed pursuant to the basic pass through trust agreement (the form of which has been filed with the SEC and is incorporated by reference in the registration statement of which this prospectus is a part) and a trust agreement supplement to be entered into among Northwest, NWA Corp. and U.S. Bank Trust National Association (as successor to State Street Bank and Trust Company of Connecticut, National Association) as pass through trustee under the pass through trust. Each pass through certificate in a series or class will represent a fractional undivided interest in the related pass through trust and will have no rights, benefits or interests in respect of any other pass through trust. The property of each pass through trust will consist of

•       equipment notes issued on a nonrecourse basis by one or more owner trustees pursuant to separate leveraged lease transactions to finance or refinance a portion of the equipment cost of aircraft, including engines, which have been or will be leased to Northwest pursuant to a separate lease agreement for each leased aircraft (which we refer to as “leased aircraft equipment notes”), or with recourse to Northwest to finance all or a portion of the equipment cost of, or to purchase all or a portion of the outstanding debt with respect to, aircraft, including engines which have been or will be purchased and owned by Northwest (which we refer to as “owned aircraft equipment notes”);

•       the rights of the pass through trust to acquire equipment notes under a note purchase or refunding agreement;

•       in the case of a delayed purchase of aircraft, the rights of the pass through trust in respect of certain escrowed funds;

•       if so specified in the related prospectus supplement, the rights of the pass through trust under an intercreditor agreement with respect to cross-subordination or other intercreditor matters;

•       if so specified in the related prospectus supplement, monies receivable under any liquidity facility arrangements for such pass through trust; and

•       funds from time to time deposited with the related pass through trustee.

At the time of execution and delivery of each trust agreement supplement, the pass through trustee will enter into note purchase or refunding agreements pursuant to which it will purchase one or more equipment notes relating to the aircraft described in the applicable prospectus supplement. All equipment notes that constitute the property of a pass through trust will have identical interest rates (in each case equal to the rate applicable to the pass through certificates issued by the pass through trust). The maturity dates of the equipment notes acquired by each pass through trust will occur on or before the final distribution date for the pass through certificates issued by the pass through trust. The pass through trustee for a pass through trust will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the equipment notes to the pass through certificateholders of the pass through trust. See “Description of the Certificates” and “Description of the Equipment Notes.”

Interest paid on the equipment notes held in a pass through trust will be passed through to the holders of the pass through certificates of that pass through trust on the dates and at the rate per annum set forth in the applicable prospectus supplement until the final distribution date for that pass through trust. Principal paid on the equipment notes held in a pass through trust will be passed through to the holders of the pass through certificates of that pass through trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for that pass through trust. The equipment notes issued with respect to any aircraft will be secured by a security interest in that aircraft and, in the case of leased aircraft equipment notes, by a security interest in the related lease, including the right to receive rentals payable by Northwest.

The leased aircraft equipment notes will be issued under separate trust indentures between a bank, trust company or other institution specified in the related prospectus supplement, as loan trustee, and an institution specified in the related prospectus supplement acting, not in its individual capacity, but solely as owner trustee of a separate trust for the benefit of one or more institutional investors which are owner participants. With respect to each leased aircraft, the related owner participant(s) will provide from sources other than the equipment notes, a portion of the equipment cost of that aircraft. No owner participant, however, will be personally liable for any amount payable under the equipment notes (or the equipment note indenture under which they were issued). Simultaneously with the acquisition of each leased aircraft by an owner trust, the owner trustee will lease that aircraft to Northwest pursuant to a separate lease. Although the leased aircraft equipment notes will be issued by an owner trust and will not be direct obligations of, or guaranteed by, Northwest, the amounts unconditionally payable by Northwest under the lease will be sufficient to pay in full when due all payments required to be made on the corresponding equipment notes.

The owned aircraft equipment notes will be issued under separate equipment note indentures between a loan trustee and Northwest.

NWA Corp. will fully and unconditionally guarantee to the holders from time to time of pass through certificates

•       with respect to owned aircraft equipment notes, the full and prompt payment of principal, premium, if any, and interest on those equipment notes when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise; and

•       with respect to leased aircraft equipment notes, the full and prompt payment of all amounts payable by Northwest under the related lease when and as the same shall become due and payable.

NWA Corp.’s guarantee will be enforceable without any need first to enforce the obligations of Northwest against Northwest.

With respect to equipment notes of differing payment priorities issued in respect of one or more aircraft, which will be purchased by separate pass through trusts, the rights of the holders of the pass through certificates will be subject to an intercreditor agreement.

USE OF PROCEEDS

Except as set forth in a prospectus supplement for a specific offering of pass through certificates, the proceeds from the sale of the pass through certificates will be used by the pass through trustee(s) to purchase leased aircraft equipment notes and owned aircraft equipment notes.

Any portion of the proceeds from the sale of pass through certificates not used by the pass through trustee to purchase equipment notes on or prior to the date specified in the applicable prospectus supplement will be distributed on a special distribution date to the pass through certificateholders, together with interest, but without a premium. See “Description of Certificates-Special Distribution Upon Unavailability of Aircraft.”

RATIO OF EARNINGS TO FIXED CHARGES

We have set forth below the ratio of earnings to fixed charges for NWA Corp. and its consolidated subsidiaries for the periods indicated.

	Year Ended December 31,					Three Months Ended March 31
	1998	1999	2000	2001	2002	2003
	(Dollars in millions)
Ratio of earnings to fixed charges	—	1.64x	1.53x	—	—	—
Deficiency of earnings to fixed charges	$452	—	—	$690	$1,277	$435

DESCRIPTION OF THE CERTIFICATES

The following description of the pass through certificates summarizes certain general terms and provisions of the pass through certificates to which any prospectus supplement may relate. This summary relates to the basic pass through trust agreement (the form of which has been filed with the SEC and is incorporated by reference in the registration statement of which this prospectus is a part) and each of the trust agreement supplements, the pass through trusts to be formed thereby and the pass through certificates to be issued by each pass through trust except to the extent, if any, described in the applicable prospectus supplement. The prospectus supplement that accompanies this prospectus contains a glossary of the material terms used with respect to the specific series or class of pass through certificates being offered thereby. The trust agreement supplement relating to each series or class of pass through certificates and the forms of the material operative agreements relating thereto (including, if applicable, note purchase or refunding agreement, equipment note indenture, lease, trust agreement, participation agreement, intercreditor agreement and liquidity arrangement) will be filed as exhibits to a post-effective amendment to the Registration Statement of which this prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by NWA Corp. with the SEC.

The pass through certificates offered pursuant to this prospectus will be limited to $3,000,000,000 aggregate public offering price (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or currency units).

To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of such prospectus supplement will control.

General

Each pass through certificate will represent a fractional undivided interest in the pass through trust created by a trust agreement supplement. All payments and distributions on account of the pass through certificates will be made only from the related trust property (see “General Outline of Trust Structure”). Each pass through certificate will represent a pro rata share of the outstanding principal amount of the equipment notes held in the related pass through trust. Unless otherwise specified in the applicable prospectus supplement, each pass through certificate will be issued in minimum denominations of $1,000 or any integral multiple thereof (except that one pass through certificate of each pass through trust may be issued in an odd amount, due to the fact that the aggregate amount offered by such pass through trust may not represent an integral multiple of $1,000).

The pass through certificates will not represent an interest in or obligation of Northwest, NWA Corp., the trustee, any of the loan trustees or owner trustees in their individual capacities, any owner participant, or any affiliate of any thereof. Each pass through certificateholder by its acceptance of a pass through certificate agrees to look solely to the income and proceeds from the trust property as provided in the basic pass through trust agreement and the applicable trust agreement supplement and to its rights under NWA Corp.’s guarantee.

The equipment notes issued under an equipment note indenture may be held in more than one pass through trust. Similarly, one pass through trust may hold equipment notes issued under more than one equipment note indenture. If a pass through trust holds more than one equipment note, we refer to the equipment note indentures under which those equipment notes were issued as “related equipment note indentures”. Unless otherwise provided in a prospectus supplement, only equipment notes having the same priority of payment, also called a “class” or “series” of equipment notes, may be held in the same pass through trust.

Interest will be passed through to pass through certificateholders of each pass through trust at the rate per annum payable on the equipment notes held in such pass through trust, as set forth for such pass through trust on the cover page of the applicable prospectus supplement.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series or class of pass through certificates being offered thereby, including:

•       the specific designation and title of the pass through certificates;

•       the regular distribution dates (as defined below) and special distribution dates applicable to the pass through certificates;

•       the currency or currencies (including currency units) in which such pass through certificates may be denominated;

•       the specific form of the pass through certificates, including whether or not the pass through certificates are to be issued in accordance with a book-entry system;

•       a description of the equipment notes to be purchased by the pass through trust, including the period or periods within which, the price or prices at which, and the terms and conditions upon which the equipment notes may or must be redeemed or defeased in whole or in part, by Northwest or, with respect to leased aircraft equipment notes, the owner trustee which is the issuer, the payment priority of the equipment notes in relation to any other equipment notes issued with respect to the related aircraft, any additional security or liquidity enhancements therefor and any intercreditor or other rights or limitations between or among the holders of equipment notes of different priorities issued by the same owner trustee;

•       a description of the related aircraft, including whether the aircraft is leased to or owned by Northwest;

•       a description of the note purchase or refunding agreement and of the equipment note indentures, including a description of the indenture events of default, the remedies exercisable upon the occurrence of indenture events of default and any limitations on the exercise of those remedies;

•       if the pass through certificates relate to leased aircraft equipment notes, a description of the lease, the owner trust agreement and participation agreement, including the name of the owner trustee, a description of the lease events of default, the remedies exercisable upon the occurrence of lease events of default and any limitations on the exercise of those remedies, and the rights of the owner trustee, if any, and/or owner participant, if any, to cure failures of Northwest to pay rent under the lease;

•       the extent, if any, to which the provisions of the operative documents applicable to the equipment notes may be amended without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, the equipment notes;

•       cross-default or cross-collateralization provisions in the equipment note indentures;

•       subordination provisions among the holders of pass through certificates, including any cross subordination provisions among the holders of pass through certificates in separate pass through trusts; and

•       any other special terms pertaining to such pass through certificates.

If any pass through certificates are denominated in one or more foreign currencies or currency units, the restrictions, certain United States federal income tax considerations, specific terms and other information with respect to those pass through certificates and the foreign currency or currency units will be set forth in the applicable prospectus supplement.

Book-Entry Registration

General

Unless otherwise specified in the applicable prospectus supplement, each series or class of pass through certificates will be represented by one fully registered global certificate. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. (“Cede”), or its nominee. No person acquiring a beneficial interest in a global pass through certificate will be entitled to physical delivery of a definitive certificate except as set forth below under “—Definitive Certificates.”

Unless and until definitive pass through certificates are issued, all references to actions by pass through certificateholders refer to actions taken by DTC, or its nominee, as the registered holder of the global pass through certificate, upon instructions from DTC Participants (as defined below), and all references to distributions, notices, reports and statements to pass through certificateholders refer, as the case may be, to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the pass through certificates, or to DTC Participants for distribution to the beneficial owners of interests in the global pass through certificates in accordance with DTC procedures. Unless and until definitive certificates are issued, the only “Certificateholder” will be Cede, as nominee of DTC. Beneficial owners will not be recognized by the pass through trustee as pass through certificateholders, as such term is used in the pass through trust agreement, and beneficial owners will be permitted to exercise the rights of pass through certificateholders only indirectly through DTC and DTC Participants.

Northwest has been advised that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and “clearing agency” registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants (“DTC Participants”) and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly (“Indirect Participants”).

Purchases, sales and transfers of the ownership of, or other interests in, the pass through certificates must be made by or through DTC Participants and Indirect Participants, which will receive a credit for the pass through certificates on DTC’s record. The ownership interest of each beneficial owner of the pass through certificates is in turn recorded on the Direct Participant’s and Indirect Participant’s records.

DTC has advised Northwest that it will take any action permitted to be taken by a pass through certificateholder under the basic pass through trust agreement only at the direction of one or more DTC

Participants to whose accounts with DTC the pass through certificates are credited. Additionally, DTC has advised Northwest that in the event any action requires approval by pass through certificateholders of a certain percentage of beneficial interest in each pass through trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

Distributions of principal and interest on the global pass through certificates will be made by the pass through trustee to CEDE, as nominee for DTC. DTC will forward such payments in same-day funds to DTC Participants who are credited with ownership of the pass through certificates in amounts proportionate to the principal amount of the DTC Participant’s respective holdings of beneficial interests in the pass through certificates. DTC Participants will thereafter forward payments to Indirect Participants or beneficial owners, as the case may be, in accordance with customary industry practices. The forwarding of distributions to the pass through certificate beneficial owners will be the responsibility of the DTC Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of the pass through certificates among DTC Participants on whose behalf it acts with respect to the pass through certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the pass through certificates. DTC Participants and Indirect Participants with which beneficial owners of the pass through certificates have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although beneficial owners of pass through certificates will not possess the pass through certificates, the Rules provide a mechanism by which the beneficial owners will receive payments and will be able to transfer their interests.

Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a beneficial owner of pass through certificates to pledge its pass through certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such pass through certificates, may be limited due to the lack of a physical certificate for such pass through certificates.

Neither Northwest, NWA Corp. nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the pass through certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The applicable prospectus supplement will specify any additional book-entry registration procedures applicable to pass through certificates denominated in a currency other than United States dollars.

Same-Day Settlement and Payment

So long as the pass through certificates are registered in the name of Cede, as nominee for DTC, all payments made by Northwest to the loan trustee under any equipment note indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the pass through certificates of any pass through trust, will be passed through to DTC in immediately available funds.

Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, secondary trading in pass through certificates is generally settled in immediately available or same-day funds. Any pass through certificates registered in the name of Cede, as nominee for DTC, will trade in DTC’s Same-Day Funds Settlement System until maturity, and secondary market trading activity in the pass through certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the pass through certificates.

Definitive Certificates

Unless the applicable prospectus supplement specifies otherwise, if DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by Northwest within ninety days, pass through certificates in definitive, certificated form will be issued in exchange for the applicable global pass through certificates. In addition, Northwest may at any time and in its sole discretion determine not to have any of the pass through certificates of a series or class represented by one or more global certificates. In that event, pass through certificates in definitive certificated form will be issued in exchange for the applicable global pass through certificates. Further, if Northwest so specifies, an owner of a beneficial interest in a global pass through certificate may, on terms acceptable to Northwest and DTC, receive definitive, certificated pass through certificates registered in the name of that beneficial owner or its designee.

Upon the occurrence of any event described in the immediately preceding paragraph, the pass through trustee will be required to notify all beneficial owners through DTC Participants of the availability of definitive certificates. Upon surrender by DTC of the certificates representing the pass through certificates and receipt of instructions for re-registration, the pass through trustee will reissue the pass through certificates as definitive pass through certificates to the beneficial owners.

Distributions of principal, premium, if any, and interest on pass through certificates will thereafter be made by the pass through trustee directly in accordance with the procedures set forth in the basic pass through trust agreement and the applicable trust agreement supplement, to holders in whose names the definitive pass through certificates were registered at the close of business on the applicable record date. These distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the pass through trustee. The final payment on any pass through certificate, however, will be made only upon presentation and surrender of the definitive pass through certificate at the office or agency specified in the notice of final distribution to pass through certificateholders.

Definitive pass through certificates will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the basic pass through trust agreement and the applicable trust agreement supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required.

Payments and Distributions

Payments of principal, premium, if any, and interest on the equipment notes held in each pass through trust will be distributed by the pass through trustee, upon receipt, to the pass through certificateholders of that pass through trust on the dates and in the currency specified in the applicable prospectus supplement, except

•       in certain cases when some or all of those equipment notes are in default as described in the applicable prospectus supplement; and

•       that those payments are subject to the effect of any cross-subordination or other intercreditor provisions set forth in the prospectus supplement for a series or class of pass through certificates.

Scheduled payments of principal, premiums, if any, and interest on, the unpaid principal amount of the equipment notes held in each pass through trust will be scheduled to be received by the pass through trustee on the regular distribution dates specified in the applicable prospectus supplement. See “Description of the Equipment Notes General.” Subject to the effect of any cross-subordination or other intercreditor provisions set forth in the prospectus supplement for a series or class of pass through certificates, each pass through certificateholder of each pass through trust will be entitled to receive a pro rata share of any distribution in respect of scheduled payments of principal, premium, if any, and interest made on the equipment notes held in the pass through trust.

Payments of principal, premium, if any, and interest received by a pass through trustee on account of the early redemption, if any, of the equipment notes held in the pass through trust will be distributed on the special distribution dates provided in the applicable prospectus supplement. In addition, payments (other than scheduled payments received on a regular distribution date) received by a pass through trustee following a default under the equipment notes held in the pass through trust will be distributed on a special distribution date. However, unless otherwise specified in the applicable prospectus supplement, following a default under the equipment notes held in a pass through trust, payments received by the pass through trustee as a result of a drawing on a regular distribution date under any liquidity facility specified in the applicable prospectus supplement will be distributed on such regular distribution date. The pass through trustee will mail notice to the pass through certificateholders of record of the applicable pass through trust not less than 20 days prior to the special distribution date on which any payment is to be distributed by the pass through trustee.

Pool Factors

The pool factor (as defined below) for a pass through trust will decline in proportion to the scheduled repayments of principal on the equipment notes held in that pass through trust as described in the applicable prospectus supplement unless there has been

•       an early redemption,

•       a purchase of an issue of leased aircraft equipment notes by the owner trustee after an indenture default,

•       a default in the payment of principal in respect of one or more issues of the equipment notes held in a pass through trust or

•       certain actions have been taken following a default thereon, as described in the applicable prospectus supplement,

in which event the pool factor and the pool balance (as defined below) of each pass through trust so affected will be recomputed after giving effect to these events and notice thereof will be mailed to the pass through certificateholders of the pass through trust. Each pass through trust will have a separate pool factor.

Unless otherwise described in the applicable prospectus supplement, the “pool balance” for each pass through trust or for the pass through certificates issued by any pass through trust indicates, as of any date, the original aggregate face amount of the pass through certificates of such pass through trust less the aggregate amount of all payments made in respect of the pass through certificates of such pass through trust (other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith). The pool balance for a pass through trust as of any distribution date will be computed after giving effect to any payments on the equipment notes or other trust property held in that pass through trust and the distribution thereof to be made on that date.

Unless otherwise described in the applicable prospectus supplement, the “pool factor” for a pass through trust as of any distribution date is the quotient (rounded to the seventh decimal place) computed by dividing

•       the pool balance by

•       the aggregate original principal amount of the equipment notes held in that pass through trust.

The pool factor for a pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held in that pass through trust and distribution thereof to be made on that date. The pool factor for each pass through trust will initially be 1.0000000. Thereafter, the pool factor for a pass through trust will decline as described above to reflect reductions in the pool balance of that pass through trust. The amount of a pass through certificateholder’s pro rata share of the pool balance of a pass through trust can be determined by multiplying the original denomination of the holder’s pass through certificate by the pool factor for the pass through trust as of the applicable distribution date. The pool factor and the pool balance for a pass through trust will be mailed to pass through certificateholders of that pass through trust on each distribution date.

Reports to Certificateholders

On each distribution date, the pass through trustee will deliver to the pass through certificateholders of the related pass through trust, a statement, giving effect to the distribution to be made on that distribution date, setting forth the following information:

•       the amount of the distribution that is allocable to principal and the amount allocable to premium, if any (per $1,000 aggregate principal amount of pass through certificate);

•       the amount of the distribution that is allocable to interest (per $1,000 aggregate principal amount of pass through certificate) below; and

•       the pool balance and the pool factor for the pass through trust.

If so specified in the related prospectus supplement, the pass through trustee for a series or class of pass through certificates may include in this statement additional information, such as

•       the aggregate amount of funds distributed on the distribution date and the source of such funds and

•       in the case of a delayed purchase, certain information regarding any escrowed funds.

So long as the pass through certificates are registered in the name of Cede, as nominee for DTC, on the record date prior to each distribution date, the pass through trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the pass through certificates on such record date. On each distribution date, the pass through trustee will mail to each DTC Participant the statement described above and will make available additional copies as requested by a DTC Participant for forwarding to holders of beneficial interests in the pass through certificates.

In addition, after the end of each calendar year, the pass through trustee will prepare for each person which was a pass through certificateholder at any time during the preceding calendar year, a report containing the sum of the amounts determined pursuant to the first two bullets above for that calendar year or, in the event such person was a pass through certificateholder during only a portion of that calendar year, for the applicable portion of the calendar year. In addition, after the end of each calendar year, the pass through trustee will prepare for each person which was a pass through certificateholder at any time during the preceding calendar year, such other items as are readily available to the pass through trustee and which a pass through certificateholder reasonably requests as necessary for the preparation of its federal income tax returns. Such report and such other items will be prepared on the basis of information supplied to the pass through trustee by the DTC Participants and will be delivered by the pass through trustee to the DTC Participants to be available for forwarding by the DTC Participants to holders of beneficial interests in the pass through certificates in the manner described above.

If at any time the pass through certificates are issued in the form of definitive certificates, the pass through trustee will prepare and deliver the information described above to each pass through certificateholder of record as the name and period of beneficial ownership of such pass through certificateholder appears on the records of the registrar of the pass through certificates.

Voting of Equipment Notes

Subject to the effect of any cross-subordination provisions set forth in the related prospectus supplement, a pass through trustee, as holder of the equipment notes held in the pass through trust, has the right to vote and give consents and waivers under the equipment note indentures. The basic pass through trust agreement and related trust agreement supplement set forth

•       the circumstances in which the pass through trustee may direct any action or cast any vote as the holder of the equipment notes held in the applicable pass through trust at its own discretion;

•       the circumstances in which the pass through trustee must seek instructions from the pass through certificateholders; and

•       the percentage of pass through certificateholders required to direct the pass through trustee to take any action.

If specified in the related prospectus supplement, the right of a pass through trustee to vote and give consents and waivers with respect to the equipment notes held in the related pass through trust may, in the circumstances set forth in the intercreditor agreement, be exercisable by another person specified in the prospectus supplement.

Events of Default and Certain Rights Upon an Event of Default

The prospectus supplement related to a series or class of pass through certificates will specify the events of default under the pass through trust agreement and the events of default under the equipment note indentures. With respect to leased aircraft equipment notes, the indenture events of defaults will include events of default under the related lease. With respect to any equipment notes which are supported by a liquidity facility, the indenture events of default may include events of default under the liquidity facility. Unless otherwise provided in a prospectus supplement, all of the equipment notes issued under the same equipment note indenture will relate to one or more specific aircraft and there will be no cross-collateralization or cross-default provisions in the equipment note indentures. Events resulting in an event of default under any particular equipment note indenture will not necessarily result in an event of default under any other equipment note indenture.

As described below under “—Cross-Subordination Issues,” a prospectus supplement may provide the terms of any cross-subordination provisions among pass through trusts which hold separate, but related equipment notes. If these provisions are provided, payments made under an equipment note indenture under which an event of default has not occurred (and as to which payments continue to be made as scheduled) may be distributed first to the holders of the pass through certificates issued under the pass through trust which holds the most senior equipment notes issued under all related equipment note indentures.

With respect to leased aircraft equipment notes, the ability of the owner trustee or owner participant to cure indenture events of default, including indenture events of default that result from the occurrence of a lease event of default, will be described in the prospectus supplement. Unless otherwise provided in a prospectus supplement, a drawing under a liquidity facility for the purpose of making a payment of interest as a result of the failure by Northwest to have made a corresponding payment under the equipment notes or leases, as applicable, will not cure an indenture event of default related to such failure by Northwest.

The prospectus supplement related to a series or class of pass through certificates will set forth the percentage of pass through certificateholders entitled to direct the pass through trustee to take any action under the equipment notes held in the pass through trust and, if applicable, equipment notes issued under any other related equipment note indenture. If the equipment notes outstanding under an equipment note indenture are held by more than one pass through trust, then the ability of the pass through certificateholders in any one pass through trust to cause the loan trustee for the equipment notes held in that pass through trust to accelerate those equipment notes or to direct the exercise of remedies by the loan trustee under the equipment note indenture will depend, in part, upon the proportion between the aggregate principal amount of the equipment notes held in that pass through trust and the aggregate principal amount of all equipment notes outstanding under the same equipment note indenture. In addition, if cross subordination provisions are applicable to any series or class of pass through certificates, then the ability of the pass through certificateholders of any one pass through trust to cause the loan trustee for the equipment notes held in that pass through trust to accelerate those equipment notes or to direct the exercise of remedies by the loan trustee under the equipment note indenture will depend, in part, upon the class or series of equipment notes held in that pass through trust.

If the equipment notes outstanding under an equipment note indenture are held by more than one pass through trust, then each pass through trust will hold equipment notes with different terms from the equipment notes held in the other pass through trusts and therefore the pass through certificateholders of a pass through trust may have divergent or conflicting interests from those of the pass through certificateholders of the other pass through trusts holding equipment notes relating to the same equipment note indenture. In addition, so long as the same institution acts as pass through trustee of each pass through trust, in the absence of instructions from the pass through certificateholders of any such pass through trust, the pass through trustee for such pass through trust could for the same reason be faced with a potential conflict of interest upon an indenture event of default. In such event, the pass through trustee has indicated that it would resign as pass through trustee of one or all such pass through trusts, and a successor trustee would be appointed in accordance with the terms of the basic pass through trust agreement.

The prospectus supplement for a series or class of pass through certificates will specify whether and under what circumstances the pass through trustee may or must sell for cash all or part of the equipment notes. Any proceeds received by the pass through trustee upon any equipment note sale will be deposited in a special payments account established by the pass through trustee for the benefit of the pass through certificateholders of the related pass through trust. The market for equipment notes in default may be very limited, and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as pass through trustee of multiple pass through trusts, it may be faced with a conflict in deciding from which pass through trust to sell equipment notes to available buyers. If the pass through trustee sells any equipment notes for less than their outstanding principal amount, the pass through certificateholders of the related pass through trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Northwest, any owner trustee, owner participant, the pass through trustee or (except for NWA Corp.’s guarantee) their affiliates. Furthermore, neither the pass through trustee nor the pass through certificateholders of a pass through trust could take any action with respect to any remaining equipment notes held in that pass through trust so long as no indenture event of defaults exist with respect to those remaining equipment notes.

With respect to any pass through trust, the following amounts will be deposited into the special payments account and distributed to the related pass through certificateholders on a special payments date:

•       Any amount (other than scheduled payments received on a regular distribution date) distributed to the pass through trustee by the loan trustee under the related equipment note indenture following an indenture event of default.

•       If a prospectus supplement provides that the applicable owner trustee may, under circumstances specified therein, redeem or purchase the related equipment notes, the price paid by the owner trustee to the pass through trustee for those equipment notes.

Any funds held by a pass through trustee in the special payments account for the related pass through trust which represent payments on account of equipment notes which are in default, or the proceeds from the sale by the pass through trustee of any equipment notes held in the trust, will, to the extent practicable, be invested and reinvested by the pass through trustee in certain permitted investments specified in the related prospectus supplement.

The basic pass through trust agreement provides that the pass through trustee will, within 90 days after the occurrence of a pass through trust default, give the related pass through certificateholders notice, transmitted by mail, of all uncured or unwaived pass through trust defaults known to it. However, the pass through trustee will be protected in withholding notice of any pass through trust default, other than default in the payment of principal, premium, if any, or interest on any of the equipment notes held in the pass through trust, if it in good faith determines that the withholding of notice is in the interests of the pass through certificateholders. The term “default” as used in this paragraph means the occurrence of an event of default with respect to a pass through trust as described above, except that in determining whether any event of default has occurred, any grace period or notice requirement will be disregarded.

The basic pass through trust agreement contains a provision entitling the pass through trustee of a pass through trust, subject to the duty of the pass through trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the pass through certificateholders of that pass through trust before proceeding to exercise any right or power under the basic pass through trust agreement at the request of the pass through certificateholders.

The prospectus supplement for a series or class of pass through certificates will specify the percentage of pass through certificateholders entitled to waive, or to instruct the pass through trustee to waive, any past event of default under the pass through certificates and thereby annul any direction given as a result of that event. The prospectus supplement for a series or class of pass through certificates will also specify the percentage of pass through certificateholders (and whether of such pass through trust or of any other pass through trust holding equipment notes issued under related equipment note indentures) entitled to waive, or to instruct the pass through trustee or the loan trustee to waive, any past indenture event of default under the equipment notes held in that pass through trust and thereby annul any direction given as a result of that event.

Merger, Consolidation and Transfer of Assets

Northwest will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless

•       the surviving successor or transferee corporation (a) is a “citizen of the United States” (as defined in Section 40102(a)(15) of Title 49 of the United States Code) holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and with respect to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under the sections of Title 49, United States Code, relating to aviation and (b) expressly assume all of the obligations of Northwest contained in the basic pass through trust agreement and any trust agreement supplement, the note purchase or refunding agreements and the equipment note indentures and, with respect to any leased aircraft equipment notes, the participation agreements and the leases, and any other operative documents;

•       immediately after giving effect to such transaction, no indenture event of default or lease event of default has occurred or is continuing; and

•       Northwest has delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with these conditions.

Modifications of the Basic Agreement

The basic pass through trust agreement permits Northwest, NWA Corp. and the pass through trustee to enter into a supplemental trust agreement, without the consent of the holders of any of the pass through certificates,

•       to provide for the formation of a pass through trust and the issuance of a series or class of pass through certificates,

•       to evidence the succession of another corporation to Northwest or NWA Corp. and the assumption by such corporation of Northwest’s or NWA Corp.’s obligations under the basic pass through trust agreement and the applicable trust agreement supplement,

•       to add to the covenants of Northwest or NWA Corp. for the benefit of holders of pass through certificates, or to surrender any right or power in the basic pass through trust agreement conferred upon Northwest or NWA Corp.,

•       to cure any ambiguity or correct or supplement any defective or inconsistent provision of the basic pass through trust agreement or the applicable trust agreement supplement or to make any other provisions with respect to matters or questions arising under those agreements, provided the action does not adversely affect the interests of the holders of such pass through certificates,

•       to modify, eliminate or add to the provisions of the basic pass through trust agreement to the extent necessary to continue the qualification of the basic pass through trust agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended, and to add to the basic pass through trust agreement other provisions expressly permitted by the Trust Indenture Act,

•       to provide for a successor pass through trustee or to add to or change any provision of the basic pass through trust agreement as necessary to facilitate the administration of the pass through trusts thereunder by more than one pass through trustee,

•       to add, eliminate or change any provisions under the basic pass through trust agreement that will not adversely affect the pass through certificateholders in any material respect, provided that in each case, such modification does not cause the corresponding pass through trust to become taxable as an “association” within the meaning of Treasury Regulation Section 301.7701-2 or a “publicly traded partnership” within the meaning of Section 7704 of the Code taxable as a corporation and

•       to make any other amendments or modifications to the basic pass through trust agreement, provided such amendments or modifications shall only apply to pass through certificates issued thereafter.

The basic pass through trust agreement also contains provisions permitting Northwest, NWA Corp. and the pass through trustee of a pass through trust, with the consent of the pass through certificateholders of that pass through trust evidencing fractional undivided interests aggregating not less than a majority in interest, and, with respect to any leased aircraft, with the consent of the applicable owner trustee (whose consent cannot be unreasonably withheld), to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the basic pass through trust agreement, to the extent relating to such pass through trust, and the applicable trust agreement supplement, or modifying the rights of the pass through certificateholders. However, no supplemental trust agreement may, without the consent of each pass through certificateholder affected thereby,

•       reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee of payments on the equipment notes held in that pass through trust or any distributions in respect of any pass through certificate related to that pass through trust,

•       or change the date or place of any payment in respect of any pass through certificate, or make distributions payable in coin or currency other than that provided for in the pass through certificates, or impair the right of any pass through certificateholder of that pass through trust to institute suit for the enforcement of any such payment when due,

•       permit the disposition of any equipment note held in that pass through trust, except as provided in the basic pass through trust agreement or the applicable trust agreement supplement, or otherwise deprive any pass through certificateholder of the benefit of the ownership of the applicable equipment notes,

•       reduce the percentage of the aggregate fractional undivided interests of the pass through trust, the consent of the holders of which is required for any supplemental trust agreement or for any waiver provided for in the basic pass through trust agreement or the trust agreement supplement,

•       modify any of the provisions relating to the rights of the pass through certificateholders in respect of the waiver of events of default or receipt of payment or

•       cause the pass through trust to become taxable as an “association” within the meaning of Treasury Regulation Section 301.7701-2 or a “publicly traded partnership” within the meaning of Section 7704 of the Code taxable as a corporation.

Modification of Indenture and Related Agreements

The prospectus supplement will specify the pass through trustee’s obligations in the event that the pass through trustee, as the holder of any equipment notes held in a pass through trust, receives a request for its consent to any amendment, modification or waiver under the equipment note indenture or other documents relating to the applicable equipment notes (including any lease or any liquidity facility).

Cross-Subordination Issues

The equipment notes issued under an equipment note indenture may be held in more than one pass through trust and one pass through trust may hold equipment notes issued under more than one equipment note indenture. Unless otherwise provided in a prospectus supplement, only equipment notes of the same class or series may be held in the same pass through trust. In such event, payments made on account of a subordinate class or series of equipment notes issued under an equipment note indenture may, under circumstances described in the related prospectus supplement, be subordinated to the prior payment of all amounts owing to pass through certificateholders of a pass through trust which holds senior equipment notes issued under all related equipment note indentures. The prospectus supplement for an issuance of pass through certificates will describe any such “cross-subordination” provisions and any related terms, including the percentage of pass through certificateholders under any pass through trust which are permitted to grant waivers of defaults under any related equipment note indenture, to consent to the amendment or modification of any related equipment note indentures or to direct the exercise of remedial actions under any related equipment note indentures.

Termination of the Pass Through Trusts

The obligations of Northwest, NWA Corp. and the pass through trustee with respect to a pass through trust will terminate upon the distribution to pass through certificateholders of that pass through trust of all amounts required to be distributed to them pursuant to the basic pass through trust agreement and the applicable trust agreement supplement and the disposition of all property held in that pass through trust. The pass through trustee for a pass through trust will send to each pass through certificateholder of record, notice of the termination of the pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for that pass through trust. The final distribution to any pass through certificateholder of a pass through trust will be made only upon surrender of the pass through certificateholder’s pass through certificates at the office or agency of the pass through trustee specified in the notice of termination.

Delayed Purchase

In the event that, on the delivery date of any pass through certificates, all of the proceeds from the sale of the pass through certificates are not used to purchase the equipment notes contemplated to be held in the pass through trust, those remaining equipment notes may be purchased by the pass through trustee at any time on or prior to a subsequent date specified in the applicable prospectus supplement. In this event, the proceeds from the sale of pass through certificates not used to purchase equipment notes will be held under an arrangement described in the applicable prospectus supplement pending the purchase of the equipment notes not so purchased. If any proceeds are not subsequently used to purchase equipment notes by the date specified in the prospectus supplement, those proceeds will be returned to the holders of the related pass through certificates.

NWA Corp.’s Guarantee

NWA Corp. will unconditionally guarantee

•       with respect to owned aircraft equipment notes, the full and prompt payment of principal, premium, if any, and interest thereon when and as due and payable, whether at maturity, upon redemption or otherwise; and

•       with respect to leased aircraft equipment notes, the full and prompt payment of all amounts payable by Northwest under the related lease when and as the same shall become due and payable.

NWA Corp.’s guarantee will be enforceable without any need first to enforce any equipment note or lease against Northwest. NWA Corp.’s guarantee will be an unsecured obligation of NWA Corp.

Liquidity Facility

The related prospectus supplement may provide that one or more payments of interest on the pass through certificates of one or more series or classes will be supported by a liquidity facility issued by an institution identified in the related prospectus supplement. The provider of a liquidity facility will have a claim senior to the pass through certificateholders’ as specified in the related prospectus supplement.

The Trustee

The pass through trustee for each series or class of pass through certificates will be identified in the prospectus supplement. With certain exceptions, the pass through trustee will make no representations as to the validity or sufficiency of the basic pass through trust agreement, the trust agreement supplements, the pass through certificates, the equipment notes, the equipment note indentures, the leases or other related documents. With respect to any series or class of pass through certificates, the pass through trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding pass through certificates of that series or class. Subject to these provisions, no pass through trustee will be under any obligation to exercise any of its rights or powers under the basic pass through trust agreement at the request of any holders of pass through certificates issued thereunder unless those holders have offered to the pass through trustee indemnity satisfactory to it. The basic pass through trust agreement provides that the pass through trustee in its individual or any other capacity may acquire and hold pass through certificates and, subject to certain conditions, may otherwise deal with Northwest, NWA Corp. and, with respect to the leased aircraft, with any owner trustee and owner participant with the same rights it would have if it were not the pass through trustee.

The pass through trustee may resign under any or all of the pass through trusts at any time, in which event Northwest will be obligated to appoint a successor pass through trustee. If a pass through trustee

•       ceases to be eligible to continue as pass through trustee or

•       becomes incapable of acting as pass through trustee or

•       becomes insolvent,

Northwest may remove that pass through trustee. In addition, upon the occurrence of any of these events any person who has been a pass through certificateholder of the related pass through trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor pass through trustee. Any resignation or removal of the pass through trustee and appointment of a successor pass through trustee will not become effective until acceptance of the appointment by the successor pass through trustee. Pursuant to the resignation and successor pass through trustee provisions, it is possible that a different pass through trustee could be appointed to act as the successor pass through trustee. All references in this prospectus to the pass through trustee should be read to take into account the possibility that the pass through trusts could have different successor pass through trustees in the event of a resignation or removal.

The basic pass through trust agreement provides that Northwest will pay the pass through trustee’s fees and expenses and indemnify the pass through trustee against certain liabilities.

DESCRIPTION OF THE EQUIPMENT NOTES

The statements made under this caption are summaries and reference is made to the entire prospectus and detailed information appearing in the applicable prospectus supplement. Where no distinction is made between owned aircraft equipment notes and leased aircraft equipment notes, or between their respective equipment note indentures, such statements refer to any equipment notes and any equipment note indenture.

To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of such prospectus supplement will control.

General

All equipment notes will be issued under a separate equipment note indenture,

•       in the case of leased aircraft equipment notes, between the related owner trustee of a trust for the benefit of an owner participant who is the beneficial owner of the related aircraft, and the related loan trustee, or

•       between Northwest and the related loan trustee.

The equipment notes issued pursuant to the first bullet point of the preceding sentence will be nonrecourse obligations of the applicable owner trust. Each equipment note will be authenticated under an equipment note indenture by the loan trustee. All equipment notes issued under the same equipment note indenture will relate to, and be secured by, one or more aircraft identified and described in the related prospectus supplement. In the case of leased aircraft equipment notes, those aircraft will be leased to Northwest pursuant to a lease between the owner trustee under the applicable owner trust and Northwest. In the case of owned aircraft equipment notes, those aircraft will be owned by Northwest.

With respect to each aircraft which is leased to Northwest, the related owner trustee has acquired or will acquire those aircraft from Northwest or the manufacturer of the aircraft, as the case may be, and will grant a security interest in those aircraft to the related loan trustee as security for the payments of the related equipment notes. In addition, the related owner trustee will lease those aircraft to Northwest pursuant to a lease which will be assigned to the related loan trustee. Pursuant to each lease, Northwest will be obligated to make or cause to be made rental and other payments to the related loan trustee on behalf of the related owner trustee in amounts that will be sufficient to make payments of the principal, premium, if any, and interest required to be made in respect of the related equipment notes when and as due and payable.

The obligations of Northwest

•       to pay rent under each lease;

•       under the owned aircraft equipment notes; and

•       under the equipment note indenture for owned aircraft equipment notes will be general obligations of Northwest. Except in certain circumstances involving Northwest’s purchase of a leased aircraft and the assumption of the equipment notes related thereto, the leased aircraft equipment notes will be issued by an owner trust and will not be obligations of, or guaranteed by, Northwest.

Principal and Interest Payments

Interest received by a pass through trustee on the equipment notes held in a pass through trust will be passed through to the pass through certificateholders of that pass through trust on the dates and at the rate per annum set forth in the applicable prospectus supplement until the final distribution for that pass through trust. Principal received by a pass through trustee on the equipment notes held in a pass through trust will be passed through to the pass through certificateholders of that pass through trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for that pass through trust.

If any date scheduled for any payment of principal, premium, if any, or interest on the equipment notes is not a business day in the jurisdictions identified in the applicable prospectus supplement, that payment will be made on the next succeeding business day without any additional interest.

Redemption

The applicable prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the equipment notes may be redeemed or purchased prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain redemptions or purchases and other terms applying to the redemptions or purchases of such equipment notes.

Security

The leased aircraft equipment notes issued by an owner trust will be secured by

•       an assignment by the related owner trustee to the related loan trustee of many of its rights under the lease, including the right to receive payments of rent thereunder,

•       a mortgage in the aircraft granted to the related loan trustee, subject to the rights of Northwest under the lease or leases, and

•       an assignment to the related loan trustee of certain of the owner trustee’s rights under the aircraft purchase agreement between Northwest and the related manufacturer.

Under the terms of each lease, Northwest’s obligations in respect of the aircraft leased to it will be those of a lessee under a “net lease.” Accordingly, Northwest will be obligated, among other things and at its expense, to cause each leased aircraft to be duly registered, to pay all costs of operating such aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) the leased aircraft.

The assignment by an owner trustee to the related loan trustee of its rights under a lease will exclude, among other things,

•       rights of the owner trustee and the related owner participant relating to indemnification by Northwest for certain matters,

•       insurance proceeds payable to the owner trustee in its individual capacity and to the owner participant under liability insurance maintained by Northwest pursuant to the lease or by the owner trustee or owner participant,

•       insurance proceeds payable to the owner trustee in its individual capacity or to the owner participant under certain casualty insurance maintained by the owner trustee or owner participant pursuant to the lease and

•       any rights of the owner participant or owner trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

The owned aircraft equipment notes will be secured by

•       a mortgage granted to the related loan trustee of all of Northwest’s right, title and interest in and to the aircraft, and

•       if so provided in the related prospectus supplement, an assignment to the loan trustee of certain of Northwest’s rights under the aircraft purchase agreement between Northwest and the related manufacturer.

Under the terms of each equipment note indenture related to owned aircraft equipment notes, Northwest will be obligated, among other things and at its expense, to cause each owned aircraft to be duly registered, to pay all costs of operating such aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such aircraft.

The prospectus supplement will specify the required insurance coverage for the aircraft.

Northwest will be required, except under certain circumstances, to keep each aircraft registered under the Federal Aviation Act of 1958, as amended (the “Federal Aviation Act”), and to record the equipment note indentures and the leases, if applicable, among other documents, under the Federal Aviation Act. This recordation will give the related loan trustee a perfected security interest in the related aircraft whenever it is located in the United States or any of its territories and possessions. The Convention on the International Recognition of Rights in aircraft (the “Convention”) provides that this security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

Northwest will have the right, subject to certain conditions, at its own expense to register each aircraft in countries other than the United States. Each aircraft may also be operated by Northwest or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related loan trustee’s security interest would be recognized in an aircraft located in a country that is not a party to the Convention, and the extent to which this security interest would be recognized in a jurisdiction adhering to the Convention if the aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an equipment note indenture event of default, the ability of the related loan trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if the aircraft was registered or located outside the United States.

Unless otherwise specified in the applicable prospectus supplement, the equipment notes will not be cross-collateralized and consequently the equipment notes issued in respect of any one aircraft will not be secured by any other aircraft or, in the case of leased aircraft equipment notes, the lease. Unless and until an indenture event of default with respect to a leased aircraft equipment note has occurred and is continuing, the related loan trustee may exercise only limited rights of the related owner trustee under the related lease.

Funds, if any, held from time to time by the loan trustee, will be invested and reinvested by the loan trustee. These investments and reinvestments will be at the direction of Northwest in certain investments described in the related equipment note indenture. These investments will not be made at the direction of Northwest in the case of a lease event of default or an equipment note indenture event of default, as applicable. The net amount of any loss resulting from any investments made at the direction of Northwest will be paid by Northwest.

Section 1110 of the Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to “equipment” (as defined in Section 1110 of the Bankruptcy Code) to take possession of this equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected after 60 days after the filing of a petition under Chapter 11 of the Bankruptcy Code by

•       the automatic stay provision of the Bankruptcy Code, which provision enjoins creditors’ remedies except with the court’s approval,

•       the provision of the Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period,

•       Section 1129 of the Bankruptcy Code, which governs the confirmation of plans of reorganization in Chapter 11 cases, and

•       any power of the bankruptcy court to enjoin a repossession.

Section 1110 provides that the right to take possession of an aircraft may not be exercised for 60 days following the date of commencement of the reorganization proceedings and may not be exercised at all after this 60-day period (or a longer period if consented to by the lessor, conditional vendor or holder of a security interest), if the trustee in reorganization agrees to perform the debtor’s obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor, the appointment of a trustee or custodian or the failure to satisfy any penalty rate or provision relating to a default arising from any failure by the debtor to perform nonmonetary obligations under the applicable agreement). “Equipment” is defined in Section 1110 of the Bankruptcy Code, in part, as “an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49) that is subject to a security interest granted by, leased to or conditionally sold to a debtor that is a citizen of the United States (as defined in section 40102 of title 49) holding an air carrier operating certificate issued by the Secretary of

Transportation pursuant to chapter 47 of title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.”

Section 1110 does not prevent the trustee or debtor-in-possession from rejecting a lease or demanding a renegotiation of a lease as a condition to not rejecting the lease. In addition, if more than one aircraft are leased pursuant to a master lease and accompanying lease supplement, the applicability of Section 1110 might be determined on an aircraft-by-aircraft basis. Assuming Section 1110 is applicable to all aircraft subject to a master lease, Section 1110 may not prevent the trustee or debtor-in-possession from complying with the provisions of Section 1110 with respect to some lease supplements, and thereby retaining possession of the related aircraft, and not complying with the provisions of Section 1110 with respect to other lease supplements, and thereby enabling a repossession of other aircraft.

In connection with any issuance of pass through certificates under this prospectus and the applicable prospectus supplement, Northwest will receive an opinion from its counsel to the effect that

•       with respect to any aircraft leased to Northwest, the related owner trustee, as lessor under the lease, and the related loan trustee, as assignee of the owner trustee’s rights under the lease pursuant to the related equipment note indenture, would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the aircraft initially delivered under the lease and subjected to the related equipment note indenture or

•       with respect to any aircraft which is owned by Northwest, the loan trustee under the related equipment note indenture would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the aircraft initially subjected to the related equipment note indenture.

These opinions will not address the possible replacement of an aircraft after an event of loss (as defined in the equipment note indenture) in the future.

Ranking of Equipment Notes

Some of the equipment notes related to one or more aircraft, as described in the related prospectus supplement, may be subordinated and junior in right of payment to other equipment notes related to the same aircraft. The terms of the subordination, if any, will be described in the related prospectus supplement.

Payments and Limitation of Liability

Each leased aircraft will be leased by the related owner trustee to Northwest for a term which commences on the delivery date of the aircraft to the owner trustee and expires on a date not earlier than the latest maturity date of the related equipment notes, unless previously terminated as permitted by the terms of the related lease. The basic rent and other payments under each lease will be payable by Northwest in accordance with the terms specified in the applicable prospectus supplement, and will be assigned by the owner trustee under the related equipment note indenture to the related loan trustee to provide the funds necessary to pay principal, premium, if any, and interest due from the owner trustee on the related equipment notes. In certain cases, the basic rent payments under a lease may be adjusted, but each lease will provide that under no circumstances will rent payments by Northwest be less than the scheduled payments on the related equipment notes. The balance of any basic rent payment under a lease, after payment of amounts due on the related equipment notes, will be paid over to the applicable owner participant.

None of the owner trustees, the owner participants or the loan trustees will be personally liable for amounts payable under the leased aircraft equipment notes issued by an owner trust. Except as provided in the equipment note indenture related to any leased aircraft equipment notes, neither the owner trustees nor the loan trustees will be personally liable for any amount payable under these equipment note indentures. Additionally, except as otherwise provided in the related equipment note indenture, no owner trustee will be personally liable for any statements, representations, warranties, agreements or obligations under the equipment note indentures or under the leased aircraft equipment notes except for its own willful misconduct or gross negligence. None of the owner participants will have any duty or responsibility under the equipment note indentures or under the leased aircraft equipment note to the related loan trustee or to any holder of any leased aircraft equipment note.

Except in the circumstances referred to above, all amounts payable under any equipment notes issued by an owner trust in connection with the lease of aircraft to Northwest, other than payments made in connection with an optional redemption or purchase by the related owner trustee or the related owner participant, will be made only from

•       the assets subject to the lien of the related equipment note indenture or the income and proceeds received by the related loan trustee therefrom, including rent payable by Northwest under the related lease); and

•       if so provided in the related prospectus supplement, the applicable liquidity facility.

Defeasance of the Indentures and the Equipment Notes in Certain Circumstances

Unless otherwise specified in the applicable prospectus supplement, each equipment note indenture provides that the obligations of the loan trustee, the owner trustee or Northwest, as applicable, under that applicable equipment note indenture will be deemed to have been discharged and paid in full (except for certain obligations, including the obligations to register the transfer or exchange of equipment notes, to maintain paying agencies and to hold money for payment in trust) on the 91st day after the irrevocable deposit with the loan trustee of money or certain obligations of the United States which will provide money in an aggregate amount sufficient to pay when due principal, premium, if any, and interest on all related equipment notes in accordance with their terms. A discharge may occur only if, among other things, there has been published by the Internal Revenue Service a ruling to the effect that holders of the related equipment notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if the deposit, defeasance and discharge had not occurred.

Upon

•       a defeasance,

•       payment in full of the principal, premium, if any, and interest on all equipment notes issued under an equipment note indenture on the maturity date or

•       deposit with the loan trustee no earlier than one year prior to the maturity date of money sufficient for payment in full of the principal, premium, if any, and interest on all equipment notes issued under an equipment note indenture on the maturity date, the holders of these equipment notes will have no beneficial interest in or other rights with respect to the related aircraft or other assets subject to the lien of the equipment note indenture and the lien will terminate.

Assumption of Lease Obligations by Northwest

Unless otherwise specified in the applicable prospectus supplement, upon the exercise by Northwest of any purchase options it may have under a lease prior to the end of the term of that lease, Northwest may assume on a full recourse basis all of the obligations of the owner trustee (other than its obligations in its individual capacity) under the related equipment note indenture, including the obligations to make payments in respect of the equipment notes. In this event, certain relevant provisions of the lease, including provisions relating to maintenance, possession and use of the related aircraft, liens, insurance and events of default, will be incorporated into the assumed equipment note indenture, and the equipment notes issued under the assumed equipment note indenture will not be redeemed and will continue to be secured by such aircraft.

Liquidity Facility

The related prospectus supplement may provide that one or more payments of interest on the related equipment notes of one or more series or classes or distributions made by the pass through trustee of the related pass through trust will be supported by a liquidity facility. The provider of the liquidity facility will be identified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the provider of the liquidity facility will have a senior claim upon the assets securing the equipment notes.

Intercreditor Issues

Equipment notes may be issued in different classes or series, which means that the equipment notes may have different payment priorities even though they are issued by the same issuer and relate to the same aircraft. In this event, the related prospectus supplement will describe the priority of distributions among the equipment notes and any liquidity facilities, the ability of any class or series to exercise and/or enforce any remedies with respect to the related aircraft and, if applicable, the related lease, and certain other intercreditor terms and provisions.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion represents the opinion of Cadwalader, Wickersham & Taft LLP as to the principal U.S. federal income tax consequences to pass through certificateholders of the purchase, ownership and disposition of the pass through certificates. Except as otherwise specified, the discussion is addressed to beneficial owners of pass through certificates (“U.S. Certificateholders”) that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State, estates the income of which is subject to U.S. federal income taxation regardless of its source or, generally, trusts if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more of the foregoing persons have the authority to control all substantial decisions of such trust (“U.S. Persons”) that will hold the pass through certificates as capital assets. This discussion does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, dealers in securities or commodities, tax-exempt entities, certificateholders that hold pass through certificates as part of a hedging, integrated, conversion or constructive sale transaction or a straddle or holders that have a “functional currency” other than the U.S. Dollar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire pass through certificates as part of the initial offering. This discussion does not describe any tax consequences arising under the laws of any State, locality or taxing jurisdiction other than the United States.

If a partnership holds pass through certificates, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners of a partnership holding pass through certificates should consult their own tax advisors. If you are partner of a partnership holding our pass through certificates, you should consult your tax advisors.

This discussion is based upon the tax laws of the United States as in effect on the date of this prospectus, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of the pass through certificates.

Tax Status of the Pass Through Trusts

In the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to Northwest, each pass through trust will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and will not be subject to federal income tax. Each pass through trust will file federal income tax returns and report to investors on the basis that it is a grantor trust under Subpart E, Part I of Subchapter J of the Code. If a pass through trust were treated as a partnership for U.S. federal income tax purposes rather than as a grantor trust, in the opinion of Cadwalader, Wickersham & Taft LLP, the consequences to U.S. Certificateholders and, to the extent described below, Non-U.S. Certificateholders, would not be materially different. See “Trusts Classified as Partnerships” below. The remainder of this discussion describes the consequences of the treatment as a grantor trust. Pass through certificateholders who are not U.S. Persons should consult their own tax advisors as to the suitability to them of an investment in the pass through certificates.

Taxation of Certificateholders Generally

A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the equipment notes and any other property held by the related pass through trust. Accordingly, each U.S. Certificateholder’s share of interest paid on the equipment notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such owner’s method of accounting for U.S. federal income tax purposes and a U.S. Certificateholder’s share of premium, if any, paid on the equipment notes will be treated as capital gain. Any amounts received by a pass through trust from drawings under a liquidity facility will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding pass through trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the pass through trustee and the liquidity facility provider, will be borne by parties other than the pass through certificateholders. It is possible that such fees and expenses will be treated as constructively received by the pass through trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder’s share of such fees or expenses will be allowed only to the extent that all of such holder’s miscellaneous itemized deductions, including such holder’s share of such fees and expenses, exceed 2% of such holder’s adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code.

Effect of Subordination of Subordinated Certificateholders

If any pass through trust with respect to a series or class which is subordinated with respect to other pass through trusts of the same series or class (such pass through trusts being the “Subordinated Trusts” and the related pass through certificates being the “Subordinated Certificates”) receives less than the full amount of the receipts of principal or interest paid with respect to the equipment notes held by it (any shortfall in such receipts being the “Shortfall Amounts”) because of the subordination of the equipment notes held by that pass through trust under an intercreditor agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the “Subordinated Certificateholders”) would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant preferred class of pass through certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

Under this analysis,

•       Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of pass through certificateholders,

•       a loss would only be allowed to the Subordinated Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and

•       reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinated Certificateholders because the reimbursed amount was previously included in income.

These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Original Issue Discount

The equipment notes may be issued with original issue discount (“OID”), which may require U.S. Certificateholders to include the OID in gross income in advance of the receipt of the stated interest on the equipment notes. The prospectus supplement will state whether any equipment notes to be held by the related pass through trust will be issued with OID. Generally, a holder of a debt instrument issued with original issue discount that is not de minimis must include the original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

Market Discount

Generally, the term “market discount” means the excess of the remaining principal amount of a pass through certificate over the holder’s tax basis in that pass through certificate immediately after its acquisition, subject to a de minimis exception.

A holder who acquires a pass through certificate at a market discount will be required to treat any gain realized on the disposition of this pass through certificate, except in certain nonrecognition transactions, as ordinary income to the extent of the market discount treated as accrued but not included in income during the period that the holder held the pass through certificate. Further, a disposition of a pass through certificate by gift (and in certain other circumstances) could result in the recognition of market discount income, computed as if the pass through certificate had been sold for its fair market value.

In the case of a partial principal payment on indebtedness subject to the market discount rules, Section 1276 of the Code requires that the partial payment be included in gross income as ordinary income to the extent it does not exceed the market discount that has accrued during the period the indebtedness was held. The amount of any accrued market discount later required to be included in income upon a disposition, or subsequent partial principal payment, will be reduced by the amount of accrued market discount previously included in income.

Until Treasury regulations are issued, the explanatory Conference Committee Report to the Tax Reform Act of 1986 (the “Conference Report”) indicates that holders of installment obligations, such as the equipment notes, with market discount may elect to accrue market discount either

•       on the basis of a constant interest rate or

•       in the ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the installment obligation as of the beginning of such period.

Under Section 1277 of the Code, if in any taxable year interest paid or accrued on indebtedness incurred or continued to purchase or carry indebtedness subject to the market discount rules exceeds the interest currently includable in income with respect to this indebtedness, deduction of the excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

A holder of a pass through certificate acquired at a market discount may elect under Section 1278 of the Code, in the manner provided by Revenue Procedure 92-67, 1992-34 I.R.B. 6, to include such discount in income as it accrues. The current inclusion election applies to all market discount obligations acquired on or after the first day to which the election applies, and may not be revoked without the consent of the IRS. If a holder of a pass through certificate elects to include market discount in income as it accrues, the foregoing rules of Section 1276 and 1277 of the Code with respect to the recognition of ordinary income on a sale or other disposition of such pass through certificate and the deferral of interest deductions on indebtedness related to such pass through certificate would not apply.

The IRS is authorized to issue regulations to implement the market discount provisions of the Code. No regulations have been issued or proposed. It is impossible to anticipate what effect, if any, regulations could have on the pass through certificateholders.

Amortizable Bond Premium

A U.S. Certificateholder should generally be considered to have acquired an interest in an equipment note at a premium to the extent the purchaser’s tax basis allocable to its interest exceeds the remaining principal amount of the equipment note allocable to its interest. In that event, a U.S. Certificateholder who holds a pass through certificate as a capital asset may elect to amortize that premium as an offset to interest income under Section 171 of the Code with corresponding reductions in the U.S. Certificateholder’s tax basis in its pass through certificate. In the case of installment obligations (such as the equipment notes), the Conference Report indicates a Congressional intent that amortization will be in accordance with the same rules that will apply to the accrual of market discount on installment obligations (see discussion above).

Under certain circumstances, amortizable bond premium may be determined by reference to any early call date. It is unclear how the amortizable bond premium rules apply where, as in the case with the equipment notes, the amount of redemption premium payable on an early call date is unknown. In addition, the treatment of any unamortized bond premium remaining at the time of an early call is unclear.

The U.S. Certificateholders are urged to consult their own tax advisors as to the treatment of any amortizable bond premiums.

Sale or Other Disposition of the Certificates

Upon the sale, exchange or other disposition of a pass through certificate, a U.S. Certificateholder will recognize gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder’s adjusted tax basis in the related equipment notes and any other assets held by the corresponding pass through trust. A U.S. Certificateholder’s adjusted tax basis will equal the holder’s cost for its pass through certificate, plus any accrued OID or market discount previously included in income or less any amortized bond premium or any previously recognized losses or prior principal payments. Any gain or loss generally will be capital gain or loss (other than accrued market discount not previously included in income) if the pass through certificate was held as a capital asset.

Trusts Classified as Partnerships

If a Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Trust will be calculated at the Trust level but the Trust itself will not be subject to U.S. federal income tax. A U.S. Certificateholder would be required to report its share of the Trust’s items of income and deduction on its tax return for its taxable year within which the Trust’s taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Certificateholder’s basis in its interest in the Trust would be equal to its purchase price therefor (including its share of any funds withdrawn from the Depositary and used to purchase Equipment Notes), plus its share of the Trust’s net income, minus its share of any net losses of the Trust, and minus the amount of any distributions from the Trust. In the case of an original purchaser of a Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting. A subsequent purchaser, however, generally would be subject to tax on the same basis as an original holder with respect to its interest in the Trust, and would not be subject to the market discount rules or the bond premium rules during the duration of the Trust. Non-U.S. Certificateholders (as defined below) should not be subject to U.S. withholding tax to the extent provided under “Foreign Certificateholders” below and should not be treated as engaged in a U.S. trade or business solely by reason of a Trust being classified as a partnership.

Foreign Certificateholders

Subject to the discussion of backup withholding below, payments of principal and interest (including OID) on the equipment notes to, or on behalf of, any beneficial owner of a pass through certificate that is not a U.S. Person (a “Non-U.S. Certificateholder”) will not be subject to U.S. federal withholding tax; provided, in the case of interest, that

•       such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of any owner participant (in the case of leased aircraft equipment notes) or of Northwest (in the case of owned aircraft equipment notes),

•       such Non-U.S. Certificateholder is not (i) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business or (ii) a controlled foreign corporation for U.S. tax purposes that is related to an owner participant (in the case of leased aircraft equipment notes) or of Northwest (in the case of owned aircraft equipment notes), and

•       either (A) the Non-U.S. Certificateholder certifies on Form W-8BEN, under penalties of perjury, that it is not a U.S. Person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) and holds the Certificate certifies on Form W-8IMY, under penalties of perjury, that the beneficial owner is a Non-U.S. Certificateholder and such owner has furnished to it the applicable certification or other proof of foreign status. Such an intermediary or a pass-through entity that holds the Certificate may be required to attach the beneficial owner’s Form W-8BEN to the Form W-8IMY.

Non-U.S. Certificateholders should consult their own tax advisors as to the information required to be furnished to such an intermediary or other pass-through entity.

Any capital gain realized upon the sale, exchange, retirement or other disposition of a pass through certificate or upon receipt of premium paid on an equipment note by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if

•       such gain is not effectively connected with a U.S. trade or business of the holder and

•       in the case of an individual, the Non-U.S. Certificateholder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

Any interest or gain described in the two preceding paragraphs will be subject to U.S. federal income tax and return filing requirements if it is effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Certificateholder.

Backup Withholding

In general, information reporting requirements will apply to certain payments within the United States of principal, interest, OID and premium on the pass through certificates, and to payments of the proceeds of certain sales of pass through certificates made to U.S. Certificateholders other than certain exempt recipients (such as corporations). A “backup withholding” tax at a rate of 28% (which rate will be increased after 2010 to 31%) may apply to such payments if the holder fails or has failed to provide an accurate taxpayer identification number or otherwise establish an exemption or fails to report in full interest income. With respect to Non-U.S. Certificateholders, payments made on a pass through certificate and proceeds from the sale of a pass through certificate owned by a Non-U.S. Certificateholder will generally not be subject to such information reporting requirements or backup withholding tax if such Non-U.S. Certificateholder provides the applicable statement as to its non-U.S. status or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

IRS Form 8886 Disclosure

U.S. Certificateholders that recognize a loss on a sale or exchange of a pass through certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) with their federal income tax returns.

ERISA CONSIDERATIONS

Unless otherwise indicated in the applicable prospectus supplement, interests in the pass through certificates may, subject to certain legal restrictions, be purchased and held by an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), subject to Title I of ERISA, a plan subject to Section 4975 of the Code and any other plan, account or arrangement subject to any federal, state, local, non-U.S. or other laws or regulations that are similar to any of the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”). A fiduciary of any such plan, account or arrangement must determine that the purchase and holding of an interest in a pass through certificate is consistent with its fiduciary duties and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a violation under any applicable Similar Laws.

PLAN OF DISTRIBUTION

Northwest may sell the offered securities in one or more of the following ways from time to time:

•       by or through underwriters,

•       by itself directly to investors or other persons,

•       through dealers or agents or

•       through a combination of any of these methods of sale.

The offered securities may be sold

•       at a fixed price or prices, which may be changed,

•       from time to time at market prices prevailing at the time of sale,

•       at prices related to those market prices, or

•       at negotiated prices.

The prospectus supplement relating to an offering of offered securities will set forth the terms of that offering, including:

•       the name or names of any underwriters, dealers or agents involved in the offer and sale of the offered securities,

•       any underwriting compensation paid by Northwest to underwriters, dealers or agents in connection with the offering and any discounts, concessions or commissions allowed by underwriters to participating dealers,

•       the purchase price of the offered securities and the proceeds to Northwest from the sale,

•       any delayed delivery arrangements,

•       the initial public offering price, and

•       any securities exchanges on which the offered securities may be listed.

Dealer trading may take place in certain of the offered securities, including offered securities not listed on any securities exchange. Any initial public offering price and any discounts or commissions allowed or reallowed or paid to dealers may change.

In connection with the sale of offered securities, underwriters may be deemed to have received compensation from Northwest in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agent. Underwriters may sell offered securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agent.

If Northwest directly uses a dealer in the sale of offered securities, Northwest will sell the offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will set forth the terms of any of those sales.

Northwest may offer and sell offered securities through agents designated by Northwest from time to time. The applicable prospectus supplement will set forth any commissions payable by Northwest to the agent. Unless the applicable prospectus indicates otherwise, the agent will be acting on a best efforts basis for the period of its appointment.

Northwest may directly solicit offers to purchase offered securities and sell them directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the offered securities. The applicable prospectus supplement will describe the terms of any of those sales.

Except as set forth in the applicable prospectus supplement, no director, officer or employee of Northwest or NWA Corp. will solicit or receive a commission in connection with direct sales by Northwest of the offered securities, although these persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any of these direct sales.

Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters, dealers and agents may be entitled, under agreements with Northwest and NWA Corp., to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933 as a result of material misstatements and omissions. Underwriters, dealers and agents may also be entitled to reimbursement by Northwest and NWA Corp. for certain expenses. Underwriters, dealers and agents may engage in transactions with, or perform services for, NWA Corp., Northwest and NWA Corp.’s other subsidiaries in the ordinary course of business.

If the applicable prospectus supplement so indicates, we will authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities from us at the public offering price indicated in the prospectus supplement through delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will specify the conditions of these contracts and the commission payable for solicitation of the contracts.

If Northwest uses an underwriter or underwriters in the sale of any offered securities, the applicable prospectus supplement will contain a statement as to the underwriters’ intention, if any, at the date of the prospectus supplement to make a market in the offered securities. No assurances can be given that there will be a market for the offered securities.

The applicable prospectus supplement will set forth the place and time of delivery for the offered securities. Northwest will issue the debt securities that are issuable upon exercise of warrants upon payment of the exercise price and otherwise in accordance with the relevant terms applicable to the warrants as described in the applicable prospectus supplement.

LEGAL OPINIONS

Unless the applicable prospectus supplement indicates otherwise, the validity of the pass through certificates and NWA Corp.’s guarantee will be passed upon for Northwest and NWA Corp. by Simpson Thacher & Bartlett, New York, New York. In rendering that opinion, Simpson Thacher & Bartlett will be relying as to matters of Minnesota law on an opinion from the Vice President, Law and Secretary of NWA Corp. and Northwest. Unless the applicable prospectus supplement indicates otherwise, Simpson Thacher & Bartlett will rely on the opinion of counsel for the pass through trustee as to certain matters relating to the authorization, execution and delivery of such pass through certificates by, and the valid and binding effect thereof on, such pass through trustee. Certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft LLP, New York, New York, special tax counsel to Northwest.

EXPERTS

Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of NWA Corp., as set forth in their report, which is included in NWA Corp.’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated by reference in this prospectus. Such consolidated financial statements and schedule are incorporated by reference in this prospectus in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.